As filed with the Securities and Exchange Commission on August 29, 2022

Registration No. 333-262261

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUTO PARTS 4LESS GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	7389	90-1494749
Incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification Number)

Incorp Services, Inc.
2360 Corporate Circle, Suite 400
Henderson, Nevada 89074
(702) 866-2500
(Name, address, telephone number of agent for service)

106 W. Mayflower
Las Vegas, Nevada 89030
(702) 267-6100
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies to:

Frederick M. Lehrer, P.A. Attorney and Counselor at Law Counsel to The 4Less Group, Inc. flehrer@securitiesattorney1.com (561) 706-7646	Marc Ross, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel.: (212) 930-9700

Approximate date of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

- ii -

The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2022

3,600,000 Units

Each Unit Consisting of

One Share of Common Stock and

One Common Stock Purchase Warrant to Purchase One Share of Common Stock

Auto Parts 4Less Group, Inc.

This is a firm commitment underwritten public offering of 3,600,000 units (the “Units”), based on an assumed initial offering price range of $5.00 to $7.00 per Unit, the anticipated price range of the Units, of Auto Parts 4Less Group, a Nevada corporation (the “Company”, “we”, “us”, “our”). Each Unit consists of one share of common stock, $0.000001 par value per share (“Common Stock”), and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock at an exercise price of between $5.00 to $7.00 per share, constituting 100% of the price of each Unit sold in this offering based on an assumed initial offering price of between $5.00 to $7.00 per Unit. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our Warrants. Our Common Stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “FLES” On August 26, 2022, the last reported sale price of our Common Stock was $5.40 per share. We have applied to list our Common Stock and Warrants on the Nasdaq Capital Market (“NASDAQ”) under the symbols “FLEX” and “FLESW,” respectively. No assurance can be given that our Common Stock and Warrants will be approved for listing on NASDAQ or that the trading prices of our Common Stock on the OTCQB market will be indicative of the prices of our Common Stock if our Common Stock were traded on the Nasdaq Capital Market. This offering will occur only if NASDAQ approves the listing of our Common Stock and Warrants.

The offering price of the Units will be determined between the underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock and the warrants.

On December 15, 2021, a majority of our shareholders consented to a Reverse Stock Split of our Common Stock at a ratio within the range of one (1) share of Common Stock to be issued for each one and a half (1.5) through ten (10) shares of Common Stock currently held, with such ratio to be determined at the sole discretion of our Board of Directors, as evidenced presented in our Definitive Information Statement Pursuant to Section 14(c) as filed with the SEC on January 6, 2022 (the “Reverse Stock Split”).

On April 6, 2022, our Board unanimously voted that the range of such Reverse Stock Split shall be set at one (1) share of Common Stock to be issued for each ten (10) shares of Common Stock currently held. Pursuant to such consent and Definitive Information Statement, we filed a Corporate Action with the Financial Industry Regulatory Authority (“FINRA”) to effectuate such Reverse Stock Split with OTC Markets. On April 26, 2022, pursuant to notification from FINRA that such Corporate Action was prepared to proceed, we filed with the Secretary of State for Nevada a Certificate of Change Pursuant to NRS 78.209. Such Certificate of Change Pursuant to NRS 78.209 was approved and stamped by the Secretary of State for Nevada on April 26, 2022.

FINRA notified us that the Corporate Action to effectuate the Reverse Stock Split was processed, and announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022. Pursuant to such announcement, our trading symbol was listed on OTC Markets as “FLESD” for a period of 20 business days and after such time returned to “FLES”.

- iii -

On June 21, 2021, a majority of our shareholders consented to changing our name to “Auto Parts 4Less Group, Inc.,” as evidenced in the Definitive Information Statement Pursuant to Section 14(c) as filed with the SEC on July 13, 2021 (the “Name Change”). Pursuant to such consent and Definitive Information Statement, we filed a Corporate Action with FINRA to effectuate such Name Change with OTC Markets. Due to unexpected delays, such Corporate Action through FINRA was combined with the Corporate Action regarding the Reverse Stock Split, described above. On April 26, 2022, pursuant to notification from FINRA that such Corporate Action was prepared to proceed, we filed with the Secretary of State for Nevada an Articles of Amendment for the Name Change. Such Articles of Amendment were approved and stamped by the Secretary of State for Nevada on April 26, 2022 FINRA notified us that the Corporate Action to effectuate the Name Change was processed, to be announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022.

	Per Unit	Total
Public offering price	$5.00	$18,000,000
Underwriting discount and commissions (1)	$0.45	$1,350,000
Proceeds to us before Offering expenses (2)	$4.55	$16,650,000

(1)	We have also agreed to issue warrants to purchase shares of our Common Stock to the underwriter and to reimburse the representative of the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

(2)	The amount of Offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriter as described below, (ii) the Warrants included in the Units offered hereby, and (iii) warrants being issued to the underwriter in this Offering.

We have granted a 45 day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to an additional __________ shares of Common Stock and/or __________ additional Warrants (having the same terms as the Warrants included in the Units in the Offering) from us in any combination thereof at the public offering price per share of Common Stock and per Warrant, respectively, less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriter expects to deliver the securities against payment to the investors in this Offering on or about _____________, 2022.

Sole Book-Running Manager

Maxim Group LLC

The date of this Prospectus is __________, 2022.

- iv -

You should rely only on the information contained in this Prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus

- v -

ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this Prospectus (“Prospectus”) forms a part and that we have filed with the Securities and Exchange Commission (“SEC”), includes exhibits that provide more detail of the matters discussed in this Prospectus. You should read this Prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on information contained in this Prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this Prospectus. Neither the delivery of this Prospectus nor the sale of our securities means that the information contained in this Prospectus is correct after the date of this Prospectus. This Prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this Prospectus outside of the United States.

The information in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this Prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this Prospectus, other than the information and representations contained in this Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this Offering and the distribution of this Prospectus.

References to “4Less Group, Inc.”, “FLES” the “Company”, “we”, “us” and “our” mean 4Less Group, Inc. and its consolidated subsidiary, Auto Parts4 Less, Inc., unless the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this Prospectus, including among others, the uncertainties associated with the ongoing COVID-19 pandemic, including, but not limited to uncertainties surrounding the duration of the pandemic, government orders and travel restrictions, and the effect on the global economy and consumer spending, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, opportunities, plans, objectives of management , competitive advantages, and expected market growth are forward-looking statements.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC.

Although the forward-looking statements contained in this registration statement and the Prospectus forming a part thereof are based upon what management believes to be reasonable assumptions and there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of the registration statement, this Prospectus or as of the date specified in the documents incorporated by reference therein or herein, as the case may be. The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this Prospectus represent our views as of the date of this Prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

Industry and Market Data

The registration statement and this Prospectus forming a part thereof, and the documents incorporated by reference herein or therein, as the case may be, contain estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry.

This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information. We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this Prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this Prospectus. Before you make an investment decision, you should read this entire Prospectus carefully, including the sections of this Prospectus entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this Prospectus forms a part. This Prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Business Overview

Like many small businesses, Christopher Davenport, the founder of Auto Parts 4Less (“4Less”) previously named The 4less Corp., the wholly owned subsidiary of Auto Parts 4Less Group, Inc., began selling auto parts on eBay and shipping those items out of his garage in 2013.  What started out as a hobby, quickly grew into a fully functioning ecommerce aftermarket auto parts company that required a significant technical staff and facilities to support their growth. In June of 2015, they leased their first office.

Originally the Company listed auto parts in different marketplaces such as Amazon, eBay, Walmart and Jet.  Starting in 2019, the Company began investing in its own ecommerce platform, Liftkits4less.com, thereby allowing auto parts to be direct listed across marketplace and social media sites, and completing the following achievements: CRM system; warehouse integration; API, warehouse inventory; and software.

The e-commerce auto equipment market is composed of two segments, the direct replacement referred to as the “OEM” (Original Equipment Market), typically used for automobile repairs, and the after-market automobile parts market, typically for customization of vehicles. Liftkits4less.com has dealt exclusively in the aftermarket.

In 2019, shortly after the share exchange with MedCareers Group, Inc., with technology upgrades in place, 4Less began successfully moving the majority of sales from third party marketplaces direct to their proprietary ecommerce web site, Liftkits4Less.com. By doing so we saved 8%-10% in fees charged by the major marketplace’s such as e-Bay and Amazon as well as further building the 4less brand as a leading ecommerce site for auto parts.

On November 19, 2019, the Company acquired the URL Autoparts4Less.com and changed the name of their wholly owned subsidiary from the 4Less Corp. to Auto Parts 4Less, Inc. With the acquisition of the URL AutoParts4Less.com began focusing all of their efforts and resources on building out a flagship automotive marketplace with the potential to offer buyers a wide range of automotive parts, including both OEM and aftermarket parts for cars, trucks, boats, motorcycles and RV’s on a single platform.

In August 2021 the Company launched a beta test version of Autoparts4less.com. In a short period of time after the beta launch we realized that with the amount of interest received from numerous types of large sellers, which included not only ecommerce sites presently selling parts online, but also interest from other large parts sellers such as warehouse distributors, new car dealers with large inventories of parts as well as brick and mortar parts retailers looking to move sales online, the platform originally created would soon be inadequate. As such, the Company made the decision to upgrade to a larger and more advanced platform solution so they immediately began implementation of the AWS Fargate serverless platform solution.

Auto Parts 4Less Group, Inc, through their wholly owned subsidiary, has been in the online auto parts business since 2015, first selling auto parts through online marketplaces such as eBay and social media platforms and then as a distributor of auto and truck parts, including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks through their proprietary website LiftKits4Less.com

By October 2022, the Company plans to become fully operational with its pure play automotive marketplace platform, AutoParts4less.com (now in beta testing) as we start adding the potentially hundreds of auto parts sellers to our marketplace platform. Unlike eCommerce sites, each seller on our Auto Parts Marketplace through AutoParts4Less.com will be solely responsible for shipping, refunds, and inquiries regarding parts.

The LiftKits4Less.com and AutoParts4Less.com websites are expressly not incorporated by reference into this Prospectus.

We have not incorporated by reference into this Prospectus, or the registration statement to which this Prospectus forms a part, the information included on or linked from our websites listed above and you should not consider it to be part of this Prospectus or the registration statement.

Recent Developments

COVID-19

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis.. We are subject to risks associated with the COVID-19 pandemic which are contained in page 20 of this Prospectus, however, COVID-19 has not yet led to a significant disruption in our business. The COVID-19 pandemic is disrupting businesses and affecting production, supply, and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our customer demand, sales and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak of the virus and the variants and the impact on our customers and employees, all of which are uncertain and cannot be predicted.

The effects of the COVID-19 pandemic are rapidly evolving, and the ongoing impact and duration of the virus are unknown. Currently, the COVID-19 pandemic has not had a significant impact on our operations or financial performance; however, the ultimate extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, the corresponding variants, and its impact on our customers, supply chain problems, vendors and employees and its impact on our sales cycles as well as industry events, all of which are uncertain and cannot be predicted.

March 2020 Development Team is hired.

We hired Commerce Pundit, an international software development firm with offices in the U.S. and India to begin development of our multivendor auto parts marketplace, AutoParts4Less.com. (which website is expressly not incorporated by reference into this Prospectus).

Reverse Stock Split

On December 15, 2021, a majority of our shareholders consented to a Reverse Stock Split of our Common Stock at a ratio within the range of one (1) share of Common Stock to be issued for each one and a half (1.5) through ten (10) shares of Common Stock currently held, with such ratio to be determined at the sole discretion of our Board of Directors, as evidenced presented in our Definitive Information Statement Pursuant to Section 14(c) as filed with the SEC on January 6, 2022 (the “Reverse Stock Split”).

On April 6, 2022, our Board unanimously voted that the range of such Reverse Stock Split shall be set at one (1) share of Common Stock to be issued for each ten (10) shares of Common Stock currently held. Pursuant to such consent and Definitive Information Statement, we filed a Corporate Action with the Financial Industry Regulatory Authority (“FINRA”) to effectuate such Reverse Stock Split with OTC Markets. On April 26, 2022, pursuant to notification from FINRA that such Corporate Action was prepared to proceed, we filed with the Secretary of State for Nevada a Certificate of Change Pursuant to NRS 78.209. Such Certificate of Change Pursuant to NRS 78.209 was approved and stamped by the Secretary of State for Nevada on April 26, 2022.

FINRA notified us that the Corporate Action to effectuate the Reverse Stock Split was processed, to be announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022. Pursuant to such announcement, our trading symbol was listed on OTC Markets as “FLESD” for a period of 20 business days and after such time returned to “FLES.

Name Change

On June 21, 2021, a majority of our shareholders consented to changing our name to “Auto Parts 4Less Group, Inc.,” as evidenced in the Definitive Information Statement Pursuant to Section 14(c) as filed with the SEC on July 13, 2021 (the “Name Change”). Pursuant to such consent and Definitive Information Statement, we filed a Corporate Action with the Financial Industry Regulatory Authority (“FINRA”) to effectuate such Name Change with OTC Markets. Due to unexpected delays, such Corporate Action through FINRA was combined with the Corporate Action regarding the Reverse Stock Split, described above. On April 26, 2022, pursuant to notification from FINRA that such Corporate Action was prepared to proceed, we filed with the Secretary of State for Nevada an Articles of Amendment for the Name Change. Such Articles of Amendment were approved and stamped by the Secretary of State for Nevada on April 26, 2022. FINRA notified us that the Corporate Action to effectuate the Name Change was processed, to be announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022.

Listing on the NASDAQ Capital Market

Our common stock is currently quoted on the OTCQB under the symbol “FLES.” In connection with this Offering, we intend to submit a NASDAQ application to have our common stock and Warrants listed in the NASDAQ Capital Market. If our listing application is approved, we will list our common stock and the Warrants on NASDAQ upon consummation of this offering, at which point our common stock will cease to be traded on the OTCQB. There are no assurances that that our listing application will be approved by NASDAQ for the NASDAQ listing of our common stock and Warrants.

This Offering will only be consummated if NASDAQ approves the listing of our common stock and Warrants. NASDAQ listing requirements include, among other things, a stock price threshold of $4.00 for a period of 30 days, which stock price we maintained for such 30 trading day period from April 28, 2022 to June 9, 2022. FINRA notified us that the Corporate Action to effectuate the Reverse Stock Split was processed, to be announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022. As a result, prior to effectiveness, we intend to take the necessary steps to meet NASDAQ listing requirements. If NASDAQ does not provide official notice of issuance of the listing of our common stock and Warrants, we will not proceed with this Offering. There can be no assurance that our common stock and Warrants will be listed on NASDAQ.

Corporate Information

Our principal offices are located at 105 West Mayflower, Las Vegas, Nevada 89030. Our corporate telephone number is (702) 267-6100.

Risk Factor Summary

The following is a summary of the more significant risks relating to our Company. A more detailed description of each of the risks can be found below in this Prospectus under the caption “Risk Factors.”

Risks Related to Our Business

●	Any significant disruption in service on our computer systems or caused by our third-party storage and system providers could damage our reputation and result in a loss of customers.

●	The extent to which the COVID-19 pandemic could disrupt or adversely impact our future business, financial condition and results of operations is highly uncertain and cannot be predicted.

●	There is substantial doubt as to whether we can continue as a going concern.

●	Our financial results will fluctuate in the future, which makes them difficult to predict.

●	Our costs may grow more quickly than our revenues, which may negatively affect our potential profitability.

●	We cannot assure you that we will effectively manage our growth.

●	The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

●	If we fail to acquire new customers, or fail to do so in a cost-effective manner, we may be unable to increase net revenue per active customer or continue to report profitable results of operations.

●	Our success depends in part on our ability to increase our net revenue per active customers; if we fail to increase customer loyalty and repeat purchasing as well as maintain high levels of customer engagement, our growth prospects and revenue will be materially adversely affected.

●	Uncertain acceptance and maintenance of our brand.

●	If we do not successfully optimize and operate our fulfillment network our business could be harmed.

●	Risks associated with the suppliers from whom our products are sourced could materially adversely affect our financial performance as well as our reputation and brand.

●	Our arrangements with most of our suppliers do not provide for the long-term availability of merchandise or the continuation of particular pricing practices, nor do they usually restrict such suppliers from selling products to other buyers.

●	We depend on our suppliers to perform certain services regarding the products that we offer.

●	Our business may be adversely affected if we are unable to provide our customers a cost-effective shopping platform that is able to respond and adapt to rapid changes in technology.

●	Significant merchandise returns could harm our business.

●	We may be subject to product liability claims if people or property is harmed by the products we sell.

●	We are subject to risks related to online payment methods.

●	If demand for our products slows, then our business may be materially adversely affected.

●	Our online auto parts market is highly competitive and we may be unable to compete effectively.

●	If we are unable to compete successfully against other businesses that sell the products that we sell, we could lose customers and our sales and profits may decline.

●	Consolidation among our competitors may negatively impact our business.

●	Our failure to protect our reputation could have a material adverse effect on our brand name and profitability.

●	Government regulation of the internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

●	Failure to comply with federal, state and international laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

●	We expect to incur substantial expenses to meet our reporting obligations as a public company.

●	Because the President of our wholly owned subsidiary has a controlling interest in our voting shares, he can exert significant control over our business and affairs.

●	There are potential conflicts of interest between the interests of common shareholders and the ownership interests of the holders of Series B.

●	We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

●	Our flagship website, Autoparts4less.com, is currently being beta tested, and our plan is for it to become fully operational by October 2022; should we experience errors or other problems in our development of the website, our costs will increase and our results of operations for our next financial quarter ending July 31, 2022 will be negatively impacted.

Risks Related to the Reverse Stock Split

●	We cannot assure you that the market price of our common stock will remain high enough for the reverse split to have the intended effect of complying with NASDAQ’s minimum bid price requirement; if we effect a reverse stock split, we cannot assure you that we will meet NASDAQ’s other minimum requirements or standards.

●	Even if the reverse stock split increases the market price of our common stock and we meet NASDAQ’s initial listing requirements, there can be no assurance that we will be able to comply with NASDAQ’s continued listing standards, a failure of which could result in a de-listing of our common stock and Warrants.

●	The reverse stock split may decrease the liquidity of the shares of our common stock.

●	Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

●	As a result of the timing of the reverse stock split, up listing to NASDAQ and pricing of this Offering, potential investors will not have an opportunity to check the actual post-split market price before confirming their purchases in this Offering.

●	Our reverse stock split may not result in a proportional increase in the per share price of our Common Stock.

Risks Relating to our NASDAQ Application

●	There is no assurance that our application to NASDAQ will be approved, including that we may be unable to comply with all of NASDAQ’s other initial listing requirements or standards.

●	There can be no assurance that we will be able to comply with NASDAQ’s continued listing standards, a failure of which could result in a de-listing of our common stock and Warrants.

Please see “Risk Factors” beginning on page 11 of this Prospectus for a more detailed discussion of these risks. Additional risks, beyond those summarized above or discussed under the caption “Risk Factors” or described elsewhere in this Prospectus may also materially and adversely impact our business, operations or financial results.

Summary of the Offering

Issuer:	The 4Less Group, Inc.

Securities offered by us:	3,600,000 Units, based on an assumed public offering price of $5.00 per Unit, the low end of the initial public offering price range reflected on the cover page of this prospectus. Each Unit consists of one share of our Common Stock and one warrant to purchase one share of our Common Stock. Each common stock purchase warrant will have an exercise price of $5.00 per share (no less than 100% of the price of each Unit sold in the Offering), is exercisable immediately and will expire five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants comprising the Units must be purchased together in this Offering as Units (except with respect to any securities issued pursuant to the representative’s over-allotment option (if any)) and are immediately separable upon issuance and will be issued separately in this Offering.

Shares of common stock outstanding prior to the Offering (2):	1,667,574 shares

Shares of common stock outstanding after the Offering (2):	____________ shares (assuming no exercise of the over-allotment option and that none of the Warrants issued in this Offering and none of the underwriter’s Warrants are exercised)

Over-allotment option:	We have granted a 45-day option to the representative of the underwriters to purchase up to____________ additional shares of common stock and/or ____________ additional Warrants, based on an assumed public offering price of $______ per Unit (having the same terms as the Warrants included in the Units in the Offering) from us in any combination thereof at a price per share of common stock equal to the public offering price per Unit minus $____ and a price per warrant of $____, respectively, in each case, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Use of proceeds:	We estimate that we will receive net proceeds of approximately $16,401,335 from our sale of Units in this Offering, before deducting underwriting discounts and estimated Offering expenses payable by us (assuming no exercise of the underwriter’s over-allotment option, the Warrants included in the Units or the representatives’ Warrants offered hereby). We intend to use the net proceeds of this Offering to provide funding for the following purposes (subject to the discretion of the Board: (a) debt payoff - $5,000,000; (b) advertising and website promotion - $8,000,000; and (c) working capital - $3,401,335 See “Use of Proceeds” at page 43 of this Prospectus.

Description of the Warrants:	The exercise price of the Warrants is between $5.00 to $7.00 per share (no less than 100% of the assumed public offering price of one Unit). Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a warrant agreement, dated as of the effective date of this Offering, between us and ClearTrust, LLC, as the warrant agent (the “Warrant Agent”). This Prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Our Securities That We Are Offering—Warrants” in this Prospectus.

Underwriter’s Warrants:	The registration statement of which this Prospectus forms a part also registers for sale warrants (the "Underwriter’s Warrants") to purchase up to ____________shares of our common stock (based on an assumed offering price of $______ per Unit, which is based on the last reported sales price of our common stock of $______ on ____________, 2022), to Maxim Group, LLC ("underwriter"), as a portion of the underwriting compensation payable to the underwriter in connection with this Offering. The underwriter’s Warrants will be exercisable at any time, and from time to time, commencing six months after the closing of this Offering and will expire five years after such date, at an exercise price of $______ (110% of the public offering price of the Units). Please see “Underwriting-Underwriter’s Warrants” for a more detailed description of these Warrants.

Trading symbols and listing:	Our common stock is currently quoted on the OTCQB under the symbol “FLES.”

Reverse Stock Split:	On April 6, 2022, our Board unanimously voted that the range of such Reverse Stock Split shall be set at one (1) share of Common Stock to be issued for each ten (10) shares of Common Stock currently held. Pursuant to such consent and Definitive Information Statement, we filed a Corporate Action with the Financial Industry Regulatory Authority (“FINRA”) to effectuate such Reverse Stock Split with OTC Markets. On April 26, 2022, pursuant to notification from FINRA that such Corporate Action was prepared to proceed, we filed with the Secretary of State for Nevada a Certificate of Change Pursuant to NRS 78.209. Such Certificate of Change Pursuant to NRS 78.209 was approved and stamped by the Secretary of State for Nevada on April 26, 2022. FINRA notified us that the Corporate Action to effectuate the Reverse Stock Split was processed, to be announced on OTC Markets on April 27, 2022, and made effective on April 28, 2022.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this Prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

Lock-up Agreements:	We and our directors, officers and certain principal shareholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the closing of this Offering. See “Underwriting—Lock-Up Agreements.”

Transfer Agent and Registrar; Warrant Agent:	The transfer agent and registrar for our common stock and the warrant agent for the Warrants is ClearTrust, LLC with its business address at 16540 Point Village Drive, Lutz, Florida 33558.

__________

(1)	The actual number of Units, shares of common stock, Warrants and underwriter’s Warrants that we will offer and that will be outstanding after this Offering will be determined based on the actual public offering price and the reverse split ratio will be determined based in part on the price of our common stock on the OTCQB at the time of the determination.

(2)	Unless we indicate otherwise, the number of shares of our common stock outstanding as of the date of the Prospectus is based on 1,667,574 shares of our Common Stock issued and outstanding, 20,000 shares of the Series B Preferred Stock issued and outstanding, and 870 shares of the Series D Preferred Shares issued and outstanding. The 1,667,574 shares of our Common Stock issued and outstanding, assumes no exercise of: (a) the underwriter’s overallotment options; (b) Warrants into Warrant Shares; (c) exercise of outstanding options into our common stock; and (d) shares of our common stock issuable upon conversion of $1,588,890 of principal plus and interest outstanding on convertible promissory notes.

SUMMARY OF FINANCIAL INFORMATION

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Condensed Consolidated Balance Sheets

	April 30, 2022	January 31, 2022
	Unaudited	(*)
Assets
Current Assets
Cash and Cash Equivalents	$461,060	$77,498
Inventory	398,881	432,583
Prepaid Expenses	12,189	16,065
Deferred Offering Costs	23,000	23,000
Other Current Assets	4,123	15,469
Total Current Assets	899,253	564,615
Operating Lease Assets	213,714	242,583
Property and Equipment, net of accumulated depreciation of $135,406, and $122,469	209,541	221,336

Total Assets	$1,322,508	$1,028,534

Liabilities and Stockholders’ Deficit
Current Liabilities
Bank overdraft	$—	$11,055
Accounts Payable	1,093,942	1,228,039
Accrued Expenses	943,482	796,397
Accrued Expenses – Related Party	46,273	46,173
Customer Deposits	291,684	530,900
Deferred Revenue	332,823	665,143
Short-Term Debt	3,291,220	3,454,133
Current Operating Lease Liability	96,772	100,001
Short-Term Convertible Debt, net of debt discount of $3,339,672 and $2,131,034	2,263,728	647,966
Derivative Liabilities	1,991,793	1,263,442
Shareholder Loans Payable	50,000	119,476
Current Portion – Long-Term Debt	27,828	27,737
Total Current Liabilities	10,429,545	8,890,462

Non-Current Lease Liability	114,423	138,551
Long-Term Debt	108,962	115,900

Total Liabilities	10,652,930	9,144,913

Commitments and Contingencies	—	—
Redeemable Preferred Stock
Series D Preferred Stock, $0.001 par value, 870 shares authorized, 870 and 870 shares issued and outstanding	870,000	870,000

Stockholders’ Deficit
Preferred Stock – Series A, $0.001 par value, 330,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Preferred Stock – Series B, $0.001 par value, 20,000 shares authorized, 20,000 and 20,000 shares issued and outstanding	20	20
Preferred Stock – Series C, $0.001 par value, 7,250 shares authorized, 0 and 7,250 shares issued and outstanding	—	7
Common Stock, $0.000001 par value, 75,000,000 shares authorized, 1,500,362 and 341,023 shares issued, issuable and outstanding	1	—
Additional Paid In Capital	20,845,448	19,465,327
Accumulated Deficit	(31,045,891)	(28,451,733)
Total Stockholders’ Deficit	(10,200,422)	(8,986,379)

Total Liabilities and Stockholders’ Deficit	$1,322,508	$1,028,534

*	Derived from audited information

The Accompanying Notes are an Integral Part of these Unaudited Condensed Consolidated Financial Statements.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended April 30, 2022 and April 30, 2021

(Unaudited)

	2022	2021
Revenue	$1,729,930	$3,728,784

Cost of Revenue	1,468,003	2,766,578

Gross Profit	261,927	962,206

Operating Expenses:
Depreciation	12,938	10,735
Postage, Shipping and Freight	74,698	193,187
Marketing and Advertising	274,427	608,034
E Commerce Services, Commissions and Fees	330,697	416,127
Operating lease cost and rent	30,479	30,479
Personnel Costs	205,299	297,493
General and Administrative	354,417	648,509
Total Operating Expenses	1,282,955	2,204,564

Net Operating Loss	(1,021,028)	(1,242,358)

Other Income (Expense)
Gain (Loss) on Change in Fair Value of Derivatives	(337,737)	4,187
Gain on Settlement of Debt	3,589	914,049
Amortization of Debt Discount	(725,280)	(128,528)
Interest Expense	(513,702)	(114,907)
Total Other Income (Expense)	(1,573,130)	674,801

Net Income (Loss)	$(2,594,158)	$(567,557)

Basic Average Shares Outstanding	1,342,433	194,010
Basic Income (Loss) per Share	$(1.93)	$(2.93)
Diluted Weighted Average Shares Outstanding	1,342,433	194,010
Diluted Income (Loss) per Share	$(1.93)	$(2.93)

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data is derived from our condensed financial statements for the periods ended January 31, 2022 and January 31, 2021

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4 LESS GROUP, INC

Consolidated Balance Sheets

January 31, 2022 and 2021

	January 31, 2022	January 31, 2021
Assets
Current Assets
Cash and Cash Equivalents	$77,498	$277,664
Share proceeds receivable	—	100,000
Inventory	432,583	323,411
Prepaid Expenses	16,065	11,859
Deferred Offering Costs	23,000	—
Other Current Assets	15,469	2,149
Total Current Assets	564,615	715,083
Operating Lease Assets	242,583	344,413
Property and Equipment, net of accumulated depreciation of $122,469 and $88,823	221,336	80,027

Total Assets	$1,028,534	$1,139,523

Liabilities and Stockholders’ Deficit
Current Liabilities
Bank Overdraft	$11,055	$—
Accounts Payable	1,228,039	869,765
Accrued Expenses	796,397	1,382,839
Accrued Expenses – Related Party	46,173	106,173
Customer Deposits	530,900	188,385
Deferred Revenue	665,143	687,766
Short-Term Debt	3,454,133	716,142
Current Operating Lease Liability	100,001	90,286
Short-Term Convertible Debt, net of debt discount of $2,131,034 and $309,317	647,966	336,683
Derivative Liabilities	1,263,442	213,741
PPP Loan-current portion	—	43,294
Shareholder Loans Payable	119,476	—
Current Portion – Long-Term Debt	27,737	424,064
Total Current Liabilities	8,890,462	5,059,138

Non-Current Lease Liability	138,551	244,049
PPP Loan -long term portion	—	166,153
Long-Term Debt	115,900	890,373

Total Liabilities	9,144,913	6,359,713

Commitments and Contingencies

Redeemable Preferred Stock
Series D Preferred Stock, $0.001 par value, 870 shares authorized, 870 and 870 shares issued and outstanding	870,000	870,000

Stockholders’ Deficit
Preferred Stock – Series A, $0.001 par value, 330,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Preferred Stock – Series B, $0.001 par value, 20,000 shares authorized, 20,000 and 20,000 shares issued and outstanding	20	20
Preferred Stock – Series C, $0.001 par value, 7,250 shares authorized, 7,250 and 7,250 shares issued and outstanding	7	7
Common Stock, $0.000001 par value, 75,000,000 shares authorized, 341,023 and 142,716 shares issued, issuable and outstanding	—	—
Additional Paid In Capital	19,465,327	14,291,760
Accumulated Deficit	(28,451,733)	(20,381,977)
Total Stockholders’ Deficit	(8,986,379)	(6,090,190)

Total Liabilities and Stockholders’ Deficit	$1,028,534	$1,139,523

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4 LESS GROUP, INC

Consolidated Statements of Operations

For the Years Ended January 31, 2022 and 2021

	2022	2021
Revenue, net	$11,018,751	$8,171,355

Cost of Revenue	9,471,304	6,710,727

Gross Profit	1,547,447	1,460,628

Operating Expenses:
Depreciation	48,931	25,196
Postage, Shipping and Freight	531,954	498,370
Marketing and Advertising	2,430,905	112,531
E Commerce Services, Commissions and Fees	1,569,825	887,274
Operating lease cost	121,917	121,917
Personnel Costs	1,482,448	1,128,652
PPP Loan Forgiveness	(209,447)	—
General and Administrative	3,028,906	828,522
Total Operating Expenses	9,005,439	3,602,462

Net Operating Loss	(7,457,992)	(2,141,834)

Other Income (Expense)
Gain (loss) on Sale of Property and Equipment	20,345	464
Gain (Loss) on Change in Fair Value of Derivatives	235,703	(828,614)
Gain on Settlement of Debt	1,410,113	5,060,704
Amortization of Debt Discount	(918,463)	(335,004)
Interest Expense	(1,359,462)	(568,540)
Total Other Income (Expense)	(611,764)	3,329,010

Net Income (Loss)	$(8,069,756)	$1,187,176

Basic Weighted Average Shares Outstanding	279,745	108,432
Basic Income (Loss) per Share	$(28.85)	$10.95
Diluted Weighted Average Shares Outstanding	279,745	607,003
Diluted (Loss) per Share	$(28.85)	$(3.65)

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Prospectus, before purchasing our securities. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

RISKS RELATED TO OUR BUSINESS

There is substantial doubt as to whether we can continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. As more fully explained in Note 2 to our financial statements for our quarter ending April 30, 2022, which includes management’s plans regarding this uncertainty, we had a negative working capital of $9,530,292 and an accumulated deficit of $31,045,891 and stockholders’ deficit of $10,200,422 as of and for the quarter ended April 30, 2022. As of April 30, 2022, we only had cash and cash equivalents of $461,067 and approximately $151,000 of short-term debt in default. Therefore, there is substantial doubt about our ability to continue as a going concern as of April 30, 2022.

Our financial results will fluctuate in the future, which makes them difficult to predict.

Our financial results may fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast future results. As a result, you should not rely upon our past financial results as indicators of future performance. You should consider the risks and uncertainties frequently encountered by rapidly growing companies in evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

●	The extent to which COVID-19 outbreak as well as the impact of the variants and the levels of vaccinations will impact business and the economy is highly uncertain and cannot be predicted and may add to the risks described below.

●	Our ability to maintain and grow our user base.

●	Our suppliers may suffer downturns or financial instability.

●	Development and introduction of new products by our competitors.

●	Increases in marketing, sales, service, and other operating expenses that we may incur to grow and expand our operations and to remain competitive.

●	Our ability to maintain gross margins and operating margins;

●	Changes affecting our suppliers and other third-party service providers;

●	Adverse litigation judgments, settlements, or other litigation-related costs; and

●	Changes in business or macroeconomic conditions including regulatory changes.

Any one or a combination of the above factors may have a negative impact on our results of operations and which could result in our never achieving profitability.

We cannot assure you that we will effectively manage our growth.

We intend to hire additional support personnel and programmers, offer new products from our suppliers, substantially increase our marketing and promotion campaign and launch new websites. The growth and expansion of our business create significant challenges for our management, operational, and financial resources, including managing multiple relationships and interactions with users, distributors, vendors, and other third parties. As we continue to grow and refine our information technology systems, internal management processes, internal controls and procedures and production processes may be inadequate to support our operations. To ensure success, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we continue to grow, and implement more complex organizational and management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our current team’s efficiency and expertise, which could negatively affect our results of operations. Additionally, this expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may be unable to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our results of operations such that we may never achieve profitability.

Our costs may grow quicker than our revenues, which may negatively affect our potential profitability.

We expect our expenses to continue to increase in the future as we expand our product offerings and hire additional personnel. We expect to continue to incur increasing costs, in particular for working capital to purchase inventory and increase the size and scope of our marketing and promotion campaign and to improve our technological tools. Our expenses may be greater than we anticipate which would have a negative impact on our results of operations and our ability to invest in expansion of our business such that we may never achieve profitability.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We depend on the continued services and performance of key members of our management team, including our Chief Executive Officer/Chief Financial Officer, Timothy Armes, and the president of our subsidiary, Auto Parts 4Less, Inc., Chris Davenport. If we cannot call upon our officers and/or key management personnel for any reason, our operations and development could be harmed. We do not carry key man life insurance. We have not yet developed a succession plan. Furthermore, as we grow, we will be required to hire and attract additional professionals in programming, accounting, legal, finance, marketing, customer services. We may be unable to locate or attract qualified individuals for such positions, which will affect our ability to grow and expand our business.

If we fail to acquire new customers, or fail to do so in a cost-effective manner, we may be unable to increase net revenue per active customer or continue to report profitable results of operations.

Our success depends on our ability to acquire new customers in a cost-effective manner. In order to expand our customer base, we must appeal to and acquire customers who have historically used other means of commerce to purchase the goods we provide and may prefer alternatives to our offerings, such as traditional brick and mortar retailers, the websites of our competitors or our suppliers’ own websites. We have primarily relied upon our organic growth and our advertising through Facebook. We cannot assure you that the net profit from new customers we acquire will ultimately exceed the cost of acquiring those customers. If we fail to deliver a quality shopping experience, or if consumers do not perceive that the products, we offer to be economically advantageous, of high value and quality, we may be unable to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, we may be unable to generate the scale necessary to drive beneficial effects with our suppliers, our net revenue may decrease, and our business, financial condition and operating results may be materially adversely affected.

Our success depends in part on our ability to increase our net revenue per active customers; if we fail to increase customer loyalty and repeat purchasing as well as maintain high levels of customer engagement, our growth prospects and revenue will be materially adversely affected.

Our ability to grow our business also depends on our ability to retain our existing customer base and generate increased revenue and repeat purchases from this customer base and maintain high levels of customer engagement. To do this, we must continue to provide our customers and potential customers with a unified, convenient, efficient, and differentiated shopping experience. If we fail to increase net revenue per active customer, generate repeat purchases or maintain high levels of customer engagement and average order value, our growth prospects, operating results, and financial condition could be materially adversely affected.

Uncertain acceptance and maintenance of our brand.

We believe that the establishment and maintenance of our brand that the public identifies with us is critical to attracting and expanding our customer base. No assurance can be given that our branding efforts will be successful. Promotion of brand awareness among users will depend, among other things, on our success in our organic growth, our marketing efforts, and the usability of our websites, none of which can be assured.

If we do not successfully optimize and operate our fulfillment network our business could be harmed.

If we do not adequately predict customer demand or otherwise optimize and operate our fulfillment network successfully, it could result in excess or insufficient fulfillment, or result in increased costs, impairment charges, or both, and harm our business in other ways. As we continue to add fulfillment capability or add new businesses with different requirements, our fulfillment networks become increasingly complex and operating them becomes more challenging. There can be no assurance that we will be able to operate our networks effectively. In addition, a failure to optimize inventory in our fulfillment network may increase our shipping cost. Orders from several of our websites are fulfilled primarily from a single location, and we have only a limited ability to reroute orders to third parties for drop-shipping.

We rely on a limited number of shipping companies to deliver inventory to us and completed orders to our customers. If we are unable to negotiate acceptable terms with these companies or they experience performance problems or other difficulties, it could negatively impact our operating results and customer experience. In addition, our ability to receive inbound inventory efficiently and ship completed orders to customers also may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, acts of God, and similar factors.

Third parties either drop-ship or otherwise fulfill an increasing portion of our customers’ orders, and we are increasingly reliant on the reliability, quality, and future procurement of their services. Under some of our commercial agreements, we maintain the inventory of other companies, thereby increasing the complexity of tracking inventory and operating our fulfillment network. Our failure to properly handle such inventory or the inability of these other companies to accurately forecast product demand would result in unexpected costs and other harm to our business and reputation.

We may face inventory risks.

We are exposed to inventory risks that may adversely affect our operating results as a result of seasonality, new product launches by manufacturers, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, changes in consumer tastes with respect to our products, and other factors. We endeavor to accurately predict these trends and avoid overstocking or understocking products we sell. Demand for products, however, can change significantly between the time inventory is ordered and the date of sale. In addition, when we begin selling a new product, it may be difficult to establish vendor relationships, determine appropriate product selection, and accurately forecast demand. The acquisition of certain types of inventory may require significant lead-time and prepayment and may not be returnable. We plan to carry a broad selection of inventory and we may be unable to sell products in sufficient quantities or during the relevant selling seasons. Any one of the inventory risk factors set forth above may adversely affect our operating results.

Risks associated with the suppliers from whom our products are sourced could materially adversely affect our financial performance as well as our reputation and brand.

We depend on our ability to provide our customers with a wide range of products from qualified suppliers in a timely and efficient manner. Political and economic instability, the financial stability of suppliers, suppliers’ ability to meet our standards, labor problems experienced by suppliers, the availability of raw materials, merchandise quality issues, currency exchange rates, transport availability and cost, transport security, inflation, and other factors relating to the suppliers are beyond our control.

Our arrangements with most of our suppliers do not provide for the long-term availability of merchandise or the continuation of particular pricing practices, nor do they usually restrict such suppliers from selling products to other buyers.

There can be no assurance that our current suppliers will continue to seek to sell us products on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. Our ability to develop and maintain relationships with reputable suppliers and offer high quality merchandise to our customers is critical to our success. If we are unable to develop and maintain relationships with suppliers that would allow us to offer a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected.

We depend on our suppliers to perform certain services regarding the products that we offer.

As part of offering our suppliers’ products for sale on our sites, they generally agree to conduct a number of traditional retail operations regarding their products, including maintaining inventory and preparing merchandise for shipment to our customers. We may be unable to ensure that these suppliers will continue to perform these services to our customers’ satisfaction in a manner that provides our customer with a unified brand experience or on commercially reasonable terms. If our customers become dissatisfied with the products and shipments provided by our suppliers, our business, reputation, and brands could suffer.

Our business may be adversely affected if we are unable to provide our customers a cost-effective shopping platform that is able to respond and adapt to rapid changes in technology.

The number of people who access the Internet through devices other than personal computers, including mobile phones, smartphones, handheld computers such as notebooks and tablets, video game consoles, and television set-top devices, has increased dramatically in the past few years. The smaller screen size, functionality, and memory associated with some alternative devices may make the use of our sites and purchasing our products more difficult. The versions of our sites developed for these devices may not be compelling to consumers. In addition, it is time consuming and costly to keep pace with rapidly changing and continuously evolving technology.

As new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for alternative devices and platforms, and we may need to devote significant resources to the creation, support, and maintenance of such applications. If we are unable to attract consumers to our websites through these devices or are slow to develop a version of our websites that is more compatible with alternative devices or a mobile application, we may fail to capture a significant share of consumers which could adversely affect our business.

Further, we continually upgrade existing technologies and business applications, and we may be required to implement new technologies or business applications in the future. The implementation of upgrades and changes requires significant investments. Our results of operations may be affected by the timing, effectiveness and costs associated with the successful implementation of any upgrades or changes to our systems and infrastructure. In the event that it is more difficult for our customers to buy products from us on their mobile devices, or if our customers choose not to buy products from us on their mobile devices or to use mobile products that do not offer access to our websites, our customer growth could be harmed and our business, financial condition and operating results may be materially adversely affected.

Significant merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If merchandise returns are significant, our business, prospects, financial condition, and results of operations could be harmed. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

We may be subject to product liability claims if people or property are harmed by the products we sell.

Some of the products we sell may expose us to product liability claims relating to personal injury, death, or environmental or property damage, and may require product recalls or other actions. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. In addition, some of our agreements with our vendors and sellers do not indemnify us from product liability.

We are subject to risks related to online payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from consumers or facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. If we are unable to detect or control credit card fraud, our liability for these transactions could harm our business, financial condition, and results of operations.

We could be harmed by data loss or other security breaches.

As a result of our services being web-based and the fact that we process, store, and transmit large amounts of data, including personal information, for our customers, failure to prevent or mitigate data loss or other security breaches could expose us or our customers to a risk of loss or misuse of such information, adversely affect our operating results, result in litigation or potential liability for us, and otherwise harm our business. We use third party technology and systems for a variety of reasons, including, without limitation, encryption and authentication technology, employee email, content delivery to customers, back-office support, and other functions. Although we have developed systems and processes that are designed to protect customer information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach, such measures cannot provide absolute security.

Climate changes may indirectly impact our business.

Climate changes such as severe weather, temperature fluctuations, water shortages may negatively impact the production of our auto parts products as well as supply chains for our products. Additionally, climate change related regulations may increase the costs of doing business, which may increase the costs to consumers of our products, which may negatively impact our revenues and potential profitability.

We face risks related to system interruption and lack of redundancy.

We may experience occasional system interruptions and delays that make our websites and services unavailable or slow to respond and prevent us from efficiently fulfilling orders which may reduce our net sales and the attractiveness of our products. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure, and take other steps to improve the efficiency of our systems, it could cause system interruptions or delays and adversely affect our operating results.

Our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders which could make our products less attractive and subject us to liability. Our systems are not fully redundant, and our disaster recovery planning may not be sufficient. In addition, we may have inadequate insurance coverage to compensate for any related losses. Any of these events could damage our reputation and be expensive to remedy.

Our flagship website under development and currently being beta tested, Autoparts4less.com, may be subject to errors or developmental difficulties, which would increase our costs and negatively impact our results of operations.

Our flagship website, Autoparts4Less.com, is currently being beta tested, and we plan to complete the new website by October 2022, which may be subject to technical or other operational difficulties due to coding errors, underestimation of the time and resources commitment involved in website development, failure to integrate with third party systems, and cross platform compatibility. Should any of these risks materially affect development of our flagship website, our costs will increase and negatively impact our results of operations.

Legislation or other changes in U.S. tax law could adversely affect our business and financial condition.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock. In recent years, many changes have been made to applicable tax laws and changes are likely to continue to occur in the future.

For example, the Tax Cuts and Jobs Act, or the TCJA, was enacted in 2017 and made significant changes to corporate taxation, including the reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, the limitation of the tax deduction for net interest expense to 30% of adjusted taxable income (except for certain small businesses), the limitation of the deduction for net operating losses from taxable years beginning after December 31, 2017 to 80% of current year taxable income and the elimination of net operating loss carrybacks generated in taxable years ending after December 31, 2017 (though any such net operating losses may be carried forward indefinitely) and the modification or repeal of many business deductions and credits. In addition, on March 27, 2020, the “Coronavirus Aid, Relief, and Economic Security Act” or the CARES Act, which included certain changes in tax law intended to stimulate the U.S. economy in light of the COVID-19 public health emergency, including temporary beneficial changes to the treatment of net operating losses, interest deductibility limitations and payroll tax matters. On April 21, 2020, the Paycheck Protection Program and Health Care Enhancement Act was enacted that increased funding to the Paycheck Protection Program and also provide more funding for hospitals and testing for COVID-19. In addition, new legislation enacted by the current administration, called the “American Rescue Plan”, included economic stimulus provisions, State and local recovery funds, capital project funds, and other financial incentives. All these pieces of legislation may have an impact on our business, financial condition, and results of operations, in their implementation and as well as when they expire, although it is too soon to quantify the effect.

It cannot be predicted whether, when, in what form or with what effective dates new tax or stimulus laws may be enacted, or regulations and rulings may be enacted, promulgated or issued under existing or new tax laws, which could result in an increase in our or our shareholders’ tax liability or require changes in the manner in which we operate in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof.

If demand for our products slows, then our business may be materially adversely affected.

Demand for the products we sell may be affected by a number of factors we cannot control, including:

●	Number of older vehicles in service since vehicles seven years old or older are generally no longer under the original vehicle manufacturers’ warranties and tend to need more maintenance and repair than newer vehicles.

●	Rising energy prices. Increases in energy prices may cause our customers to defer purchases of certain of our products as they use a higher percentage of their income to pay for gasoline and other energy costs and may drive their vehicles less, resulting in less wear and tear and lower demand for repairs and maintenance.

●	Periods of declining economic conditions, consumers may reduce their discretionary spending by deferring vehicle maintenance or repair or affect our customers’ ability to obtain credit.

●	Milder weather conditions may lower the failure rates of automotive parts, while extended periods of rain and winter precipitation may cause our customers to defer maintenance and repair on their vehicles. Extremely hot or cold conditions may enhance demand for our products due to increased failure rates of our customers’ automotive parts.

●	Advances in automotive technology, such as electric vehicles, and parts design can result in cars needing maintenance less frequently and parts lasting longer.

●	Number of miles vehicles are driven annually (higher vehicle mileage increases the need for maintenance and repair and mileage levels may be affected by gas prices, ride sharing and other factors).

●	Quality of the vehicles manufactured by the original vehicle manufacturers and the length of the warranties or maintenance offered on new vehicles.

●	Restrictions on access to telematics and diagnostic tools and repair information imposed by the original vehicle manufacturers or by governmental regulation (these restrictions may cause vehicle owners to rely on dealers to perform maintenance and repairs).

These factors could result in a decline in the demand for our products, which could adversely affect our business and overall financial condition.

If we are unable to compete successfully against other businesses that sell the products that we sell, we could lose customers and our sales and profits may decline.

The sale of automotive parts, accessories and maintenance items is highly competitive, and sales volumes are dependent on many factors, including name recognition, product availability, customer service, store location and price. Our competitors include national, regional, and local auto parts chains, independently owned parts stores, online automotive parts stores or marketplaces, wholesale distributors, auto dealers and other retailers that sell aftermarket vehicle parts and supplies, chemicals, accessories, tools, and maintenance parts. Our competitors may gain competitive advantages, such as greater financial and marketing resources allowing them to sell automotive products at lower prices, larger stores with more merchandise, longer operating histories, more frequent customer visits and more effective advertising. Online and multi-channel retailers often focus on delivery services, offering customers faster, guaranteed delivery times and low-price or free shipping. Online businesses have lower operating costs than we do. Many of our competitors are able to compete more effectively in the commercial market on the basis of customer service, merchandise quality, selection and availability, price, product warranty, distribution locations and the strength of their brand name, trademarks and service marks, some automotive aftermarket participants have been in business for substantially longer periods of time than we have, and as a result have developed long-term customer relationships and have large available inventories. If we are unable to profitably develop new commercial customers, our sales growth may be limited.

Consolidation among our competitors may negatively impact our business.

Historically some of our competitors have merged. Consolidation among our competitors could enhance their market share and financial position, provide them with the ability to achieve better purchasing terms and provide more competitive prices to customers for whom we compete, and allow them to utilize merger synergies and cost savings to increase advertising and marketing budgets to more effectively compete for customers. Consolidation by our competitors could also increase their access to local market parts assortment. These consolidated competitors could take sales volume away from us in certain markets, could achieve greater market penetration, could cause us to change our pricing with a negative impact on our margins or could cause us to spend more money to maintain customers or seek new customers, all of which could negatively impact our business.

Our failure to protect our reputation could have a material adverse effect on our brand name and profitability.

The value in our brand name and its continued effectiveness in driving our sales growth are dependent to a significant degree on our ability to maintain our reputation for safety, high product quality, friendliness, service, trustworthy advice, integrity, and business ethics. Any negative publicity about these areas could damage our reputation and may result in reduced demand for our merchandise. The increasing use of technology also poses a risk as customers are able to quickly compare products and prices and use social media to provide feedback in a manner that is rapidly and broadly dispersed. Our reputation could be impacted if customers have a bad experience and share it over social media.

Failure to comply with ethical, social, product, labor, environmental and anti-corruption standards could also jeopardize our reputation and potentially lead to various adverse actions by consumer or environmental groups, employees, or regulatory bodies.

Failure to comply with applicable laws and regulations, to maintain an effective system of internal controls or to provide accurate and timely financial statement information could also hurt our reputation. If we fail to comply with existing or future laws or regulations, we may be subject to governmental or judicial fines or sanctions, while incurring substantial legal fees and costs. In addition, our capital and operating expenses could increase due to implementation of and compliance with existing and future laws and regulations or remediation measures that may be required if we are found to be noncompliant with any existing or future laws or regulations. The inability to pass through any increased expenses through higher prices would have an adverse effect on our results of operations.

Damage to our reputation or loss of consumer confidence for any of these or other reasons could have a material adverse effect on our results of operations and financial condition, as well as require additional resources to rebuild our reputation.

Our business, financial condition, results of operations and cash flows may be affected by litigation.

We may become involved in lawsuits, regulatory investigations, governmental and other legal procedures, arising out of the ordinary course of business. Legal action may be material and may adversely affect our business, results of operations, financial condition, and cash flows.

Government regulation of the internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted, and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply, or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on our sites or may even attempt to completely block access to our sites. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our customer base may be adversely affected, and we may not be able to maintain or grow our net revenue and expand our business as anticipated.

Failure to comply with federal, state and international laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of federal, state, and international laws and regulations govern the collection, use, retention, sharing, export, and security of consumer data. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements, and obligations. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any federal, state or international privacy or consumer protection related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities or require us to change our operations and/or cease using certain data sets. Any such claim, proceeding or action could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties. We may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Federal, state, and international governmental authorities continue to evaluate the privacy implications inherent in the use of third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. U.S. and foreign governments have enacted, have considered or are considering legislation or regulations that could significantly restrict the ability of companies and individuals to engage in these activities, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices and web browsers have implemented, or announced plans to implement, means to make it easier for Internet users to prevent the placement of cookies or to block other tracking technologies, which could if widely adopted result in the use of third-party cookies and other methods of online tracking becoming significantly less effective. The regulation of the use of these cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new customers on cost-effective terms and consequently, materially adversely affect our business, financial condition and operating results.

In addition, various federal, state, and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection and consumer protection. Any such changes may force us to incur substantial costs or require us to change our business practices. This could compromise our ability to pursue our growth strategy effectively and may adversely affect our ability to acquire customers or otherwise harm our business, financial condition, and operating results.

A privacy breach could damage our reputation and our relationship with our customers, expose us to litigation risk and adversely affect our business.

As part of our normal course of business, we collect, process, and retain sensitive and confidential customer information. Despite security measures we have in place, our facilities and systems may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information could severely damage our reputation and our relationships with our customers, expose us to risks of litigation and liability and adversely affect our business.

Our Articles of Incorporation exculpates our officers and directors from certain liability to us or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud, or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Business disruptions could affect our operating results.

A significant portion of our development activities and certain other critical business operations are concentrated in a few geographic areas. A major earthquake, fire or other catastrophic event that results in the destruction or disruption of any of our critical facilities could severely affect our ability to conduct normal business operations and, as a result, our future financial results could be materially and adversely affected.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We estimate that it will cost a minimum of $300,000 annually to maintain the current level of management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

Because the President of our wholly owned subsidiary has a controlling interest in our voting shares, he can exert significant control over our business and affairs.

The President of our wholly owned subsidiary, Auto Parts 4 Less, Inc. Christopher Davenport, beneficially owns 17,100 Series B Preferred Shares which grants Christopher Davenport with controlling voting rights of approximately 57% for all matters voted upon by common shareholders. As a result, the President of our wholly owned subsidiary will have control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors.
●	to amend or prevent amendment of our certificate of incorporation or by-laws.
●	to effect or prevent a merger, sale of assets or other corporate transaction.
●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

There are potential conflicts of interest between the interests of common shareholders and the ownership interests of the holders of Series B preferred stock.

The certificates of designation of our Series B preferred stock contain provisions which provide for super voting rights for the holders of those preferred shares. The result of this is that those holders are not affected by events or transactions which dilute common shareholders. In the past, we have issued what are commonly referred to as “toxic” convertible securities. The effect of these issuances resulted in substantial dilution over the past few years to common shareholders. These have had no effect on voting rights. Accordingly, there are potential and actual conflicts of interests between the interests of the Series B preferred shareholders interests and the interests of our common shareholders. In future periods, if we are unable to maintain profitability of our operations, common shareholders could again become subject to these types of dilution events and transactions.

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with operating as a public company, as disclosed above, and to require substantial additional funding to continue to pursue our business and our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations.

Our ability to generate positive cash flow will be dependent upon our ability to generate sufficient revenues from our new business plan and raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

●	support our planned growth and carry out our business plan
●	hire top quality personnel for all areas of our business; and
●	address competing market developments

To date, we have financed our operations entirely through equity investments by related parties and other investors and the incurrence of debt. We expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it will result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition, and prospects.

We may have difficulty obtaining officer and director coverage or obtaining such coverage on favorable terms or financially be unable to obtain any such coverage, which may make it difficult for our attracting and retaining qualified members of our Boards, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage or financially be unable to obtain such coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future, and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. Our internal control over financial reporting presently are not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations, and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations, and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our Board and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

Public disclosure requirements and compliance with changing regulation of corporate governance pose challenges for our management team and result in additional expenses and costs which may reduce the focus of management and the profitability of our company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

COVID-19 RELATED RISKS

THE OUTBREAK OF COVID-19 HAS RESULTED IN A WIDESPREAD HEALTH CRISIS THAT COULD ADVERSELY AFFECT THE ECONOMIES AND FINANCIAL MARKETS WORLDWIDE AND COULD EXPONENTIALLY INCREASE THE RISK FACTORS DESCRIBED HEREIN

The outbreak of the coronavirus may negatively impact sourcing and manufacturing of the products that we sell as well as consumer spending, which could adversely affect our business, results of operations and financial condition.

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis..” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

The recent emergence and uncertainty arising from the COVID 19 omicron variant may cause market uncertainty and reduced demand for our products and negatively impact our share price.

On November 29, 2021, the World Health Organization announced that the omicron variant is likely to spread and creates a global risk. The supply chains for and delivery of our products could be disrupted as a result of the occurrence of cases, hospitalizations, and deaths resulting from the omicron variant and could adversely affect our business, results of operations and financial condition. Future outbreaks of new strains of COVID-19 may not respond to existing treatments including vaccinations and the rapid spread of the omicron and future new variants make it difficult to predict the impact of COVID-19 on our operations. Because of the uncertainty and impact of the omicron variant, investors may not want to purchase our common stock and the demand for our shares and our stock price could be negatively impacted.

The COVID-19 Pandemic poses threats to manufacturing capacity and temporary disruption of operations.

The ability of our industry to ramp up production to meet demand, and how long the pandemic lasts, will have a direct impact on the amount of inventory remaining in distribution channels once the pandemic subsides. This factor, coupled with the possibility of economic recession or runaway inflation, could have a deleterious impact on sales for a significant period that could negatively impact our revenues and our third-party manufacturing efficiencies. Our ability to increase market penetration is predicated upon our continued ability to sub-manufacturer at a sufficient capacity; however, there can be no guarantees that our manufacturing will not be negatively impacted by the pandemic or government responses to it. Additionally, there is a risk that government responses to thwart the spread of the virus, in the form of local or regional quarantine or shelter-in-place orders, could require temporary curtailment of manufacturing operations of our manufacturers, or prevent the export of our products from the country of origin. In such cases, our inability to deliver product would negatively impact sales.

The global impact of COVID-19 and actions taken to reduce its spread continues to rapidly evolve and we will continue to monitor the situation and the effects on our business and operations closely. We do not yet know the full extent of potential impacts on our business or operations or on the global economy as a whole, particularly if the COVID-19 pandemic continues and persists for an extended period of time. The length of time it may take for global vaccine distribution and more normal economic and operating conditions to resume remains uncertain and the economic recovery period could continue for a prolonged period even after the health risks of the pandemic subside.  Given the uncertainty, we cannot reasonably estimate the impact on our future results of operations, cash flows or financial condition. To the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties described in this “Risk Factors” section of this Prospectus.

The economic conditions arising from the pandemic have resulted in an economy that is volatile and unpredictable. Some companies are experiencing reduced revenues and issues with supply chains, and in turn, as a consequence of limited cash flow, are not prepared to purchase our products. COVID-19 has led to some of our customers and potential customers being stricken with the virus causing them to not be able to work for many weeks and therefore causing delays for us in our marketing decisions. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak or the timing and the degree to which economic recovery will be realized post-pandemic and, consequently, its effects on our business or results of operations, financial condition, or liquidity, at this time. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic or the degree to which the economy rebounds or the consequential inflation and supply chain shortages will have post-pandemic will have on the 2022 results, or the effectiveness and distributions of recently announced vaccines, changes to mask mandate policies, and impact of other possible future variants. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future years.

A terrorism attack, other geopolitical crisis, or widespread outbreak of an illness or other health issue, such as the current Coronavirus outbreak, could negatively impact our operations.

Our operations are susceptible to global events, including acts or threats of war or terrorism, international conflicts, political instability, Pandemics, and natural disasters. The occurrence of any of these events could have an adverse effect on our business results and financial condition.

We are susceptible to a widespread outbreak of an illness or other health issue, such as the Coronavirus (also referred to herein as “Covid 19”) outbreak first reported in Wuhan, Hubei Province, China in December 2019, resulting in millions of confirmed cases identified around the world and in countries in which we conduct business, including the United States. The outbreak has caused governments to implement quarantines, implement significant restrictions on travel, closed schools, and workplaces, and implement work restrictions, all of which can impair normal business operations. Globally air travel has been significantly interrupted as has air freight, ocean freight, and even truck deliveries.

As a result of pandemic outbreaks, businesses have been shut down, supply chains have been interrupted, slowed, or rendered inoperable, and individuals can become ill, quarantined, or otherwise unable to work and/or travel due to health reasons or governmental restrictions. Governmental mandates have required forced shutdowns of our facilities for extended or indefinite periods and, if there is a “fourth” wave of COVID-19, may occur again. In addition, these widespread outbreaks of illness could adversely affect our workforce resulting in serious health issues and absenteeism. Pandemic outbreaks and slow recovery could also interfere with general commercial activity related to our supply chain and customer base, which could have an adverse effect on our financial condition and operational results.

RISKS RELATED TO OUR SECURITIES

An investment in our securities is highly speculative.

An investment in shares of our common stock and Warrants is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our common stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

The Nevada Revised Statute contains provisions that could discourage, delay, or prevent a change in our control, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the Nevada Revised Statutes (“NRS”). Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in our articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s Board before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the Board and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of NRS Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

Our Articles of Incorporation exculpates our officers and directors from certain liability to us or our stockholders.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to us. . The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. Additionally, these provisions and resultant costs may also discourage our bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Litigation may adversely affect our business, financial condition, and results of operations

From time to time in the normal course of its business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our s operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may be unavailable at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of the insurance coverage for any claims could have a material adverse effect on our business, results of operations, and financial condition.

Our bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our bylaws, provide that we shall indemnify our officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on our behalf to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of our officers and directors should consult with independent legal counsel.

It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our common stock could be negatively affected.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may be unable to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In prior periods we identified certain material weaknesses in our internal controls. Specifically, we did not maintain effective controls over the control environment. Our weaknesses related to a lack of a sufficient number of personnel with appropriate training and experience in accounting principles generally accepted in the United States of America. Furthermore, we have not developed and effectively communicated to our employees the accounting policies and procedures necessary to maintain effective controls over the control environment and lack staffing in accounting and finance operations.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock.

The President of our subsidiary, Chris Davenport, owns a sufficient number of Series B Preferred shares such that he has the ability to control corporate and stockholder matters, providing him with the ability to control or influence stockholder decisions.

The rights contained with the Series B preferred shares held by our subsidiary President enable him to control corporate and stockholder matters, including funding employee equity incentive programs, electing directors, and determining the outcome of all matters submitted to a vote of our stockholders so long as those shares remain outstanding. The Series B preferred shares have no conversion right and are not callable by the Company.

RISKS RELATED TO THE REVERSE STOCK SPLIT

There can be no assurance that we will be able to comply with NASDAQ’s continued listing standards, a failure of which could result in a de-listing of our common stock.

In conjunction with this Offering, our common stock and Warrants have been approved for listing on NASDAQ, subject to official notice of issuance. Prior to the consummation of this Offering, our common stock was quoted on OTCQB. There is no assurance that our common stock or Warrants will be listed on NASDAQ or be able to continue to comply with the applicable NASDAQ listing standards. Should our common stock be listed on NASDAQ, in order to maintain that listing, NASDAQ requires that the trading price of a company’s listed stock on NASDAQ remain above one dollar in order for such stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from NASDAQ, together with any related warrants listed on NASDAQ.

In addition, to maintain a listing on NASDAQ, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and Warrants and would impair your ability to sell or purchase our common stock and Warrants when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock and/or warrants to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares of common stock and greater difficulty affecting such sales.

RISKS RELATED TO THIS OFFERING.

The Warrants included in the Units are speculative in nature.

The Warrants included in the Units offered in this Offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of such Warrants may exercise their right to acquire shares of common stock and pay an exercise price of $5.00 - $7.00 per share (no less than 100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any such unexercised Warrants will expire and have no further value. Although the Warrants have been approved for listing on NASDAQ, subject to official notice of issuance, there is no assurance that an active market will ever develop.

Provisions of the Warrants offered by this Prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our articles of incorporation, as amended, our amended by-laws, certain provisions of the Warrants included in the Units offered by this Prospectus could make it more difficult or expensive for a third party to acquire us. Such Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under such Warrants. These and other provisions of the Warrants included in the Units offered by this Prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of our common stock pursuant to this Offering could depress the price of our common stock. The existence of these shares and shares of common stock that may be issuable upon conversion or exercise, as applicable, of Warrants and convertible common stock, commonly referred to as an “overhang”, can act as a depressant to our common stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing shareholders and investors seek to convert or exercise such securities or sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock. In addition, the shares of our common stock included in the Units and underlying Warrants sold in the Offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this Offering. If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock.

Upon exercise of the Warrants underlying the Units, we will be obligated to issue a substantial number of additional shares of common stock which will dilute our present shareholders.

We are obligated to issue additional shares of our common stock in connection with exercise of outstanding Warrants in connection with this Offering. The exercise of Warrants will cause us to issue additional shares of our common stock and will dilute the percentage ownership of our shareholders.

An active, liquid, and orderly market for our common stock or Warrants may not develop.

Our common stock and Warrants are expected to trade on NASDAQ as of the effective date of the registration statement of which this Prospectus forms a part. An active trading market for our common stock or Warrants may never develop or be sustained. If an active market for our common stock or Warrants does not continue to develop or is not sustained, it may be difficult for investors to sell shares of their shares of Common Stock or Warrants without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock and Warrants.

While we are seeking to list our Common Stock and Warrants on NASDAQ, there is no assurance that either of such securities will be listed on NASDAQ.

While we are seeking to list our common stock and Warrants on the NASDAQ Capital Market, we cannot ensure that we will meet the NASDAQ requirements to obtaining a listing or whether either of such securities will be accepted for listing on NASDAQ.

Following the proposed reverse stock split, we cannot assure you that we will be able to continue to comply with NASDAQ’s listing standards.

Approval for the listing of our common stock and the Warrants included in the units offered hereby on NASDAQ, will require us to meet the current NASDAQ listing standards, including the minimum bid price requirement, which we met by implementing a reverse stock split of our outstanding common stock prior to the closing of this Offering. There can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with the minimum bid price requirement of NASDAQ. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In addition, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain NASDAQ’s minimum bid price requirement. If we fail to comply with the minimum bid price requirement, our securities could be delisted.

Holders of the Warrants will not have rights of holders of our common stock until such Warrants are exercised.

Until holders of Warrants will acquire shares of our common stock upon exercise of the Warrants or upon exercise of the Warrants, such holders will have no rights with respect to the shares of our common stock underlying such securities. Upon exercise of the Warrants or exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise.

Even if we meet the initial listing requirements of the NASDAQ Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the NASDAQ Capital Market, a failure of which could result in a delisting of our Common Stock.

The NASDAQ Capital Market requires that the trading price of its listed stocks remain above $1.00 in order for the stock to remain listed. If a listed stock trades below $1.00 for more than 30 consecutive trading days, then it is subject to delisting from the NASDAQ Capital Market. In addition, to maintain a listing on the NASDAQ Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and Warrants and would impair your ability to sell or purchase your shares of our Common Stock or Warrants when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock or Warrants to become listed again, stabilize the market price or improve the liquidity of our Common Stock or Warrants, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The Warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing Warrants to purchase shares of common stock as part of this Offering. To the extent we issue shares of common stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such Warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the

Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Warrants are exercised, you may experience dilution to your holdings.

The sale or issuance of our Units may cause substantial dilution and the resale of the shares of common stock and common stock underlying the Warrants into the public market, or the perception that such sales may occur, could cause the price of our common stock to fall.

We are registering an aggregate of 3,600,000 shares of common stock (including common stock underlying the Warrants) in the registration statement of which this Prospectus is a part. If all of the shares of common stock (including common stock underlying the Warrants) offered under this prospectus were issued and outstanding as of August 24, 2022, such shares would represent approximately ______% of the total number of shares of our common stock outstanding and ______% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of August 24, 2022. Additionally, we have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of __________ shares of common stock (8% of the shares of common stock included in the Units, excluding the over-allotment, if any) subject to a 9.99% beneficial ownership limitation. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four- and one-half-year period commencing 180 days from the commencement of sale of securities in connection with this offering.

Although the number of shares of our common stock that our existing stockholders own will not decrease, the common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after the closing of this Offering. Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to the underwriter, and the resale of such shares by purchasers into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, result in substantial dilution to existing stockholders and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered pursuant to this prospectus may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering at the current market value, you may suffer immediate and substantial dilution in the pro forma net tangible book value per share of common stock. See the section entitled “Dilution” elsewhere in this prospectus for a more detailed discussion of the dilution you may incur if you purchase shares in this offering.

We may use the net proceeds from this Offering in ways with which you may disagree.

We intend to use the net proceeds from this Offering for debt payoff, advertising and website promotion, and working capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of 3,600,000 Units. Accordingly, we will have significant discretion in the use of the net proceeds of sales of Units in this Offering.  It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the proceeds to pursue strategic opportunities that may arise, such as potential acquisition opportunities. You will be relying on the judgment of our management with regard to the use of the net proceeds from this Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the proceeds from this Offering effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

Cautionary Note

The forward-looking statements contained herein report may prove incorrect.

This filing contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding our business into various foreign countries; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our business; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

See Notes to Financial Statements

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The registration statement containing this Prospectus, including the exhibits to the registration statement, provides additional information about us and our common stock offered under this Prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were originally formed as RX Scripted, LLC on December 30, 2004 as a North Carolina limited liability company and then converted to a Nevada corporation as RX Scripted, Inc. on December 5, 2007. On January 7, 2010, we changed our name to MedCareers Group, Inc. MedCareers Group operated a website for nurses, nursing schools and nurses’ organizations to foster better communication between nurses and the nursing profession. On November 19, 2010, the Company entered into a Share Exchange Agreement (the “Exchange”) with Nurses Lounge, Inc., a Texas corporation (“Nurses Lounge”) and its nine shareholders (the “Nurses Lounge Shareholders”), whereby we issued 24,000,000 restricted shares of common stock to the Nurses Lounge Shareholders in exchange for 100% of the issued and outstanding shares of common stock of Nurses Lounge.

Although 24,000,000 restricted shares were issued in connection with the Exchange, certain of our significant shareholders agreed to cancel some of the shares of common stock they owned so that the net effect of the Exchange was an increase to the outstanding shares of common stock by 7,175,000 shares rather than 24,000,000. Included in the shareholders receiving shares of common stock in connection with the Exchange, was Timothy Armes, founder and president of Nurses Lounge, Inc., who received 14,902,795 shares.

On November 29, 2018, we entered into a Share Exchange Agreement whereby we acquired 100% of the issued and outstanding equity securities of The 4LESS Corp. (“4Less”), a private company, in exchange for our issuance of nineteen thousand (19,000) shares of our Series B Preferred Stock, 6,750 Series C Convertible Preferred Shares, and 870 Series D Preferred Shares as shown in the following table.

Shareholder	# of Series B Preferred	# of Series C Preferred	# of Series D Preferred
Christopher Davenport	17,100	6,075	675
Sergio Salzano	1,900	675	75
Timothy Armes	1,000	0	120
TOTAL	20,000	6,750	870

The Series C Convertible Preferred Shares have a right to convert into our common stock in total as a class by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date and then multiplying that number by the percentage of Series C shares being converted. Notwithstanding the foregoing, any and all outstanding shares of Series C Convertible Preferred

Stock shall automatically convert at the Conversion Price on December 31, 2024. As a result of this Share Exchange, the former shareholders of the private company, 4Less, became our controlling shareholders. The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein the private company, 4Less is considered the acquirer for accounting and financial reporting purposes. Pursuant to the transaction, Tim Armes, our CEO, cancelled 60,000,000 shares of common stock in exchange for 120 shares of Series D Preferred Stock. As a result of the transaction, 4Less, the private company, became our wholly owned subsidiary and there was a change in our control whereby Christopher Davenport and Sergio Salzano, collectively hold voting rights equal to 63.37% of the total voting rights at any given time by virtue of holding 95% of the Series B Preferred Stock. In addition, Tim Armes, our CEO, still retains 1,000 Class B Preferred Shares, representing 3.30% of the Series B Preferred Stock. Accordingly, the total voting rights owned by Chris Davenport, Sergio Salzano, and Tim Armes are 66.67%. On December 12, 2019, The 4Less Corp. name was changed to Auto Parts 4Less, Inc., a Nevada corporation, and continues to operate as our wholly owned subsidiary.

As of February 7, 2022, there are no Series C Convertible Preferred issued and outstanding.

Industry Background

The specialty-equipment market includes parts and accessories that are manufactured, sold, and distributed for cars, light trucks, sport utility vehicles, vans, and other passenger vehicles motorcycles, ATVs, UTVs, boats. Our manufactures’ products are designed to customize or enhance the performance, handling, or appearance of both new and used vehicles. The auto specialty equipment market is often described as “the parts you want” rather than “the parts you need.” Our business has been referred to as “Automotive E-Tailing”, which means selling automotive components online. According to a published report by Market Research Future, the global automotive e-tailing market is expected to reach $55.22 Billion by the end of the forecast period in 2022 (Source: https://www.marketwatch.com/press-release/automotive-e-tailing-market---2019-trends-size-share-growth-insight-competitive-analysis-leading-players-regional-and-global-industry-forecast-to-2022-2019-07-17 which report is expressly not incorporated into this Prospectus).

Business

Auto Parts 4Less Group, Inc, through their wholly owned subsidiary, has been in the online auto parts business since 2015, first selling auto parts through online marketplaces such as eBay and social media platforms and then as a distributor of auto and truck parts, including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks through their proprietary website LiftKits4Less.com.  Starting in 2019, the Company began investing in its own ecommerce platform, Liftkits4less.com, thereby allowing auto parts to be direct listed across marketplace and social media sites. Technical achievements have included CRM system, warehouse integration API, warehouse inventory software to name a few.

The e-commerce auto equipment market is composed of two segments, the direct replacement referred to as the “OEM” (Original Equipment Market), typically used for automobile repairs, and the after-market automobile parts market, typically for customization of vehicles. Liftkits4less.com has dealt exclusively in the aftermarket.

In 2019, shortly after the share exchange with MedCareers Group, Inc., with technology upgrades in place, 4Less began successfully moving the majority of sales from third party marketplaces direct to their proprietary ecommerce web site, Liftkits4Less.com. By doing so we saved 8%-10% in fees charged by the major marketplace’s such as e-Bay and Amazon as well as further building the 4less brand as a leading ecommerce site for auto parts. In FYE 2021 Liftkits4less.com generated just over $11 million in sales.

On November 19, 2019, the Company acquired the URL Autoparts4Less.com and changed the name of their wholly owned subsidiary from the 4Less Corp. to Auto Parts 4Less, Inc. With the acquisition of the URL AutoParts4Less.com began focusing all of their efforts and resources on building out a flagship automotive marketplace with the potential to offer buyers a wide range of automotive parts, including both OEM and aftermarket parts for cars, trucks, boats, motorcycles and RV’s on a single platform.

In August 2021 the Company launched a beta test version of Autoparts4less.com. In a short period of time after the beta launch we realized that with the amount of interest received from numerous types of large sellers, which included not only ecommerce sites presently selling parts online, but also interest from other large parts sellers such as warehouse distributors, new car dealers with large inventories of parts as well as brick and mortar parts retailers looking to move sales online, the platform originally created would soon be inadequate. As such, the Company made the decision to upgrade to a larger and more advanced platform solution so they immediately began implementation of the AWS Fargate serverless platform solution. During this beta testing period, which continues to the present, we have made available and marketed products listed by numerous sellers with a plan to complete our present vision for autoparts4less.com and become a fully operational marketplace by October 2022. AutoParts4less.com will be distinguished from online auto parts sellers in that it will operate as an enterprise level automotive marketplace, with potentially hundreds of sellers offering both aftermarket and OEM (Original Equipment Manufacturer) parts to buyers. Unlike eCommerce sites, each seller on our Auto Parts Marketplace will be solely responsible for shipping, refunds, and inquiries regarding parts.

By October 2022, the Company plans to become fully operational with its pure play automotive marketplace platform, AutoParts4less.com (now in beta testing) as we start adding the potentially hundreds of auto parts sellers to our marketplace platform. Unlike eCommerce sites, each seller on our Auto Parts Marketplace through AutoParts4Less.com will be solely responsible for shipping, refunds, and inquiries regarding parts.

 Apart from AutoParts4less.com, we have operated LiftKits4LESS.com as an e-commerce retailer and distributor of auto and truck parts, including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks. As an eCommerce site, we have been solely responsible for shipping, refunds, and inquiries regarding parts.

Competition

We directly compete for buyers to use our Auto Parts Marketplace Platform over many competitors including e-commerce giants, Amazon, and eBay as well as auto parts retailers. The sale of automotive parts, accessories and maintenance items is highly competitive in many areas, including name recognition, product availability, customer service, store location and price. We compete in the aftermarket auto parts industry, which includes both the retail DIY and commercial do-it-for-me (“DIFM”) auto parts and products markets.

Our competitors include national, regional and local auto parts chains, independently owned parts stores, online automotive parts stores or marketplaces, wholesale distributors, jobbers, repair shops, car washes and auto dealers, in addition to discount and mass merchandise stores, hardware stores, supermarkets, drugstores, convenience stores, home stores and other retailers that sell aftermarket vehicle parts and supplies, chemicals, accessories, tools and maintenance parts. We compete on the basis of customer service merchandise quality, selection and availability; product warranty; store layouts, location, and convenience; price; and the strength of our brand name, trademarks, and service marks.

Competitive Advantages

Our web sites offer substantial value-added content, including:

●	Installation guides
●	Install videos
●	High impact photos
●	Order customization and live chat with a technical expert

Competitive Disadvantages

Our competitors include national, regional and local auto part chains, independently owned parts stores, online automotive parts stores or marketplaces, wholesale distributors, auto deals, discount and mass merchandise stores, hardware stores, home stores and other retailers that sell vehicles parts and supplies chemicals, accessories, tools, and maintenance parts. Most of our competitors have greater financial and operational resources than we do.

Marketing Strategies

We have primarily relied upon organic growth, which is estimated to account for approximately 75% of our sales, Additionally, we market via Google reviews, our YouTube channel, Video Review, and advertising on Facebook.

Employees

Presently we have 10 full-time employees including

●	Our Chief Executive Officer/Chief Financial Officer, Tim Armes
●	President of our wholly owned subsidiary, Auto Parts 4 Less, Inc. Christopher Davenport
●	Customer Service Manager
●	Install Center Manager
●	Customer assistant
●	Salesperson
●	Warehouse Manager
●	Technical support

Target Markets

Our target markets include all users of auto parts and Original Equipment Manufacturers (OEMs).

DESCRIPTION OF PROPERTY

Our corporate offices are located at 106 W. Mayflower, Las Vegas, Nevada 89030. Our offices are approximately 1,200 square feet, we pay rent of $1,000 per month, and our lease has been renewed to June 30, 2022.

Our warehouse is located at 106 W. Mayflower Avenue, North Las Vegas, Nevada 89030. Our warehouse is approximately 8,800 square feet and we pay rent of $6,400 per month. Our lease expired in November 2021, however, we have received a verbal commitment from the lessor for a 5 year renewal of the lease subject to completion of a written lease agreement.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our unaudited financial statements originally contained in our Form 10-Q ending April 30 ____, 2022, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Results of Operations for the Three Months Ended April 30, 2022 Compared to the Three Months Ended April 30, 2021

The following table shows our results of operations for the three months ended April 30, 2022 and 2021. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

			Change
	2022	2021	$	%
Total Revenues	$1,729,930	3,728,784	$(1,998,854)	(54%	)
Gross Profit	261,927	962,206	(700,279)	(73%	)
Total Operating Expenses	1,282,955	2,204,564	(921,609)	(42%	)
Total Other Income (Expense)	(1,573,130)	674,801	(2,247,931)	(333%	)
Net Income (Loss)	$(2,594,158)	$(567,557)	$(2,026,601)	(357%	)

Revenue

The following table shows revenue split between proprietary and third-party website revenue for the three months ended April 30, 2022 and 2021:

			Change
	2022	2021	$	%
Proprietary website revenue	$1,236,243	2,123,101	$(886,858)	(42%	)
Third-party website revenue	493,687	1,605,683	(1,111,996)	(69%	)
Total Revenue	$1,729,930	$3,728,784	$(1,998,854)	(54%	)

We had total revenue of $1,729,930 for the three months ended April 30, 2022, compared to $3,728,784 for the three months ended April 30, 2021. Sales decreased by $1,998,854 primarily due to present economic conditions reducing consumer demand. In the prior year’s quarter, sales were driven by high consumer demand as a result of economic stimulus packages provided during the pandemic and an aggressive marketing push by the Company. In the current fiscal we are still dealing with supply issues as we have less product available for sale as a result. The Company also recorded $332,823 in deferred revenue for the three months ended April 30, 2022, which will be recognized as revenue next quarter and recognized $425,560 out of the total $665,143 from last quarter. The deferred revenue represents orders paid by customers this period but delivered in the following period due to back orders and processing and delivery times. The Company also recorded $291,684 in customer deposits for the three months ended April 30, 2022 and recognized $324,211 from the prior quarter out of a total of $530,900. The customer deposits are orders that were either cancelled and payment refunded to the customers subsequent to April 30, 2022 or shall remain as deposits until the item is either delivered and recorded as revenue or cancelled and refunded.

The Company’s focus continues in growing its proprietary website revenues and the Company was successful in that, increasing its proprietary website revenue to 71% of total sales this current quarter from 57% the previous year’s quarter.

Gross Profit

We had gross profit of $261,927 for the three months ended April 30, 2022, compared to gross profit of $962,206 for the three months ended April 30, 2021. Gross profit decreased by $700,279 as a result of the decreased revenues explained above and also due to an increase in cost because the Company had to purchase goods at higher product costs from distributers rather than the usual manufacturers for many of the new available products or some of the products that were not available from the usual manufacturers due to still existing supply chain issues.

Operating Expenses

The following table shows our operating expenses for the three months ended April 30, 2022 and 2021:

			Change
	2022	2021	$	%
Depreciation	$12,938	$10,735	2,203	21%
Postage, Shipping and Freight	74,698	193,187	(118,489)	(61%	)
Marketing and Advertising	274,427	608,034	(333,607)	(55%	)
E Commerce Services, Commissions and Fees	330,697	416,127	(85,430)	(21%	)
Operating lease cost	30,479	30,479	—	0%
Personnel Costs	205,299	297,493	(92,194)	(31%	)
General and Administrative	354,417	648,509	(294,092)	(45%	)
Total Operating Expenses	$1,282,955	$2,204,564	(921,609)	(42%	)

•   Depreciation increased by $2,203 due to full depreciation on the two new vehicles acquired last year’s quarter.

•   Postage shipping and freight decreased by $118,489 due to lower sales.

•   Marketing and advertising decreased by $333,607 due to aggressive promotional efforts in 2021 to drive sales to our proprietary websites and build our brands. For the quarter ended April 30, 2022 the spending has resumed to usual levels.

•   E Commerce Services, Commissions and Fees decreased by $85,430 due to lower sales.

•   Personnel Costs decreased by $92,194 due to staff reductions as a result of lower demand.

•   General and Administrative decreased by $294,092 due to a decrease of $272,320 in investor relations costs as a result of the REG A subscription offering in the prior year’s quarter and a reduction of $57,516 in professional fees due to associated reporting and business requirements of the afore mentioned REG A subscription from the prior year’s quarter. These decreases were partially offset by increases in insurance costs.

Other Income (Expense)

The following table shows our other income and expenses for the three months ended April 30, 2022 and 2021:

			Change
Other Income (Expense)	2022	2022	$	%
Gain (Loss) on Derivatives	$(337,737)	$4,187	(341,924)	(8,166%	)
Gain on Settlement of Debt	3,589	914,049	(910,460)	(100%	)
Amortization of Debt Discount	(725,280)	(128,528)	(596,752)	464%
Interest Expense	(513,702)	(114,907)	(398,795)	347%
Total Other Income (Expense)	$(1,573,130)	$674,801	(2,247,931)	(333%	)

The changes above can be explained by the increase in convertible debt this quarter ended April 30,2022. Convertible debt increased to $5,603,400 from $521,500 so accordingly there were large increases in amortization expense and interest expense. As a result of the debt exchanges and settlements for the quarter ended April 30, 2021, the gain on settlement of debt was higher. The higher loss on derivatives is a function of the market factors in the valuation of the derivative liability described in Note 8.

We had a net loss of $2,594,158 for three months ended April 30, 2022, compared to net income of $567,557 for three months ended April 30, 2021. The decrease in net income was mainly due to the lower sales and higher financing costs for the current year’s quarter as well as the gain on settlement in debt that occurred in the three months ended April 30, 2021. These changes were partially offset by a large decrease in operating expenses for reason set out above.

Liquidity and Capital Resources

Management believes that we will continue to incur losses for the immediate future. Therefore, we will need additional equity or debt financing until we can achieve profitability and positive cash flows from operating activities, if ever. These conditions raise substantial doubt about our ability to continue as a going concern. Our unaudited consolidated financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.

As of April 30, 2022, we had a cash balance of $461,060, inventory of $398,881 and $10,429,545 in current liabilities. At the current cash consumption rate, we will need to consider additional funding sources going forward. We are taking proactive measures to reduce operating expenses and drive growth in revenue.

The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

Capital Resources

The following table summarizes total current assets, liabilities and working capital (deficit) for the periods indicated:

	April 30, 2022	January 31, 2022
Current assets	$899,253	$564,615
Current liabilities	10,429,545	8,890,462
Working capital (deficits)	$(9,530,292)	$(8,325,847)

Net cash used in operations for the three months ended April 30, 2022 was $1,725,709 as compared to net cash used in operations of $820,458 for the three months ended April 30, 2021. Net cash used in investing activities for the three months ended April 30, 2022 was $1,142 as compared to $35,000 for the same period in 2021. Net cash provided by financing activities for the three months ended April 30, 2022 was $2,110,413 as compared to $1,920,115 for the three months ended April 30, 2021.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our unaudited financial statements originally contained in our Form 10-K ending January 31, 2022, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Results of Operations For the Year Ended January 31, 2022 compared to the year ended January 31, 2021

The following table shows our results of operations for the years ended January 31, 2022 and 2021, The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

			Change
	2022	2021	$	%
Total Revenues	$11,018,751	$8,171,355	$2,847,396	35%
Gross Profit	1,547,447	1,460,628	86,819	6%
Total Operating Expenses	9,005,439	3,602,462	5,402,977	150%
Total Other Income (Expense)	(611,764)	3,329,010	(3,940,774)	(118%	)
Net Income (Loss)	$(8,069,756)	$1,187,176	$(9,256,932)	(780%	)

Revenue

The following table shows revenue split between proprietary and third party website revenue for the years ended January 31, 2022 and 2021:

			Change
	2022	2021	$	%
Proprietary website revenue	$7,576,068	$4,200,624	$3,375,444	80%
Third party website revenue	3,442,683	3,970,731	(528,048)	(13%	)
Total Revenue	$11,018,751	$8,171,355	$2,847,396	35%

We had total revenue of $11,018,757 for the year ended January 31, 2022, compared to $8,171,355 for the year ended January 31, 2021. Sales increased by $2,847,396 or 35%. This large increase can be attributed to many factors such as; economic stimulus payments from government, large increase in product offering, aggressive advertising and promotion, and economic growth emerging from pandemic. The Company at January 31, 2022 had $665,143 (2021-$687,786) of deferred revenue which represents orders received before January 31, 2022 but delivered after. This will be revenue that the Company recognizes in the first quarter ended April 30, 2022.  Also, the Company had $530,900 (2021-$188,385) in customer deposits which represents orders received before January 31, 2022 but either cancelled or still unfulfilled after. Both deferred revenues and deposits were a result of inventory shortages and supplier back-order issues. The Company believes that of the unrecognized revenue (deferred revenue and customer deposits combined) in 2022 which totals $1,196,043, $927,518 was a result of supply chain issues with the remaining $268,525 caused by normal operating issues. We do continue to grow our proprietary website revenues which increased by 80% offset by a reduction in third party website revenue by 13%.

Gross Profit

We had gross profit of $1,547,447 for the year ended January 31, 2022, compared to gross profit of $1,460,628 for the year ended January 31, 2021. Gross profit increased by $86,819, yet gross profit % decreased to 14% in fiscal 2022 from 18% in fiscal 2021.

Gross profit increased because of the 35% increase in sales however this was reduced because cost of revenue was higher because the Company had to purchase goods at higher product costs from distributers rather than the usual manufacturers for many of the new available products or some of the products that were not available from the usual manufacturers due to supply chain issues.

Operating Expenses

The following table shows our operating expenses for the years ended January 31, 2022 and 2021. Operating expenses increased to $9,005,439 for the year ended January 31, 2022 from $3,602,462 for the year ended January 31, 2021:

			Change
	2022	2021	$	%
Operating expenses
Depreciation	$48,931	$25,196	$23,735	94%
Postage, Shipping and Freight	531,954	498,370	33,584	7%
Marketing and Advertising	2,430,905	112,531	2,318,374	2,060%
E Commerce Services, Commissions and Fees	1,569,825	887,274	682,551	77%
Operating lease cost	121,917	121,917	—	0%
Personnel Costs	1,482,448	1,128,652	353,796	31%
PPP Loan Forgiveness	(209,447)	—	(209,447)	—
General and Administrative	3,028,906	828,522	2,200,384	266%
Total Operating Expenses	$9,005,439	$3,602,462	$5,402,977	150%

•   Depreciation increased by $23,735 due to asset additions totaling $196,569 in 2022, thus a higher asset value is being depreciated.

•   Postage shipping and freight increased by $33,584 due to higher sales.

•   Marketing and advertising increased by $2,318,374 due to strong promotional efforts geared to increasing brand awareness of the website as well as targeted advertising.

•   E Commerce Services, Commissions and Fees increased by $682,551 with approximately $47,000 due to increased sales and approximately $636,000 on the new website.

•   Personnel Costs increased by $353,796 due to some isolated salary increases as well as staff increases in fiscal 2022 compared to fiscal 2021 which saw staff reductions as a result of the pandemic.

•   General and Administrative increased by $2,200,384. This increase is attributed to a non-cash charge of $ 1,677,055 to stock based compensation, $425,090 increase in professional fees (which comprise of accounting, legal, reporting and transfer agent costs), and $188,215 increase in investor relations.

Other Income (Expense)

The following table shows our other income and expenses for the years ended January 31, 2022 and 2021:

			Change
	2022	2021	$	%
Other Income (Expense)
Gain (Loss) on Sale of Property and Equipment	$20,345	$464	$19,881	4,285%
Gain (Loss) on Derivatives	235,703	(828,614)	(1,064,317)	128%
Gain on Settlement of Debt	1,410,113	5,060,704	(3,650,591)	(72%	)
Amortization of Debt Discount	(918,463)	(335,004)	(583,459)	174%
Interest Expense	(1,359,462)	(568,540)	(790,922)	139%
Total Other Income (Expense)	$(611,764)	$3,329,010	$(3,940,774)	(118%	)

The results of the year ended January 31, 2022 resulted in other expense of $611,764 vs other income of $3,329,010 for the year ended January 31, 2021. For the year ended January 31, 2022 the Company acquired more short term debt which resulted in higher interest costs and debt amortization. For the year ended January 31, 2021 there were debt settlements and exchanges which resulted in the increase in gain on settlement of debt and lower interest expense. Fair value of derivatives was largely affected by the increase in the market price of our common stock during the current period as well as the significant reduction in convertible debt.

We had net loss of $8,069,756 for the year ended January 31, 2022, compared to net income of $1,187,176 for the year ended January 31, 2021 due mainly to the gain on debt settlement for the year ended January 31, 2021 , the higher interest and debt amortization, share based compensation and marketing and advertising for the year ended January 31, 2022 and the other factors mentioned above.

Liquidity and Capital Resources

As of January 31, 2022, we had cash and cash equivalents of $77,498 of cash, $432,583 of inventory and total current liabilities of $8,890,462. We had negative working capital of $8,325,847 as of January 31, 2022.

Net cash used in operations for the year ended January 31, 2022 was $6,340,468 compared to $859,821 for the year ended January 31, 2021.The use of cash in operations was caused by the net loss offset by non -cash adjustments.

Net cash (used in) provided from investing activities for the year ended January 31, 2022 was ($18,568) compared to $9,750 for the year ended January 31, 2021.

Cash provided by financing activities for the year ended January 31, 2022 was $6,158,870 compared to $965,611 for the year ended January 31, 2021. In both years the cash provided from financing activities was from the proceeds from the issuance of common shares and the net proceeds of notes payable and short term debt and in 2021 the PPP loan.

Subsequent to year end, through the date of filing of this Form 10-K, the company issued loans totaling $2,100,000 for cash proceeds of $1,728,250.

We borrowed funds and/or sold stock for working capital.  These transactions are detailed in the section “Recent Sales of Unregistered Securities”.

Currently, we don’t have sufficient cash reserves to meet its contractual obligations and its ongoing monthly expenses, which we anticipate totaling approximately $6,000,000 over the next 12 months.  Historically, revenues have not been sufficient to cover operating costs that would permit us to continue as a going concern. These conditions raise substantial doubt about our ability to continue as a going concern. We have been able to continue operating to date largely from loans made by its shareholders, other debt financings and sale of common stock.  We are currently looking at both short-term and more permanent financing opportunities, including debt or equity funding, bridge or short-term loans, and/or traditional bank funding, but we have not decided on any specific path moving forward.  Until we have raised sufficient funding to pay our ongoing expenses associated with being a public company, and we have sufficient funds to support our planned operations, we can provide no assurances that it will be able to meet its short and long-term liquidity needs, until necessary financing is secured.

We do not currently have any additional formal commitments or identified sources of additional capital from third parties or from our officers, director or significant shareholders. We can provide no assurance that additional financing will be available on favorable terms, if at all. If we are not able to raise the capital necessary to continue our business operations, we may be forced to abandon or curtail our business plan.

In the future, we may be required to seek additional capital by selling additional debt or equity securities, selling assets, if any, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

Critical Accounting Policies

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue when control is transferred over the promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Because the Company’s sales agreements generally have an expected duration of one year or less, the Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose information about its remaining performance obligations.

Disaggregation of Revenue: Channel Revenue

The following table shows revenue split between proprietary and third party website revenue for the years ended January 31, 2022 and 2021:

			Change
	2022	2021	$	%
Proprietary website revenue	$7,576,068	$4,200,624	$3,375,444	80%
Third party website revenue	3,442,683	3,970,731	(528,048)	(13%	)
Total Revenue	$11,018,751	$8,171,355	$2,847,396	35%

The Company’s performance obligations are satisfied at the point in time when products are received by the customer, which is when the customer has title and obtained the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (shipment of product). The Company primarily receives fixed consideration for sales of product. Shipping and handling amounts paid by customers are primarily for online orders and are included in revenue. Sales tax and other similar taxes are excluded from revenue.

Revenue is recorded net of provisions for discounts and promotion allowances, which are typically agreed to upfront with the customer and do not represent variable consideration. Discounts and promotional allowances vary the consideration the Company is entitled to in exchange for the sale of products to customers. The Company recognizes these discounts and promotional allowances in the same period that the revenue is recognized for products sales to customers. The amount of revenue recognized represents the amount that will not be subject to a significant future reversal of revenue. The customer pays the Company by credit card prior to delivery.

The Company offers a 30 day satisfaction guaranteed return policy however the customer must pay for the return shipment. The return must be previously authorized, cannot be either damaged or previously installed and must be in saleable condition. In the Company’s experience this amount is immaterial and therefore no provision has been recorded on the Company’s books. Any defective merchandise falls under the manufacturer’s limited warranty and is subject to the manufacturer’s inspection. The manufacturer has the option to repair or replace the item.

All sales to customers are generally final. However, the Company accepts returned product due to quality or issues relating to product description or incorrect product orders and in such instances the Company would replace the product or refund the customers funds The Company’s customers generally pre-pay for the products.

Use of Estimates

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgments and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based.  The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to estimate deferred revenue and customer deposits and value derivative liabilities.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable, advances and notes payable.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments. Derivatives are recorded at fair value at each period end. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date.

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

As of January 31, 2022 and 2021, the Company’s derivative liabilities were measured at fair value using Level 3 inputs.  See Note 9.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of January 31, 2022:

	January 31, 2022	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative Liabilities – embedded redemption feature	$1,263,442	$—	$—	$1,263,442
Totals	$1,263,442	$—	$—	$1,263,442

Derivative Liability

The derivative liabilities are valued as a level 3 input under the fair value hierarchy for valuing financial instruments. The derivatives arise from convertible debt where the debt and accrued interest is convertible into common stock at variable conversion prices. As the price of the common stock varies, it triggers a gain or loss based upon the discount to market assuming the debt was converted at the balance sheet date. When evaluating the effect of the issuance of new equity-linked or equity-settled instruments on previously issued instruments, the Company uses first-in, first-out method (“FIFO”) where authorized and unused shares would first be used to satisfy the earliest issued equity-linked instruments. As of January 31, 2022, the Company had warrants to purchase 360,550 common shares and stock options to purchase 50,000 common shares.

The fair value of the derivative liability is determined using a lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, historical stock price volatility, the expected term, and both high risk and the risk-free interest rate. The most sensitive inputs to the model are for expected time for the holder to convert or be repaid and the estimated historical volatility of the Company’s common stock.  However, because the historical volatility of the Company’s common stock is so high, the sensitivity required to change the liability by 1% as of January 31, 2022 is greater than 25% change in historical volatility as of that date.  The other inputs, such as risk free rate, high yield cash rate and stock price all have a sensitivity for a 1% change in the input variable results in a significantly less than 1% change in the calculated derivative liability.

USE OF PROCEEDS

Assuming no exercise of the underwriters’ over-allotment option or of the Warrants issued in this Offering, or Underwriter’s Warrants, we estimate that the net proceeds from this Offering will be approximately $16,401,335 after deducting estimated underwriting fees and discounts payable by us. Assuming the same, if the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $16,401,335. If the underwriter exercises the over-allotment option with respect to only the Warrants the additional proceeds from such exercise will be nominal. We intend to use the net proceeds from this Offering, and any proceeds from the exercise of the Warrants included in the Units and the Underwriter’s Warrants, for the following purposes which are at our Board’s discretion: (a) debt payoff - $5,000,000; (b) advertising and website promotion - $8,000,000; and (c) working capital - $3,401,335.

Uses:	NET PROCEEDS TO THE COMPANY	PERCENTAGE
Debt Payoff	$ 5,000,000	30%
Advertising and Website Promotion	$ 8,000,000	49%
Working Capital	$ 3,401,335	21%
Total Uses	$ 16,401,335	100%

This is an estimated use of proceeds; the actual allocation of proceeds realized from this Offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Therefore, as of the date of this Prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this Offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this Offering.

Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this Offering will enable us to further grow the business and increase cash flows from operations.

A $__________ increase (decrease) in the assumed public offering price of $______ per Unit would increase (decrease) the expected net proceeds of the Offering to us by approximately $__________ million, assuming that the number of Units sold by us remains the same. We may also increase or decrease the number of Units we are offering. An increase (decrease) in the number of Units offered by us by ______________ Units would increase (decrease) the expected net proceeds of the Offering to us by approximately $__________ million assuming that the assumed public offering price remains as set forth on the cover page of this Prospectus.

DETERMINATION OF OFFERING PRICE

The public offering price of the Units will be negotiated between the underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business.

The public offering price stated on the cover page of this Prospectus should not be considered an indication of the actual value of the Units sold in this Offering, or the shares of common stock or Warrants included in such Units. The values of such securities are subject to change as a result of market conditions and other factors.

DILUTION

If you invest in our Units in this Offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock that is part of the Unit and the as adjusted net tangible book value per share of common stock immediately after this Offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of April 30, 2022 was ($) per share of common stock.

After giving effect to the receipt of the net proceeds from our sale of ______________ Units in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of April 30, , 2022, would have been approximately $______, or $______ per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $______ per share to our existing stockholders, and an immediate dilution of $______ per share to new investors participating in this Offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this Offering from the public offering price per Unit paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the Warrants)
Net tangible book value per share as of April 30, 2022
Increase in as adjusted net tangible book value per share after this Offering
Pro forma as adjusted net tangible book value per share after this Offering

As adjusted net tangible book value per share after giving effect to this Offering
Dilution in as adjusted net tangible book value per share to new investors

A $__________ increase (decrease) in the assumed public offering price of $______ per Unit (which is based on the last reported sales price of our common stock of $__________ on ______________ would increase (decrease) the as adjusted net tangible book value per share by $______ and the dilution per share to new investors in this Offering by $__________ ($__________, assuming the number of Units offered by us, as set forth on the cover page of this Prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated Offering expenses payable by us and assuming no exercise of the underwriter’s over-allotment option and no exercise of any of the Warrants included in the Units or Underwriter’s Warrants issued pursuant to this Offering. An increase (decrease) in the number of Units offered by us by ______________ Units would increase (decrease) the as adjusted net tangible book value per share by $__________ ($__________), and the dilution per share to new investors in this Offering by $__________ ($__________ assuming that the assumed public offering price remains the same as set forth on the cover page of this Prospectus after deducting the estimated underwriting discounts and commissions, and assuming no exercise of the underwriters’ over-allotment option and no exercise of any of the Warrants included in the Units or Underwriter’s Warrants issued pursuant to this Offering.

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value for the Offering will increase to $______ per share, representing an immediate increase to existing stockholders of $______ per share and an immediate dilution of $______ per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise or conversion of outstanding Warrants and options having a per share exercise or conversion price less than the per share Offering price to the public in this Offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 1,667,574 shares of common stock outstanding as of the date of this Prospectus.

●	assumes no exercise of the underwriter’s overallotment option to purchase up to an additional [ ] shares of our common stock and [ ] Warrants to purchase common stock;

●	assumes no exercise of any Warrants or Underwriter’s Warrants issued in this offering;

●	excludes our common stock issuable upon the exercise of outstanding options to purchase shares of common stock; and

●	excludes that certain number of shares of our common stock issuable upon conversion of $1,588,890 of principal plus interest outstanding on convertible promissory notes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of April 30, 2022, as follows:

●	on an actual basis;

●	on a proforma basis as of __, to reflect the issuance of conversion of Series C Preferred Stock into common stock;

●	on a pro forma basis as of ____________,to reflect the issuance of __________ shares of common stock subsequent to ____________;

●	on a pro forma as adjusted basis to give effect to the Offering and sale of the Units and reflect the application of net proceeds of $__________, excluding proceeds from the exercise of the over-allotment option, if any, after deducting the estimated Offering expenses.

You should read this table in conjunction with our historical and pro forma financial statements and related notes appearing elsewhere in this Prospectus and “Use of Proceeds.”

At April 30, 2022
	Actual	Pro Forma as Adjusted

Cash	$
Short-term Debt
Long-term Debt
Shareholders Equity/(deficiency)
Preferred stock -Series A, par value $0.001 per share, 330,000 shares authorized, none outstanding
Preferred stock -Series B, par value $0.001 per share, 20,000 shares authorized, 20,000 outstanding
Preferred stock -Series C, par value $0.001 per share, 7,250 shares authorized, 0 shares outstanding
Common stock, par value $0.000001 per share, 75,000,000 shares authorized, 1,500,362 shares outstanding, actual, ____________ shares outstanding, pro forma, ____________ shares outstanding, pro forma adjusted ____________ shares

Additional paid-in capital
Accumulated deficit
Total stockholder’s equity
Total Capitalization	$

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the trading symbol “FLES.” Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On August 262022, the last reported sale price of our common stock was $5.40.

Upon the completion of the Offering, a total of ____ shares of our common stock (____________ shares if the underwriters exercise their option to purchase additional shares in full) will be outstanding. This number excludes any issuance of an aggregate of additional shares of common stock that could occur in connection with the conversion of our outstanding convertible promissory notes, options and warrants.

Prior to the effective date of this offering, our common stock is traded on the OTC Markets OTCQB maintained by OTC Markets under the symbol “FLES”.  The following table sets forth, for the periods indicated, the high and low sales prices, which set forth reflect inter-dealer prices, without retail mark-up or mark-down and without commissions; and may not reflect actual transactions.

Calendar Quarter Ending	Low	High
July 31, 2022	$4.75	$11.99
April 30, 2022	$5.10	$12.91
January 31, 2022	$7.25	$20.00
October 31, 2021	$1.10	$1.29
July 31, 2021	$1.99	$2.15
April 30, 2021	$2.06	$2.30
January 31, 2021	$0.20	$4.48
October 31, 2020	$0.06	$6.40
July 31, 2020	$0.05	$0.20
April 30, 2020	$0.11	$0.40

Our high and low prices for August 26, 2022 were $5.40 and $4.53, respectively.

Penny Stock Considerations

Prior to the reverse split, our common stock was deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Stockholder or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

As of the date of this Prospectus, we had 1,667,574 shares of common stock outstanding and 119 record holders of our common stock.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Any future determination to pay dividends will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

DESCRIPTION OF OUR SECURITIES

Common Stock

We have 75,000,000 common stock shares authorized, par value of $0.000001 per share, 1,667,574 shares of which are outstanding as of August 26, 2022.

Holders of common stock are entitled to one (1) vote per share for all purposes. Our common stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board members. Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board .

As of August 26, 2022, there were 119 holders of record of our common stock.

Preferred Stock

We have 20,000,000 blank check preferred stock authorized, of which there are 19,641,880 unissued blanks check preferred available for issuance.

Series A Preferred

We have 330,000 shares of Series A Convertible Preferred Stock authorized that have no liquidation rights or voting rights and are convertible into common stock determined by multiplying the number of issued and outstanding common stock shares on the date of conversion by the conversion price of $0.152 per share. As of this Offering, there are no Series A outstanding, which shares were canceled as part of reverse merger transaction in 2018 and spin-out of Nurses Lounge, Inc.

Series B Preferred

We have 20,000 shares of Series B Preferred Stock authorized, each share of which entitles the holder to vote on all shareholder manners in total equal to 66.67% of the total vote.

To date, we have issued 20,000 Preferred B Shares, 17,100 Preferred B Shares of which are owned by the President of our wholly owned subsidiary, Auto Parts 4 Less, Inc., providing him with 57% voting control over our outstanding As a result, the President of our wholly owned subsidiary will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Series C Preferred

There are 7,250 Series C shares authorized and 0 shares issued and outstanding.

We had 7,250 shares of Series C Convertible Preferred Stock authorized and issued that were convertible into common stock determined by multiplying the number of issued and outstanding common stock shares on the date of conversion by the conversion ratio of $2.63 per share, which upon conversion will equal 72.5% of our common stock outstanding. Any and all outstanding shares of Series C Convertible Preferred Stock were required to be automatically convert at the Conversion Price by December 31, 2024. Series C Convertible Shares were not entitled to dividends. We were further required to reserve a sufficient number of shares for the conversion of Preferred C Shares. The Series C Convertible Preferred Stock ranked prior to any class of series of our capital stock.

The total of 7,250 Series C Preferred Shares were issued to the following persons and entity and converted into the Company’s common stock by each holder on or around the first week of February 2022:

Date	Issued to	Number of Preferred C Shares	Percentage Upon Conversion

November 2018	Chris Davenport	6,074	60.75%
November 2018	Third Party Investor	675	6.75%
August 2020	Third Party Investor	400	4.00%
September 2020	Timothy Armes	100	1.00%

Holder	Common Stock Shares Owned from Conversion

Chris Davenport	758,240
Third Party Investor	84,269
Third Party Investor	49.937
Timothy Armes	12,484

Total	904,930

Series D Preferred

We have 870 shares of Series D Convertible Preferred Stock that have no dividend or voting rights and rank subordinate and are junior to Series A, B, and C Preferred Stock. There are 870 Series D Convertible Preferred Shares outstanding. We or the Holder of Series D Preferred may redeem any or all of the outstanding Preferred Stock at $1,000 per share.

To date, we have issued 870 Preferred D Shares.

Options

There are 250,000 options outstanding that were issued to our Chief Executive Officer on July 11, 2022, which were issued pursuant to a July 11, 2022 Stock Option Agreement. The options were issued at $4.00 per share with a 5 year exercise period, which options were issued to our Chief Executive Officer for providing 3 years of services to us.

Warrants

As of the date of this Prospectus, we have 1,096,833 warrants outstanding, 90,0000 warrants of which pertain to a $2,400,000 note that we expect to repay prior to maturity on November 12, 2026, which would result in the cancellation of such 90,000 warrants, leaving a balance of 1,066,833 warrants.

Convertible Debt

Subsequent to April 30, 2022 the Company issued convertible debt totaling $1,588,890 receiving cash proceeds of $1,146,668, paid original issue discounts and issuance costs totaling $222,222, and transferred an existing $220,000 loan into a new loan. A $400,000 note is convertible after 6 months at a conversion price, lesser of 1) $5.00, (2) 75% of uplisting price and the remaining $1,188,890 notes are convertible upon default at conversion price lower of i) lowest price 20 days prior to Issuance ii) lowest price 20 days prior to conversion.

Dividend Rights

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, as follows:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Sales Pursuant to Rule 144

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal 33,269 shares as of the date of this Prospectus; or

●	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

DESCRIPTION OF OUR SECURITIES THAT WE ARE OFFERING

Units

We are offering up to 3,600,000 Units in this offering at an assumed public offering price of $5.00 to $7.00 per unit, and up to an additional ______________ shares of common stock and/or Warrants upon full exercise of the over-allotment option by the underwriter at the assumed public offering price per share of the assumed public offering price per Unit. Each Unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to no less than 100% of the public offering price of the Units. Our Units will not be certificated and the shares of our common stock and the Warrants that are part of such Units must be purchased together in this offering as Units and are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the Warrants. These securities will be issued pursuant to an underwriting agreement between us and the underwriters. You should review the form of underwriting agreement and the form of warrant, each filed as exhibits to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board out of funds legally available for dividend payments.  All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable.  The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us, the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $______ per share (no less than 100% of the public offering price per Unit), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five (5) years after the closing of this offering.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus. Notwithstanding the foregoing, on the expiration date of the Warrants, they shall be automatically exercised via cashless exercise pursuant to the terms of the Warrants.

Exercise Limitation.  A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a warrant holder prior to the issuance of such Warrants, 9.99%) of the outstanding common stock immediately after such exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon at least 61 days’ prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price.  The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $______ per share (no less than 100% of the price of each unit sold in this offering). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares.  No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, and our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability.  Subject to applicable laws, the Warrants at the option of the holder upon surrender of the warrant to us or our designated agent, together with the appropriate instruments of transfer may be offered for sale, sold, transferred or assigned without our consent.

Amendment and Waiver.  Subject to any non-conflicting terms of the warrant agency agreement and the exercise adjustment provisions of the Warrants, the Warrants may be modified or amended or the provisions thereof waived (i) with respect to an amendment or modification, upon obtaining the written consent of the Company and the holders of at least 50.1% of the shares common stock issuable upon the exercise of the then-outstanding Warrants issued pursuant to the warrant agency agreement and (ii) in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that, in each case, if any amendment, modification or waiver disproportionately, materially and adversely impacts a warrant holder (or group of holders), the written consent of such disproportionately impacted holder (or group of holders) shall also be required, and provided further that such modification, amendment or waiver applies to all of the then-outstanding Warrants.

Exchange Listing.  The Warrants are intended to be approved for listing on NASDAQ, subject to official notice of issuance, under the symbol “FLESW.” No assurance can be given that we will receive official notice of issuance or that a trading market will develop.

Warrant Agent; Global Certificate.  The Warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global Warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions.  In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder.  The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law.  The Warrants and the warrant agency agreement are governed by New York law.

Underwriter’s Warrants.  The registration statement of which this prospectus forms a part also registers for sale the Representative’s Warrants, as a portion of the underwriting compensation payable to the underwriter in connection with this offering. The Underwriter’s Warrants will be exercisable for a four and one-half year period commencing 180 days following the commencement of sales of the securities issued in connection with this offering at an exercise price of $______ (110% of the public offering price of the Units). Please see “Underwriting—Underwriter’s Warrants” for a description of the Warrants we have agreed to issue to the Representative in this offering, subject to the completion of the offering.

Effects of Certain Provisions of Our Articles of Incorporation and Amended By-laws

Provisions of our articles of incorporation, as amended, and our amended by-laws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Board; Removal of Directors for Cause.  Our amended by-laws provide for the election of directors to one-year terms at each annual meeting of the stockholders.  All directors elected to our Board will serve until the election and qualification of their respective successors or their earlier resignation or removal.  The Board is authorized to create new directorships, subject to the articles of incorporation, as amended, and to fill such positions so created by a majority vote of the directors.  Members of the Board may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote at a special meeting of stockholders.

Board Vacancies.  Vacancies on the Board may be filled by the remaining members of the Board.

Special Meetings of Stockholders.  Special meetings of the stockholders may be called only by Board pursuant to the requirements of our amended by-laws.

Blank-Check Preferred Stock.  The Board will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the Board and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our Board does not approve.

Transfer Agent and Registrar

Our transfer agent is ClearTrust, LLC, 16540 Pointe Village Dr Suite 205, Lutz, FL 33558, United States, (https://cleartrustonline.com which website is not incorporated by reference to this Prospectus) which is registered with the SEC as a transfer agent.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Units, common stock and Warrants purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying one share of common stock and one warrant to purchase one share of common stock that underlie the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and Warrants should also apply to holders of Units (as the deemed owners of the underlying common stock and Warrants that comprise the Units). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock and one warrant to purchase one share of common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between such one share of common stock and one warrant to purchase one share of common stock based on their relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock and each warrant should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the one share of common stock and one warrant to purchase one share of common stock comprising the unit, and the amount realized on the disposition should be allocated between the one share of common stock and one warrant to purchase one share of common stock based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of the common stock and Warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the common stock and Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the Warrants that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or Warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains, or the dividends-received deduction described below under “Consequences to U.S. Holders—Constructive Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Exercise of a Warrant

The exercise of a warrant for shares of common stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of common stock received on exercise of a warrant equal to the sum of the U.S. holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of common stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S . holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our common stock or our Warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock or Warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market, a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, Warrants whose total fair market value on the date they were acquired (and on the date or dates any additional Warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional Warrants were acquired) of 5% of all our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock or Warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding, and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of our securities on or after January 1, 2020. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriter may offer some of the Units to other securities dealers at such price less a concession of $______ per Unit. If all of the Units offered by us are not sold at the public offering price per Unit, the underwriter may change the offering price per Unit and other selling terms by means of a supplement to this prospectus.

We have paid an advance of $25,000 to the underwriter, which will be applied against the accountable expenses that will be paid by us to the underwriter in connection with this offering. The underwriting agreement also provides that in the event the offering is terminated, the $25,000 advance paid to the underwriter will be returned to us to the extent that offering expenses are not actually incurred by the underwriter in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A).

We have also agreed to reimburse the underwriter for reasonable out-of-pocket expenses not to exceed $100,000 in the aggregate. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount, will be approximately $500,000.

No action has been taken by us or the underwriter that would permit a public offering of the shares of our common stock included in this offering in any jurisdiction where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of our common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of our common stock and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy any of our common stock included in this offering in any jurisdiction where that would not be permitted or legal.

Discretionary Accounts

The underwriter does not intend to confirm sales of the Units offered hereby to any accounts over which they have discretionary authority.

Indemnification

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Lock-Up Agreements

We and our officers and directors, and the holders of 3% or more of the outstanding shares of our common stock as of the effective date of the registration statement, have agreed, subject to limited exceptions, for a period of 180 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our Warrants. The public offering price for our Units will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believes to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock or Warrants will trade in the public market subsequent to this offering or that an active trading market for our common stock or Warrants will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of ____________ shares of common stock (8% of the shares of common stock included in the Units, excluding the over-allotment, if any) subject to a 9.99% beneficial ownership limitation. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four- and one-half-year period commencing 180 days from the commencement of sale of securities in connection with this offering, which period is in compliance with FINRA Rule 5110(e)(1)(A). The Underwriter’s Warrants are exercisable at a per share price equal to $______ per share, which shall be no less than 100% of the public offering price per Unit in the offering . The Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. The underwriter (or permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate these Underwriter’s Warrants or the securities underlying these Underwriter’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying securities for a period of 180 days from the commencement of sales of the securities issued in connection with this offering. The exercise price and number of shares issuable upon exercise of the Underwriter’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. In addition, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the common stock issuable upon exercise of such Underwriter’s Warrants, the holders thereof shall have the right to exercise the Underwriter’s Warrants solely via a cashless exercise feature provided for in such Underwriter’s Warrants, until such time as there is an effective registration statement and current prospectus. Notwithstanding the foregoing, on the expiration date of such Underwriter’s Warrants, they shall be automatically exercised via cashless exercise pursuant to the terms of such Underwriter’s Warrants.

Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of 24 months after the closing of the offering, the underwriter shall have a right of first refusal to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to the underwriter. The underwriter in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Trading; NASDAQ Capital Market Listing

Our common stock is presently quoted on the OTCQB under the symbol “FLES.” We intend to apply to list our common stock and Warrants offered in the offering on the Nasdaq Capital Market under the symbols “FLES” and “FLESW”, respectively. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market; however, it is a condition of the underwriters’ obligation that our shares of common stock and Warrants have been approved for listing on Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriter sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Units

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other websites maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in their capacity as underwriter, and should not be relied upon by investors.

Other Relationships

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. In November 2021, Maxim received a 6% fee in the amount of $144,000 in connection with a $2,400,000 bridge loan provided to us. Except for the foregoing and the services provided in connection with this offering , , the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for the Company by Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. Sichenzia Ross Ference LLP is acting as counsel for the underwriter in this offering.

EXPERTS

The consolidated financial statements of The 4Less Group, Inc., as of January 31, 2022 and 2021, and for the two years then ended have been included herein and in the registration statement in reliance upon the report of L J Soldinger Associates, LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Footnote 2 to the consolidated financial statements.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s Board to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. In addition, the registrant’s Bylaws provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. The registrant is also empowered under the registrant’s Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the securities being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this Prospectus, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Executive Officers and Corporate Governance.

The following table lists the names and ages of the executive officers and director of the Company.  The director(s) will continue to serve until the next annual shareholders meeting, or until their successors are elected and qualified. All officers serve at the discretion of the Board.

Name	Age	Position	Date First Nominated / Appointed To the Company
Timothy Armes	65	Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.	August 2011

Chris Davenport	51	President of Auto Parts 4less, Inc.	October 2013

Sheldon Reinhart	57	Interim Chief Financial Officer	August 25, 2022

Roger P. Schrum	67	Director Nominee	August 25, 2022

Danny Johnson, Jr.	40	Director Nominee	August 25, 2022

Ken Kaufman	48	Director Nominee	August 25, 2022

No members of our Board are independent using the definition of independence under Nasdaq Listing Rule 5605(a)(2) and the standards established by the SEC. Prior to closing the offering we plan to increase the size the Board to satisfy Nasdaq’s requirement that the majority of the Board be independent.

Timothy Armes: Mr. Armes has served as our Chairman/Chief Executive Officer/Chief Financial Officer/Secretary/Treasurer/ of The 4Less Group (formerly MedCareers Group, Inc.) since August 2011. From February 2011 to August 2011, Mr. Armes served as the Chief Operating Officer of the Company.  Since August 2011, Mr. Armes has served as the Chairman, Chief Executive Officer, President, Secretary and Treasurer of the Company. In 1992 Mr. Armes launched one of the first online job bulletin boards which eventually grew into jobs.com. As CEO of Jobs.com he raised over 100 million dollars and grew it into one of the top employment web sites before leaving the company in May of 2000. Mr. Armes began his career as an auditor for Ernst and Young and then as a real estate workout specialist with different firms in the mid 1980’s. Mr. Armes obtained a Bachelor of Business Administration degree in Accounting from the University of Texas in 1980 and passed the Certified Public Accountant exam.

Director Qualifications:

We believe that Mr. Armes is well qualified to serve as a Director of the Company because of his significant experience working with and building Nurses Lounge (which since November 2010 has been our wholly owned operating subsidiary); his prior experience growing Jobs.com, and his financial and accounting background.

Christopher Davenport: Chris Davenport has served as President of our wholly owned subsidiary, Auto Parts 4Less, Inc., since October 2013. Mr. Davenport received his MBA from the University of California in September 2005 where he was recognized by his classmates as “the Most Innovative Thinker”. Before founding The 4Less Corp, Mr. Davenports’ previous business provided mobile dental services to the employees of the gaming corporations. These contracts covered the lives of several hundred thousand employees on the Las Vegas strip. Due to the nature of the mobile facilities, Mr. Davenport implemented several new technologies at the time such as: filmless radiography, virtual patient charts and VPN networks to make for seamless quality health care. Soon after, Mr. Davenport expanded his mobile dental company to the military where he won several multiyear, multi-million dollars medical/dental National Guard Medical Readiness contracts. Mr. Davenport has a proven history of implementing innovative technologies. In April 2014, Mr. Davenport filed for Chapter 7 Bankruptcy in the United States Bankruptcy Court of Nevada, which bankruptcy was discharged on September 2, 2014.

Nominated Interim Chief Financial Officer – Sheldon Reinhart

On August 25, 2022, we nominated Sheldon Reinhart as our Interim Chief Financial Officer. Upon his appointment, Sheldon Reinhart will be working as our Chief Financial Officer. Sheldon Reinhart has been a sole practitioner with Reinhart Accounting and Finance for the last 14 years, specializing in preparing and doing the accounting for Forms 10-Q and 10K reports for small cap companies as well as providing services in financial statement preparation and corporate taxation. Previously, In that vein, Mr. Reinhart has been providing financial statement preparation and 10-Q and 10-K preparation for us since (October 2019) on a part-time basis. Mr. Reinhart worked as the Chief Financial Officer for ICP Solar Technologies in 2008 and for Strategy First, Inc. from 2005-2008. He was General Manager and VP Finance for Walpert Industries Ltd. from 2001-2005, VP Finance of Paradox Security Systems Ltd from 1994-2001, and auditor with Richter from 1987-1994. Mr. Reinhart, a resident of Montreal, is a Chartered Professional Accountant (1994) and earned both a Graduate Diploma in Public Accountancy (1994) and Bachelor of Commerce from McGill University (1987).

We believe that Sheldon Reinhart is qualified to serve as our Chief Financial Officer due to his extensive experience in providing accounting and GAAP financial statement services to SEC reporting companies.

Nominated Independent Director – Roger P. Schrum

On August 25, 2022, Roger P. Schrum was nominated as our Director. Since 2022, Roger Schrum has been a Senior Advisor of Avid Pursuit, LLC, a private Columbia, South Carolina group of companies providing digital business solutions, investment activities in commercial real estate rehabilitation, and providing opportunities for diverse, non-technical persons to become software engineers. Since (2022), he has been the Chairman of the Board of South Carolina Technical College System. Comprised of 16 colleges located strategically across the state and two internationally renowned programs: readySC™ and Apprenticeship Carolina™, the SC Technical College System is dedicated to furthering economic and workforce development in South Carolina. From 2005 to 2022, Roger P. Schum was the Vice President of Investor Relations and Corporate Affairs for Sonoco Products Company (NYSE: SON) where he was responsible for Sonoco’s investor relations, shareholder engagements, marketing and brand communications, digital communications, executive compensation sustainability, community relations, and public affairs. Roger Schrum has 35 years of business management experience, as follows: from 2001 to 2005 he was Vice President, Human Resources and Communications for NorthWestern Corporation (NYSE: NWE); from 1993 to 2001), he as the General Manager of Marketing Communications and Public Affairs for SCANA Corporation (NYSE: SCG); from 1987 to 1993 he was Director of External Communications for Ashland, Inc. (NYSE: ASH); from 1980 to 1987, he was Manager of Financial Communications for Diamond Shamrock Corporation. He graduated Pittsburg State University and attended the Executive Development Program at Indiana University Graduate School of Business. Roger Schrum has served as a Board Member for South Carolina Technical Systems since 2016 and is a Board Member of the South Carolina Chamber

of Commerce, the South Carolina Agri Business Alliance, North East Strategic Alliance, the YMCA of the Upper Pee Dee, and the Byerly Foundation of Hartsville. He served as Chairman of the South Carolina Manufacturers Alliance and twice served as the Chairman of the Greater Hartsville Chamber of Commerce and the Darlington County Economic Development Partnership and served on the Advisory Board of MUSC’s Medical Associates.

We believe that Roger P. Schrum is qualified to serve as our Independent Director due to his extensive management and director experience.

Nominated Independent Director – Danny Johnson, Jr.

On August 25, 2022, we nominated Danny Johnson, Jr. as our Independent Director. Danny Johnson has extensive experience with capital project management, business intelligence, data mining, industrial construction, commercial construction, mechanical equipment installation, engineering, machining, fabrication, and field services. Since (year), Danny Johnson has operated as a General Contractor in South Carolina, North Carolina, Georgia, Arkansas, Tennessee, Alabama, Arizona, and Washington, He has been a Board Member of the following: (a) since 2007 with the North Industrial Machine, LLC; (b) since 2009, with Precision Components and Services, LLC; (c) since 2015 with Sun Superior LLC, (d) since 2015, with Chafin, Johnson & Associates. He has also been a Board Member of the following non-profit entities: (a) since 2016 a Board member and since 2019 as Chairman of Darlington County Progress – Economic Development; (b) since 2019 as a Board member and since 2021 as Vice Chair of Florence Darlington Technical Foundation; (c) from 2019 to 2021 as Chairman and from 2016 to 2022 as a Board Member of the South Carolina Manufacturing Extension Partnership (SCMEP; (d) from 2018 to present as a Board member of Duke Energy Regional Advisory Board. He is the recipient of the following awards: (a) 2018 Outstanding Lifetime Service – SC Manufacturing Conference and Expo; (b) 2017 Entrepreneurship Forum Inductee – Florence Darlington Technical College Foundation; (c) 2017 Industry Impact Award – South Caroline Department of Commerce; (d) 2017 Businessperson of the Year – Greater Hartsville Chamber of Commerce; and (e) 2017 Outstanding Young Alumni Award – Coker University. He received a Master’s Degree in Engineering from Clemson University and a Bachelor’s Degree in Business and History from Coker University. We believe that Danny Johnson is qualified to serve as our Independent Director because of his extensive industry, management, and director experience.

Nominated Independent Director – Ken Kaufman

On August 25 2022, we nominated Ken Kaufman as our Director. Ken Kaufman has been an executive with high growth organizations since 2004. From September 2020 to present, Ken Kaufman has been the DEO and Partner of The Dentist Entrepreneur Organization. From January 2021 to present, Ken Kaufman has been the Founder of the Dental Finance Forum, which exclusively supports finance of group dental practices and Dental Support Organizations. From January 2016 to August 2022, he was the Chief Financial Officer of Community Dental Partners. In 2003, Ken Kaufman received a Master’s Degree in Finance and Entrepreneurship from University of Georgia and in 1998 with a BA Degree in Business from Brigham Young University. We believe that Ken Kaufman is qualified to serve as our Independent Director because of his extensive executive, management, and director experience.

Corporate Governance

We promote accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Committee Charters/Committees of the Board of Directors

On August 25, 2022, our board of directors approved charters for our audit committee, compensation committee, and nominating committee. Should NASDAQ approve our application for a NASDAQ listing, the independent director nominees will be immediately appointed by our Board as our Independent Directors and also as members of these committees. . Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Nominating and Corporate Governance Committee

Nomination of Directors

As provided in our nominating and governance committee charter and our corporate governance principles, the Nominating Committee is responsible for identifying individuals qualified to become directors. The Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Nominating Committee members, (2) our other directors, (3) our shareholders, (4) our Chief Executive Officer or Chairman, and (5) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

●	high personal and professional ethics and integrity;

●	the ability to exercise sound judgment;

●	the ability to make independent analytical inquiries;

●	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

●	the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Nominating Committee also takes into account when considering whether to nominate a potential director candidate the following factors:

●	whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

●

whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert”

as such term is defined by the Securities and Exchange Commission (the “SEC”) in Item 401 of Regulation S-K;

●	whether the person would qualify as an “independent” director under the listing standards of the OTC;

●	the importance of continuity of the existing composition of the Board of Directors to provide long term stability and experienced oversight; and

●	the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The members of our Nominating and Corporate Governance Committee will be Danny Johnson and Ken Kaufman with Roger Schrum) serving as the Chairperson. Our Nominating and Corporate Governance Committee has the responsibility relating to assisting the Board in, among other things, (i) identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors, (ii) recommending to the Board the approval of nominees for director, (ii) developing and recommending to our board of directors a set of corporate governance guidelines, and (iv) overseeing the evaluation of our board of director.

Audit Committee

The members of our Audit Committee will be Ken Kaufman, Danny Johnson, and Robert Schrum and will be independent under the rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market applicable to audit committee members. Our board of directors has determined that Ken Kaufman qualifies as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq Stock Market.

Our Audit Committee will have the responsibility for, among other things, (i) selecting, retaining and overseeing our independent registered public accounting firm, (ii) obtaining and reviewing a report by independent auditors that describe the accounting firm’s internal quality control, and any materials issues or relationships that may impact the auditors, (iii) reviewing and discussing with the independent auditors standards and responsibilities, strategy, scope and timing of audits, any significant risks, and results, (iv) ensuring the integrity of the Company’s financial statements, (v) reviewing and discussing with the Company’s independent auditors any other matters required to be discussed by PCAOB Auditing Standard No. 1301, (vi) reviewing, approving and overseeing any transaction between the Company and any related person and any other potential conflict of interest situations, (vii) overseeing the Company’s internal audit department, (v) reviewing, approving and overseeing related party transactions, and (viii) establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee

The members of our Compensation Committee will be Roger Schrum, Tim Armes. And Danny Johnson with (Danny Johnson) serving as the Chairperson. Our Compensation Committee has the responsibility for, among other things, (i) reviewing and approving the chief executive officer’s compensation based on an evaluation in light of corporate goals and objectives, (ii) reviewing and recommending to the Board the compensation of all other executive officers, (iii) reviewing and recommending to the Board incentive compensation plans and equity plans, (iv) reviewing and discussing with management the Company’s Compensation Discussion and Analysis and related information to be included in the annual report on Form 10-K and proxy statements, and (v) reviewing and recommending to the Board for approval procedures relating to Say on Pay Votes.

Committee Charters

On August 25, 2022, our Board of Directors approved the Charters for our Audit Committee, Compensation Committee, Nominating Committee, and also our Code of Ethics, which Charters and Code of Ethics has been filed herein as Exhibits ( ) to ( ).

Involvement in Certain Legal Proceedings

To our knowledge, except as set forth in the biography of Mr. Davenport, there have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability of our director or executive officers.

Board Meetings and Annual Meeting

During the fiscal years ended January 31, 2022, our Board (currently consisting solely of Timothy Armes) did not meet or hold any formal meetings.  We did not hold an annual meeting in the year ended January 31, 2022.  In the absence of formal board meetings, the Board conducted all of its business and approved all corporate actions during the fiscal year ended January 31, 2022 by the unanimous written consent of its sole director.

Code of Ethics

On August 25, 2022, our Board of Directors approved our Code of Ethics.

Shareholder Proposals

We do have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board and we do not have any specific process or procedure for evaluating such nominees. The Board will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this report.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Chief Executive Officer and Chief Financial Officer during the fiscal years ended January 31, 2022 and 2021.  We did not have any executive officers who received total compensation in excess of $100,000 during the fiscal years disclosed below, other than disclosed below.

Name and principal position (1)	Year	Salary*	Bonus	Stock Awards	Option Awards	All other compensation*	Total compensation

Timothy Armes	2022	$150,000	—	—	$ 585,000	—	$735,000
CEO, President, Treasurer, Secretary and Director (1)	2021	$91,701	—	—	—	—	$91,701

Christopher Davenport	2022	$612,790	—	—	—	—	$612,790
President Autoparts4Less	2021	$550,200	—	—	—	—	$550,200

__________

*	Does not include any accruals not paid in cash or perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. The value of the Stock Awards and Option Awards in the table above, if any, was calculated based on the fair value of such securities calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(1)	No executive or director received any consideration, separate from the compensation they received as an executive officer, for service on the Board of Directors of the Company during the periods disclosed.

Grants of Plan-Based Awards.  None.

Options.

We have 250,000 Options outstanding, which options were issued to our Chief Executive Officer on July 11, 2022 at $4.00 per share with a 5 year exercise period.

Outstanding Equity Awards at Fiscal Year End.  None.

Executive Employment Agreements. None.

Potential Payments upon Termination or Change in Control

We do not have any contract, agreement, plan or arrangement with its named executive officers that provides for payments to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in our control, or a change in the named executive officer’s responsibilities following a change in control.

Retirement Plans

We do not have any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

Compensation of Directors

In the past, we have not instituted a policy of compensating non-management directors. However, we plans to use stock-based compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, we will consider the significant amount of time that directors expend in fulfilling their duties to us, as well as the skill-level that we require.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth information regarding the beneficial ownership of our voting common stock, as of August 29, 2022, by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our officers and directors (provided that Mr. Armes currently serves as our sole director); and (iii) all of our officers and directors as a group.

Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or Warrants currently exercisable or exercisable within 60 days after the date of this filing are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. The following table is based on 1,667,574 common shares issued and outstanding as of August 29, 2022.

COMMON STOCK

	Beneficial Owner	Address	Shares	Percent Ownership

Common Stock	Timothy Armes* Chairman / CEO President, Secretary, CFO	106 W Mayflower, Las Vegas, Nevada 89030	16,985	1.17%

Common Stock	Chris Davenport Founder and President Autoparts4Less	106 W Mayflower, Las Vegas, Nevada 89030	758,420	52.40%

	All Officers and Directors as a Group (2 Persons)		775,405	53.57%

*On July 11, 2022, we issued 250,000 options to our Chief Executive Officer, which options were issued at $4.00 per share with a 5 year exercise period.

The following table is based on 0 shares of Series A Preferred Shares outstanding, 20,000 of Series B Preferred Shares outstanding, 0 shares of Series C Preferred Shares outstanding and 870 shares of Series D Preferred shares outstanding as of August 22, 2022.

PREFERRED STOCK

	Beneficial Owner	Address	Class	Shares	Percent Ownership

Preferred Stock	Timothy Armes Chairman / CEO President, Secretary, CFO	106 W Mayflower, Las Vegas, Nevada 89030	Pref A Pref B Pref C Pref D	0 1,000 0 120	0.00% 5.00% 0.00% 13.79%

Preferred Stock	Chris Davenport Founder and President of Autoparrts4Less	106 W Mayflower, Las Vegas, Nevada 89030	Pref A Pref B Pref C Pref D	0 17,100 0 675	0.00% 85.50% 0.00% 77.58%

	All Officers and Directors as a Group (2 Persons)		Pref A Pref B Pref C Pref D	0 18,100 0 795	0.00% 90.50% 0.00% 91.38%

Certain Relationships and Related Transactions, and Director Independence.

As a result of the acquisition of the 4Less Corp in November 2018 and disposition of Nurses Lounge in December of 2018, Mr. Armes canceled 100 million shares (16,666 post-split) of his approximate 129,628,000 common shares he owned (21,604 post-split). Along with the cancellation of his common stock and a verbal agreement to stay on as our President, CEO and Chairman of the Board. Mr. Armes received 120 shares of Series D Preferred stock, maintained his 1,000 shares of Series B Preferred stock, received 100 Class C preferred shares (during the year ended January 31, 2021) and a payable to Mr. Armes representing $180,000 of deferred income of which a balance of $ 46,173 remains payable at July 31, 2022.

As part of the acquisition of the 4Less Corp., Christopher Davenport, the founder and president of The 4Less Corp, received 17,100 shares of Series B Preferred Stock representing approximately 89% of the 20,000 Series B Preferred stock outstanding, 6,075 shares of Series C Preferred stock outstanding which can be converted into approximately 60% of our outstanding common stock and 675 shares of Series D Preferred stock. On February 2, 2022, Christopher Davenport converted his Series C Preferred into post reverse 758,421 shares of common stock.

Review, Approval and Ratification of Related Party Transactions

We have not yet adopted a related party transaction policy, however, we are in the process of adopting such policy that is in conformity with NASDAQ requirements.

In the past, given our small size and limited financial resources, we had not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, director(s) and significant stockholders. However, we make it a practice of having our Board (currently consisting solely of Mr. Armes) approve and ratify all related party transactions. In connection with such approval and ratification, our Board takes into account several factors, including their fiduciary duties to us; the relationships of the related parties to us; the material facts underlying each transaction; the anticipated benefits to us and related costs associated with such benefits; whether comparable products or services are available; and the terms we could receive from an unrelated third party.

Until we adopt a related party transaction policy, the Board will continue to approve any related party transaction based on the criteria set forth above.

Director Independence

We currently only have one director, Timothy Armes, who is not independent.  We plan to appoint 3 independent directors in connection with our listing application to Nasdaq.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Clear Trust, LLC located at 16540 Pointe Village Dr Suite 205, Lutz, FL 33558. Our transfer agent will also be the Warrant Agent.

UNDERWRITING

Maxim Group LLC will be acting as the underwriter of the offering (the “underwriter”).

The underwriting agreement provides that the obligation of the underwriter to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

The underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an (i) additional shares of common stock at a price of $      per share and/or (ii) additional warrants to purchase shares of common stock at a price of $      per warrant (( ) of the shares of common stock and warrants included in the Units sold in this offering), in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the underwriter exercises this option, it will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock and/or warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and/or warrants to the underwriter to the extent the option is exercised. If any additional shares of common stock and/or warrants are purchased, the underwriter will offer the additional shares of common stock and/or warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $      and the total net proceeds, before expenses and after the credit to the underwriting commissions and corporate finance fee described below, to us will be $      .

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (7.5%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriter may offer some of the Units to other securities dealers at such price less a concession of $       per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

We have paid an advance of $5,000 to the underwriter, which will be applied against the accountable expenses that will be paid by us to the underwriter in connection with this offering. The $5,000 advance will be returned to us to the extent not actually incurred. The underwriting agreement also provides that in the event the offering is terminated, the $5,000 expense deposit paid to the underwriter will be returned to us to the extent that offering expenses are not actually incurred by the underwriter in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A) ..

We have also agreed to reimburse the underwriter for reasonable out-of-pocket expenses not to exceed $100,000 in the aggregate if there is a closing of this offering, or up to $40,000 in the event there is not a closing. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and corporate finance fee, will be approximately $525,000.

Discretionary Accounts

The underwriter does not intend to confirm sales of the Units offered hereby to any accounts over which it has discretionary authority.

Indemnification

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Lock-Up Agreements

The Company and our officers and directors, and certain shareholders as of the effective date of the Registration Statement, have agreed, subject to limited exceptions, for a period of 120 days in the case of us or 180 days in the case of our officers, directors and certain shareholders after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our warrants. The public offering price for our Units will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of ___ shares of common stock (( )% of the shares of common stock included in the Units, excluding the over-allotment, if any). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, and expiring five years from the effective date of the offering, which period is in compliance with FINRA Rule 5110(e) . The warrants are exercisable at a per share price equal to $( ) per share, or 110% of the public offering price per unit in the offering (based on the assumed public offering price of $( ) per unit). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the warrants provide for certain piggyback registration rights. The piggyback registration rights provided will not be greater than five years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8) .. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter’s warrants. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of twelve (12) months after the closing of the offering, the underwriter shall have a right of first refusal to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to each of the underwriter. The underwriter, in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Trading; Nasdaq Capital Market Listing

Our common stock is presently quoted on the OTCQB market under the symbol “FLES.” We have applied to list our common stock and the warrants offered in the offering on the Nasdaq Capital Market under the symbols “FLES” and “FLESW,” respectively. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriter sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriter’s website and any information contained in any other websites maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

 On October 15, 2019 we engaged Maxim Group LLC as our financial advisor, for which it received compensation (without giving effect to the reverse stock split) consisting of 550,000 shares of common stock issued on October 15, 2019 and 450,000 shares of common stock issued on April 15, 2020. At the closing of this offering, we are obligated to issue to Maxim or its designees 50,000 shares of common stock for their past advisory services. Maxim has signed a lock-up agreement with respect to these shares pursuant to which those shares will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this Offering, in compliance with FINRA Rule 5110(e).

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in, and no disagreements with our accountants on accounting and financial disclosure.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Condensed Consolidated Balance Sheets

	April 30, 2022	January 31, 2022
	Unaudited	(*)
Assets
Current Assets
Cash and Cash Equivalents	$461,060	$77,498
Inventory	398,881	432,583
Prepaid Expenses	12,189	16,065
Deferred Offering Costs	23,000	23,000
Other Current Assets	4,123	15,469
Total Current Assets	899,253	564,615
Operating Lease Assets	213,714	242,583
Property and Equipment, net of accumulated depreciation of $135,406, and $122,469	209,541	221,336

Total Assets	$1,322,508	$1,028,534

Liabilities and Stockholders’ Deficit
Current Liabilities
Bank overdraft	$—	$11,055
Accounts Payable	1,093,942	1,228,039
Accrued Expenses	943,482	796,397
Accrued Expenses – Related Party	46,273	46,173
Customer Deposits	291,684	530,900
Deferred Revenue	332,823	665,143
Short-Term Debt	3,291,220	3,454,133
Current Operating Lease Liability	96,772	100,001
Short-Term Convertible Debt, net of debt discount of $3,339,672 and $2,131,034	2,263,728	647,966
Derivative Liabilities	1,991,793	1,263,442
Shareholder Loans Payable	50,000	119,476
Current Portion – Long-Term Debt	27,828	27,737
Total Current Liabilities	10,429,545	8,890,462

Non-Current Lease Liability	114,423	138,551
Long-Term Debt	108,962	115,900

Total Liabilities	10,652,930	9,144,913

Commitments and Contingencies	—	—
Redeemable Preferred Stock
Series D Preferred Stock, $0.001 par value, 870 shares authorized, 870 and 870 shares issued and outstanding	870,000	870,000

Stockholders’ Deficit
Preferred Stock – Series A, $0.001 par value, 330,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Preferred Stock – Series B, $0.001 par value, 20,000 shares authorized, 20,000 and 20,000 shares issued and outstanding	20	20
Preferred Stock – Series C, $0.001 par value, 7,250 shares authorized, 0 and 7,250 shares issued and outstanding	—	7
Common Stock, $0.000001 par value, 75,000,000 shares authorized, 1,500,362 and 341,023 shares issued, issuable and outstanding	1	—
Additional Paid In Capital	20,845,448	19,465,327
Accumulated Deficit	(31,045,891)	(28,451,733)
Total Stockholders’ Deficit	(10,200,422)	(8,986,379)

Total Liabilities and Stockholders’ Deficit	$1,322,508	$1,028,534

*	Derived from audited information

The Accompanying Notes are an Integral Part of these Unaudited Condensed Consolidated Financial Statements.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended April 30, 2022 and April 30, 2021

(Unaudited)

	2022	2021
Revenue	$1,729,930	$3,728,784

Cost of Revenue	1,468,003	2,766,578

Gross Profit	261,927	962,206

Operating Expenses:
Depreciation	12,938	10,735
Postage, Shipping and Freight	74,698	193,187
Marketing and Advertising	274,427	608,034
E Commerce Services, Commissions and Fees	330,697	416,127
Operating lease cost and rent	30,479	30,479
Personnel Costs	205,299	297,493
General and Administrative	354,417	648,509
Total Operating Expenses	1,282,955	2,204,564

Net Operating Loss	(1,021,028)	(1,242,358)

Other Income (Expense)
Gain (Loss) on Change in Fair Value of Derivatives	(337,737)	4,187
Gain on Settlement of Debt	3,589	914,049
Amortization of Debt Discount	(725,280)	(128,528)
Interest Expense	(513,702)	(114,907)
Total Other Income (Expense)	(1,573,130)	674,801

Net Income (Loss)	$(2,594,158)	$(567,557)

Basic Average Shares Outstanding	1,342,433	194,010
Basic Income (Loss) per Share	$(1.93)	$(2.93)
Diluted Weighted Average Shares Outstanding	1,342,433	194,010
Diluted Income (Loss) per Share	$(1.93)	$(2.93)

The Accompanying Notes are an Integral Part of these Unaudited Condensed Consolidated Financial Statements.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the Three Months Ended April 30, 2022 and April 30, 2021

(Unaudited)

	Preferred Series A		Preferred Series B		Preferred Series C		Common Stock		Paid in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total
January 31, 2021	—	$—	20,000	$20	7,250	$7	142,716	$—	$14,291,760	$(20,381,977)	$(6,090,190)

Common Stock Issued as Payment for Fees	—	—	—	—	—	—	5,000	—	107,500	—	107,500

Issuance of Common Stock as Part of REG A Subscription	—	—	—	—	—	—	109,725	—	2,194,500	—	2,194,500

Rounding	—	—	—	—	—	—	—	—	1	—	1

Net Income	—	—	—	—	—	—	—	—	—	(567,557)	(567,557)

April 30, 2021	—	$—	20,000	$20	7,250	$7	257,441	$—	$16,593,761	$(20,949,534)	$(4,355,746)

January 31, 2022	—	—	20,000	20	7,250	7	341,023	—	19,465,327	(28,451,733)	(8,986,379)

Conversion of Preferred Series C Shares into Shares Of Common Stock	—	—	—	—	(7,250)	(7)	905,110	1	6	—	—

Relative Fair Value of Equity Issued with Debt	—	—	—	—	—	—	254,141	—	1,064,965	—	1,064,965

Penalty Warrants Recorded as Interest	—	—	—	—	—	—	—	—	315,150	—	315,150

Rounding shares	—	—	—	—	—	—	88	—	—	—	—

Net (Loss)	—	—	—	—	—	—	—	—	—	(2,594,158)	(2,594,158)

April 30, 2022	—	$—	20,000	$20	—	$—	1,500,362	$1	$20,845,448	$(31,045,891)	$(10,200,422)

The Accompanying Notes are an Integral Part of these Unaudited Condensed Consolidated Financial Statements.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended April 30, 2022 and April 30, 2021

(Unaudited)

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(2,594,158)	$(567,557)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	12,938	10,735
(Gain) loss in Fair Value on Derivative Liabilities	337,737	(4,187)
Amortization of Debt Discount	725,280	128,528
Interest Expense on Penalty Warrants	315,150	—
Loan Penalties Capitalized to Loan and Accrued Interest	—	28,000
Stock Based Payment of Consulting Fees	—	107,500
Gain on Settlement of Debt	(3,589)	(914,049)
Reduction of Right of Use Asset	27,357	23,203
Accretion of Lease Liability	3,122	7,276
Change in Operating Assets and Liabilities:
Decrease (Increase) in Inventory	33,702	15,886
(Increase) Decrease in Prepaid Rent and Expenses	(5,667)	1,762
(Increase) Decrease in Other Current Assets	11,346	(2,677)
Increase (Decrease) in Accounts Payable	(134,100)	(2,558)
Increase in Accrued Expenses	147,088	28,548
Increase (Decrease) in Accrued Expenses -Related Party	100	(25,000)
Operating Lease Payments	(30,479)	(30,479)
Increase (Decrease) in Customer Deposits	(239,216)	80,547
Increase (Decrease) in Deferred Revenue	(332,320)	294,064
CASH FLOWS (USED IN) OPERATING ACTIVITIES	(1,725,709)	(820,458)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(1,142)	(35,000)
CASH FLOWS (USED IN) INVESTING ACTIVITIES	(1,142)	(35,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Shares	—	2,099,683
Proceeds from Share Subscriptions Receivable	—	100,000
Repayment of Shareholder loans payable, net	(69,476)	—
Proceeds from Short Term Debt	—	—
Payments on Short Term Debt	(162,913)	(128,075)
Payments on Long Term Debt	(6,848)	(1,993)
Proceeds from Issuance of Convertible Notes Payable	2,395,250	—
Payments on Convertible Notes Payable	(45,600)	(149,500)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	2,110,413	1,920,115

NET INCREASE IN CASH	383,562	1,064,657

CASH AT BEGINNING OF PERIOD	77,498	277,664

CASH AT END OF PERIOD	$461,060	$1,342,321

Supplemental Disclosure of Cash Flows Information:
Cash Paid for Interest	$23,872	$42,949
Derivative Debt Discount	$394,203	$—
Relative Fair Value of Warrants and Common Shares Issued with Debt and Applies as Discount	$1,064,965	$—
Debt discount	$474,750	$—
Conversion of Series C Preferred Stock Into Common Stock	$6	$—

Issuance of Common Shares for Share Subscription Receivable	$—	$94,817
Loans to acquire Fixed Assets	$—	$151,327

The Accompanying Notes are an Integral Part of these Unaudited Condensed Consolidated Financial Statements.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Business:

Nature of Business – Auto Parts 4Less Group, Inc., (the “Company”), formerly The 4Less Group, Inc., was incorporated under the laws of the State of Nevada on December 5, 2007. The Company, under the name MedCareers Group, Inc. (“MCGI”) formally operated a website for nurses, nursing schools and nurses’ organizations designed for better communication between nurses and the nursing profession.

On November 29, 2018, the Company entered into a transaction (the “Share Exchange”), pursuant to which the Company acquired 100% of the issued and outstanding equity securities of The 4LESS Corp. (“4LESS”), in exchange for the issuance of (i) nineteen thousand (19,000) shares of Series B Preferred Stock, (ii) six thousand seven hundred fifty (6,750) shares of Series C Preferred Stock, and (iii) 870 shares of Series D Preferred Stock. The Series C Preferred Shares have a right to convert into common stock of the Company by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date. The Share Exchange closed on November 29, 2018.  As a result of the Share Exchange, the former shareholders of 4LESS became the controlling shareholders of the Company. The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein 4LESS is considered the acquirer for accounting and financial reporting purposes. The capital, share price, and earnings per share amount in these consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the shares issued as a result of the reverse merger except otherwise noted.

4LESS was formed as Vegas Suspension & Offroad, LLC on October 24, 2013 as a Nevada limited liability company and converted to a Nevada corporation with the same name on May 8, 2017. On April 2, 2018, the Company changed its name to The 4LESS Corp. The Corporation had S Corporation status. The Corporation operates as an e-commerce auto and truck parts sales company. As a result of the share exchange, The 4Less Group, Inc. is now a holding company operating through 4LESS and offers products including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks. On December 30, 2019 4LESS changed its name to Auto Parts 4Less, Inc..On April 28, 2022 the Company changed its name from The 4Less Group, Inc. to Auto Parts 4Less Group, Inc.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these condensed financial statements.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for interim unaudited consolidated financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete consolidated financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to instructions, rules, and regulations prescribed by the SEC. The unaudited consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended January 31, 2022 and notes thereto contained in the Company’s Annual Report on Form 10-K filed on May 9, 2022.

Principles of Consolidation:

The condensed financial statements include the accounts of Auto Parts 4Less Group, Inc. as well as The Auto Parts 4Less, Inc., and JBJ Wholesale LLC. All significant inter-company transactions have been eliminated. All amounts are presented in U.S. Dollars unless otherwise stated.

Use of Estimates:

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgments and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based. The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to value derivative liabilities.

Reclassifications

Certain amounts in the Company’s condensed consolidated financial statements for prior periods have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

Cash and Cash Equivalents:

The Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents. At times, cash balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The carrying amount of cash and cash equivalents approximates fair market value.

Inventory Valuation

Inventories are stated at the lower of cost or net realizable value. Inventories are valued on a first-in, first-out (FIFO) basis. Inventory is comprised of finished goods.

Concentrations

Cost of Goods Sold

For the three months ended April 30, 2022 the Company purchased approximately 52% of its inventory and items available for sale from third parties from three vendors. As of April 30, 2022, the net amount due to the vendors included in accounts payable was $433,897. For the three months ended April 30, 2021, the Company purchased from three vendors approximately 54% of its inventory and items available for sale from third parties. As of April 30, 2021, the net amount due to these vendors included in accounts payable was $462,991. The Company believes there are numerous other suppliers that could be substituted should a supplier become unavailable or non-competitive.

Leases

We elected the hindsight practical expedient to determine the lease term for existing leases. Our election of the hindsight practical expedient resulted in the shortening of lease terms for certain existing leases and the useful lives of corresponding leasehold improvements. In our application of hindsight, we evaluated the performance of the leased stores and the associated markets in relation to our overall real estate strategies, which resulted in the determination that most renewal options would not be reasonably certain in determining the expected lease term.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the tax return. Deferred tax assets arise when expenses are recognized in the financial statements before the tax returns or when income items are recognized in the tax return prior to the financial statements. Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years. Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Act”) was signed into law. ASC 740, Accounting for Income Taxes requires companies to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. The Company’s gross deferred tax assets were revalued based on the reduction in the federal statutory tax rate from 35% to 21%. A corresponding offset has been made to the valuation allowance, and any potential other taxes arising due to the Tax Act will result in reductions to the Company’s net operating loss carryforward and valuation allowance. The Company will continue to analyze the Tax Act to assess its full effects on the Company’s financial results, including disclosures, for the Company’s fiscal year ending January 31, 2023, but the Company does not expect the Tax Act to have a material impact on the Company’s consolidated financial statements.

Fair Value of Financial Instruments:

The Company’s financial instruments consist of cash, accounts payable, advances and notes payable. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments. Derivatives are recorded at fair value at each period end. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date.

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of April 30, 2022:

	April 30, 2022	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative Liabilities – embedded redemption feature	$1,991,793	$—	$—	$1,991,793
Totals	$1,991,793	$—	$—	$1,991,793

Related Party Transactions:

The Company has a verbal policy that includes procedures intended to ensure compliance with the related party provisions in common practice for public companies. For purposes of the policy, a “related party transaction” is a transaction in which the Company or any one of its subsidiaries participates and in which a related party has a direct or indirect material interest, other than ordinary course, arms-length transactions of less than 1% of the revenue of the counterparty. Any transaction exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a director’s independence, must be approved by the CEO. Any related party transaction in which an executive officer or a Director has a personal interest, or which could present a possible conflict under the Guide to Ethical Conduct, must be approved by Board of Directors, following appropriate disclosure of all material aspects of the transaction.

Derivative Liability

The derivative liabilities are valued as a level 3 input under the fair value hierarchy for valuing financial instruments. The derivatives arise from convertible debt where the debt and accrued interest is convertible into common stock at variable conversion prices and reclassification of equity instrument to liability due to insufficient shares for issuance. As the price of the common stock varies, it triggers a gain or loss based upon the discount to market assuming the debt was converted at the balance sheet date. When evaluating the effect of the issuance of new equity-linked or equity-settled instruments on previously issued instruments, the Company uses first-in, first-out method (“FIFO”) where authorized and unused shares would first be used to satisfy the earliest issued equity-linked instruments.

The fair value of the derivative liability is determined using a lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, historical stock price volatility, the expected term, and both high risk and the risk-free interest rate. The most sensitive inputs to the model are for expected time for the holder to convert or be repaid and the estimated historical volatility of the Company’s common stock.  However, because the historical volatility of the Company’s common stock is so high (see Note 9), the sensitivity required to change the liability by 1% as of April 30, 2022 is greater than 25% change in historical volatility as of that date.  The other inputs, such as risk free rate, high yield cash rate and stock price all have a sensitivity for a 1% change in the input variable results in a significantly less than 1% change in the calculated derivative liability.

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue when control is transferred over the promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Because the Company’s sales agreements generally have an expected duration of one year or less, the Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose information about its remaining performance obligations.

Disaggregation of Revenue: Channel Revenue

The following table shows revenue split between proprietary and third-party website revenue for the three months ended April 30, 2022 and 2021:

			Change
	2022	2021	$	%
Proprietary website revenue	$1,236,243	2,123,101	$(886,858)	(42%	)
Third-party website revenue	493,687	1,605,683	(1,111,996)	(69%	)
Total Revenue	$1,729,930	$3,728,784	$(1,998,854)	(54%	)

The Company’s performance obligations are satisfied at the point in time when products are received by the customer, which is when the customer has title and obtained the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (shipment of product). The Company primarily receives fixed consideration for sales of product. Shipping and handling amounts paid by customers are primarily for online orders, and are included in revenue. Sales tax and other similar taxes are excluded from revenue.

Stock-Based Compensation:

The Company accounts for stock options at fair value. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model and provides for expense recognition over the service period, if any, of the stock option.

Earnings (Loss) Per Common Share:

Basic earnings (loss) per share (“EPS”) is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used to determine the number of shares assumed to be purchased from the exercise of stock options and/or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

Recently Issued Accounting Standards:

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) which simplifies goodwill impairment testing by requiring that such periodic testing be performed by comparing the fair value of a reporting unit with its carrying amount and recognizing an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The policy is effective for fiscal years, including interim periods, beginning after December 15, 2019. We adopted on February 1, 2020 and the adoption had no impact.

Fair Value Measurement: In 2018, the FASB issued amended guidance to remove, modify and add disclosure requirements for fair value measurements. This amendment is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosure requirements. Transition is on a prospective basis for the new and modified disclosures, and on a retrospective basis for disclosures that have been eliminated. The adoption of this guidance on February 1, 2020 did not have a material impact on our consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvement to Nonemployee Share-Based Payment Accounting, which is part of the FASB’s simplification initiative to maintain or improve the usefulness of the information provided to the users of financial statements while reducing cost and complexity in financial reporting. This update provides consistency in the accounting for share-based payments to nonemployees with that of employees. The updated guidance had no impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2019, the Financial Accounting Standards Board (FASB) issued amended guidance on the accounting and reporting of income taxes. The guidance is intended to simplify the accounting for income taxes by removing exceptions related to certain intra-period tax allocations and deferred tax liabilities; clarifying guidance primarily related to evaluating the step-up tax basis for goodwill in a business combination; and reflecting enacted changes in tax laws or rates in the annual effective tax rate. The Company adopted the new guidance effective February 1, 2021. There was no impact to the Company’s consolidated financial statements upon adoption.

In January 2020, the FASB issued new guidance intended to clarify certain interactions between accounting standards related to equity securities, equity method investments and certain derivatives. The guidance addresses accounting for the transition into and out of the equity method of accounting and measuring certain purchased options and forward contracts to acquire investments. The Company adopted the new guidance effective February 1, 2021. There was no impact to the Company’s consolidated financial statements upon adoption.

In August 2020, the FASB issued amended guidance on the accounting for convertible instruments and contracts in an entity’s own equity. The guidance removes the separation model for convertible debt instruments and preferred stock, amends requirements for conversion options to be classified in equity as well as amends diluted earnings per share (EPS) calculations for certain convertible debt instruments. The amended guidance is effective for interim and annual periods in 2022. The application of the amendments in the new guidance are to be applied either on a modified retrospective or a retrospective basis. We are currently assessing the effect that the adoption of this standard will have on the Company’s consolidated financial statements upon adoption

In addition to the above, the Company has reviewed all other recently issued, but not yet effective, accounting pronouncements, and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

Recently Issued Accounting Standards Not Yet Adopted

In March 2020, the FASB issued optional guidance to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting and subsequently issued clarifying amendments. The guidance provides optional expedients and exceptions for accounting for contracts, hedging relationships, and other transactions that reference the London Interbank Offered Rate (LIBOR) or another reference rate expected to be discontinued because of reference rate reform. The optional guidance is effective upon issuance and can be applied on a prospective basis at any time between January 1, 2020 through December 31, 2022. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

In October 2021, the FASB issued amended guidance that requires acquiring entities to recognize and measure contract assets and liabilities in a business combination in accordance with existing revenue recognition guidance. The amended guidance is effective for interim and annual periods in 2023 and is to be applied prospectively. Early adoption is permitted on a retrospective basis to the beginning of the fiscal year of adoption. The adoption of this guidance will not have a material impact on the Company’s consolidated financial statements for prior acquisitions; however, the impact in future periods will be dependent upon the contract assets and contract liabilities acquired in future business combinations.

In November 2021, the FASB issued new guidance to increase the transparency of transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy. The guidance requires annual disclosures of such transactions to include the nature of the transactions and the significant terms and conditions, the accounting treatment and the impact to the company’s financial statements. The guidance is effective for annual periods beginning in 2022 and is to be applied on either a prospective or retrospective basis. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – GOING CONCERN AND FINANCIAL POSITION

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $31,045,891 as of April 30, 2022 and has a working capital deficit at April 30, 2022 of $9,530,292. As of April 30, 2022, the Company only had cash and cash equivalents of $461,060 and approximately $151,000 of short-term debt in default. The short-term debt agreements provide legal remedies for satisfaction of defaults, none of the lenders to this point have pursued their legal remedies. While the Company has plans to grow its revenues through the new website , at this time, our current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

Management’s plan is to raise additional funds in the form of debt or equity in order to continue to fund losses until such time as revenues can sustain the Company. However, there is no assurance that management will be successful in being able to continue to obtain additional funding. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – PROPERTY

The Company capitalizes all property purchases over $1,000 and depreciates the assets on a straight-line basis over their useful lives of 3 years for computers and 7 years for all other assets. Property consists of the following at April 30, 2022 and January 31, 2022:

	April 30, 2022	January 31, 2022
Office furniture, fixtures and equipment	$95,183	$94,041
Shop equipment	43,004	43,004
Vehicles	206,760	206,760
Sub-total	344,947	343,805
Less: Accumulated depreciation	(135,406)	(122,469)
Total Property	$209,541	$221,336

Additions to fixed assets for the three months ended April 30, 2022 were $1,142. Additions to fixed assets for the three months ended April 30, 2021 were $186,327 with $35,000 paid in cash and $151,327 financed through vehicle loans.

Depreciation expense was $12,938 and $10,735 for the three months ended April 30, 2022 and April 30, 2021, respectively.

NOTE 4 – LEASES

We lease certain warehouses and office space. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. For lease agreements entered into or reassessed after the adoption of Topic 842, we did not combine lease and non-lease components.

Most leases include one or more options to renew, with renewal terms that can extend the lease term from one to 17 years or more. The exercise of lease renewal options is at our sole discretion. The depreciable life of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

Below is a summary of our lease assets and liabilities at April 30, 2022 and January 31, 2022.

Leases	Classification	April 30, 2022	January 31, 2022
Assets
Operating	Operating Lease Assets	$213,714	$242,583
Liabilities
Current
Operating	Current Operating Lease Liability	$96,772	$100,001
Noncurrent
Operating	Noncurrent Operating Lease Liabilities	114,423	138,551
Total lease liabilities		$211,195	$238,552

Note: As most of our leases do not provide an implicit rate, we use our incremental borrowing rate of 8% based on the information available at commencement date in determining the present value of lease payments.

CAM charges were not included in operating lease expense and were expensed in general and administrative expenses as incurred.

Operating lease cost and rent was $30,479 and $30,479 for the three months ended April 30, 2022 and April 30, 2021, respectively.

NOTE 5 – CUSTOMER DEPOSITS

The Company receives payments from customers on orders prior to shipment and these customer deposits on cancelled orders were either returned to the customers subsequent to April 30, 2022 or will remain as deposits until the item is either delivered and recorded as revenue or cancelled and refunded. At April 30, 2022 the Company had received $291,684 (January 31, 2022- $530,900) in customer deposits for orders that were unfulfilled at April 30, 2022 and either canceled subsequent to year end or still awaiting shipment.

NOTE 6 – DEFERRED REVENUE

The Company receives payments from customers on orders prior to shipment and orders that were unfulfilled at April 30, 2022 because of both normal order processing and fulfillment requirements, and back orders are recorded as deferred revenue. At April 30, 2022 the Company had received $332,823 (January 31, 2022- $665,143) in customer payments for orders that were unfulfilled at April 30, 2022 and delivered subsequent to April 30, 2022.

NOTE 7 – SHORT-TERM AND LONG-TERM DEBT

The components of the Company’s debt as of April 30, 2022 and January 31, 2022 were as follows:

	April 30, 2022		January 31, 2022
Loan dated October 8, 2019, and revised February 29, 2020 and November 10, 2020 repayable June 30, 2022 with an additional interest payment of $20,000(3)	$97,340	*	$97,340
Forklift Note Payable, original note of $20,433 Sept 26, 2018, 6.23% interest, 60 monthly payments of $39,454 ending August 2023(1)	7,120	#	8,183
Vehicle loan original loan of $93,239 February 16, 2021, 2.90 % interest. 72 monthly payments of $1,414 beginning on April 2, 2021 and ending on March 2, 2027. Secured by vehicle having net book value of $94,316.	77,677	#	81,346
Vehicle loan original loan of $59,711 March 20,2021, 7.89% interest. 72 monthly payments of $1,048 beginning on May 4, 2021 and ending on April 4, 2027. Secured by vehicle having net book value of $76,164.	51,993	#	54,108
Working Capital Note Payable - $700,000, dated October 29, 2021, repayment of $17,904 per week until Oct 29, 2022, interest rate of approximately 31%(2,4,7)	528,407	*	635,831
Working Capital Note Payable - $650,000, dated October 25, 2021, repayment of $15,875 per week until October 25, 2022, interest rate of approximately 26%(2,4,8)	540,558	*	596,047
Demand loan - $5,000 dated February 1, 2020, 15% interest, 5% fee on outstanding balance	5,000	*	5,000
Demand loan - $2,500, dated March 8, 2019, 25% interest, 5% fee on outstanding balance	2,500	*	2,500
Demand loan - $65,500 dated February 27, 2019, 25% interest, 5% fee on outstanding balance, Secured by the general assets of the Company	12,415	*	12,415
Promissory note - $60,000 dated September 18, 2020 maturing April 30, 2022(10), including $5,000 original issue discount, 15% compounded interest payable monthly	60,000	*	60,000
Promissory note - $425,000 dated August 28, 2020, including $50,000 original issue discount, 15% compounded interest payable monthly. This note matures when the Company receives proceeds through a financing event of $825,000 plus accrued interest on the note.(5)	425,000	*	425,000
Promissory note - $1,200,000 dated August 28, 2020, maturing August 28, 2022, 12% interest payable monthly with the first six months interest deferred until the 6th month and added to principal.(6)	1,200,000	*	1,200,000
Promissory note - $420,000 dated December 27, 2021, including $20,000 original issue discount, maturing January 27, 2022, non-interest bearing(9)†	420,000	*	420,000
Total	$3,428,010		$3,597,770

	April 30, 2022	January 31, 2022
Short-Term Debt	$3,291,220	$3,454,133
Current Portion of Long-Term Debt	27,828	27,737
Long-Term Debt	108,962	115,900
Total	$3,428,010	$3,597,770

__________

†	In default
*	Short-term loans
#	Long-term loans of $7,120 including current portion of $4,325
$51,992 including current portion $8,633
$81,346 including current portion $14,780

(1)	Secured by equipment having a net book value of $8,733
(2)	The amounts due under the note are personally guaranteed by an officer or a director of the Company.
(3)	On November 10, 2020 the Company amended the agreement extending the maturity to June 30, 2022 from April 8, 2021 and changing monthly payments to $0 from $5,705 and interest rate from 13% to a $20,000 lump sum payable at maturity.
(4)	The Company has pledged a security interest on all accounts receivable and banks accounts of the Company.
(5)	Financing event would be a sale or issuance of assets, debt, shares or any means of raising capital. As the Company has entered into such a transaction the loan has reached maturity and is treated as current. An extension was granted on December 13, 2021 amending the maturity date to April 30, 2022. The April 30, 2022 payment has not been made and the Company is working on another extension with the lender.
(6)	Secured by all assets of the Company. Loan payable in 2 instalments, $445,200 payable August 28, 2021 and $826,800 payable August 28, 2022. On December 13, 2021 the parties amended the maturity date for the first instalment to be April 30, 2022 with ethe second instalment date unchanged. The April 30, 2022 payment has not been made and the Company is working on another extension with the lender.
(7)	This loan replaces $500,000 loan dated June 4, 2021, $422,009 proceeds were used to repay this loan, net cash received was $253,491 after payment of $26,500 in fees.
(8)	This loan replaces $500,000 loan dated June 4, 2021, $359,919 proceeds were used to repay this loan, net cash received was $267,606 after payment of $22,475 in fees.
(9)	Penalty of 10% of principal amount and 30,000 3 year warrants with an exercise price of $15.00 on initial default and 2% of principal amount and 15,000 3 year warrants with an exercise price of $15.00 for every 30 day default period thereafter. Initial default has been recorded at January 31, 2022 with an interest charge of $42,000 and another $276,000 which was the fair value of the warrants (see Note 11). The Company has defaulted on the February26, 2022, March 28, 2022, April 27, 2022 and will issue an additional 15,000 warrants for each of those defaults. The company recorded $315,050 based on the fair value of the warrants and $25,200 for the 2% fee as interest expense.
(10)	The April 30, 2022 payment has not been made and the Company is working on another extension with the lender.

The following are the minimum amounts due on the notes as of April 30, 2022:

Year Ended	Amount
April 30, 2023	$3,319,048
April 30, 2024	27,574
April 30, 2025	26,118
April 30, 2026	27,447
April 30, 2027	27,823
Total	$3,428,010

NOTE 8 – SHORT-TERM CONVERTIBLE DEBT

The components of the Company’s debt as of April 30, 2022 and January 31, 2022 were as follows:

	Interest	Default Interest	Conversion	Outstanding Principal at
Maturity Date	Rate	Rate	Price	April 30, 2022	January 31, 2022
Nov 4, 2013*	12%	12%	$1,800,000	$100,000	$100,000
Jan 31, 2014*	12%	18%	$2,400,000	16,000	16,000
July 31, 2013*	12%	12%	$1,440,000	5,000	5,000
Jan 31, 2014*	12%	12%	$2,400,000	30,000	30,000
Nov 12, 2022	8%	12%	(1)	2,400,000	2,400,000
Jan. 13, 2023	12%	22%	(2)	182,400	228,000
Aug. 11, 2022	10%	10%	(3)	220,000	—
Aug 14, 2022	12%	20%	(4)	1,200,000	—
Aug. 25, 2022	12%	20%	(4)	150,000	—
Aug. 25, 2022	12%	20%	(4)	350,000	—
Oct.. 9, 2022	12%	20%	(4)	200,000	—
Oct.. 9, 2022	12%	20%	(4)	200,000	—
Oct. 22, 2022	12%	20%	(4)	440,000	—
Oct. 22, 2022	12%	20%	(4)	110,000	—
Sub-total				5,603,400	2,779,000
Debt Discount				(3,339,672)	(2,131,034)
				$2,263,728	$647,966

__________

*	In default.
(1)	lesser of $ 1.25 or 75 % of offering price if there is an uplisting to a national securities exchange.
(2)	75% of closing bid price on day preceding conversion date in event of default
(3)	convertible at 20% discount of the offering price on company’s uplist to NASDAQ
(4)	convertible upon default at conversion price lower of i) lowest price 20 days prior to Issuance ii) lowest price 20 days prior to conversion

The Company had accrued interest payable of $320,433 and $231,412 on the notes at April 30, 2022 and January 31, 2022, respectively.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that some instruments should be classified as liabilities due to there being a variable number of shares to be delivered upon settlement of the above conversion options. The instruments are measured at fair value at the end of each reporting period or termination of the instrument with the change in fair value recorded to earnings. The fair value of the embedded conversion option resulted in a discount to the note on the debt modification date. For the three months ended April 30, 2022 and 2021, the Company recorded amortization of debt discount expense of $725,280 and $128,528, respectively. See more information in Note 10.

On February 11, 2022 the Company entered into an unsecured convertible note for $220,000 with a one year maturity, interest rate of 10%, the Company received $200,000 in cash proceeds, recorded, an original issue discount of $20,000, and a derivative discount of $117,676 related to a conversion feature. The discount is amortized over the term of the loan. The note is repayable October 11, 2022.

On February 14, 2022 the Company entered into a new convertible note for $1,200,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 120,000 common shares with a five year maturity and an exercise price of $15.00, and 115,000 common shares. If the loan is not in default the company may extend the term to February 14, 2023 with 10 days’ notice. If the Company does not extend the loan then 60,000 of the issued shares were returnable. On April 7, 2022 the parties agreed to not have the shares returnable in exchange for a waiver on the Company’s breach of certain provisions. The Company received $979,000 in cash proceeds, recorded an original issue discount of $120,000, a derivative discount of $131,489 for the conversion feature, recognized $484,032 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital for the attached warrants, and transaction fees of $101,000. The discount is amortized over the term of the loan. The note has certain default provisions such as failure to pay any principal or interest when due and failure to issue shares upon conversion. In the event of these or any other default provisions, the note becomes due and payable at 200%.

On February 25, 2022 the Company entered into a new convertible note for $350,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 35,000 common shares with a five year maturity and an exercise price of $15.00, and 33,542 common shares. If the loan is not in default the company may extend the term to February 25, 2023 with 10 days’ notice. If the Company does not extend the loan then 17,500 of the issued shares were returnable. The Company received $294,000 in cash proceeds, recorded an original issue discount of $35,000, a derivative discount of $37,784 for the conversion feature, recognized $132,255 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital for the attached warrants, and transaction fees of $21,000. The discount is amortized over the term of the loan. The note has certain default provisions such as failure to pay any principal or interest when due and failure to issue shares upon conversion. In the event of these or any other default provisions, the note becomes due and payable at 200%.

On February 25, 2022 the Company entered into a new convertible note for $150,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 15,000 common shares with a five year maturity and an exercise price of $15.00, and 14,400 common shares. If the loan is not in default the company may extend the term to February 25, 2023 with 10 days’ notice. If the Company does not extend the loan then 7,500 of the issued shares were returnable. The Company received $119,250 in cash proceeds, recorded an original issue discount of $15,000, a derivative discount of $16,193 for the conversion feature, recognized $52,613 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital for the attached warrants, and transaction fees of $15,750. The discount is amortized over the term of the loan. The note has certain default provisions such as failure to pay any principal or interest when due and failure to issue shares upon conversion. In the event of these or any other default provisions, the note becomes due and payable at 200%.

On March 9, 2022 the Company entered into a new convertible note for $200,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 20,000 common shares with a five year maturity and an exercise price of $15.00, and 19,200 common shares. If the loan is not in default the company may extend the term to March 9, 2023 with 10 days’ notice. If the Company does not extend the loan then 10,000 of the issued shares were returnable. The Company received $168,000 in cash proceeds, recorded an original issue discount of $20,000, a derivative discount of $22,533 for the conversion feature, recognized $85,815 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital for the attached warrants, and transaction fees of $12,000. The discount is amortized over the term of the loan. The note has certain default provisions such as failure to pay any principal or interest when due and failure to issue shares upon conversion. In the event of these or any other default provisions, the note becomes due and payable at 200%.

On March 9, 2022 the Company entered into a new convertible note for $200,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 20,000 common shares with a five year maturity and an exercise price of $15.00, and 9,200 common shares. If the loan is not in default the company may extend the term to March 9, 2023 with 10 days’ notice. If the Company does not extend the loan then 10,000 of the issued shares were returnable. The Company received $168,000 in cash proceeds, recorded an original issue discount of $20,000, a derivative discount of $22,533 for the conversion feature, recognized $85,728 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital for the attached warrants, and transaction fees of $12,000. The discount is amortized over the term of the loan. The note has certain default provisions such as failure to pay any principal or interest when due and failure to issue shares upon conversion. In the event of these or any other default provisions, the note becomes due and payable at 200%.

On April 22, 2022 the Company entered into a new convertible note for $440,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 44,000 common shares with a five year maturity and an exercise price of $15.00, and 42,240 common shares. If the loan is not in default the company may extend the term to April 22, 2023 with 10 days’ notice. If the Company does not extend the loan then 22,000 of the issued shares were returnable. The Company received $373,600 in cash proceeds, recorded an original issue discount of $40,000, a derivative discount of $36,796 for the conversion feature, recognized $161,815 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital for the attached warrants, and transaction fees of $26,400. The discount is amortized over the term of the loan. The note has certain default provisions such as failure to pay any principal or interest when due and failure to issue shares upon conversion. In the event of these or any other default provisions, the note becomes due and payable at 200%.

On April 22, 2022 the Company entered into a new convertible note for $110,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 11,000 common shares with a five year maturity and an exercise price of $15.00, and 10,560 common shares. If the loan is not in default the company may extend the term to April 22, 2023 with 10 days’ notice. If the Company does not extend the loan then 5,500 of the issued shares were returnable. The Company received $93,400 in cash proceeds, recorded an original issue discount of $10,000, a derivative discount of $9,199 for the conversion feature, recognized $62,707 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital for the attached warrants, and transaction fees of $6,600. The discount is amortized over the term of the loan. The note has certain default provisions such as failure to pay any principal or interest when due and failure to issue shares upon conversion. In the event of these or any other default provisions, the note becomes due and payable at 200%.

During the three months ended April 30, 2022 and April 30, 2021 the Company added $0 and $28,000 in penalty interest to these loans, respectively.

As of April 30, 2022, the Company had $151,000 of aggregate debt in default. The agreements provide legal remedies for satisfaction of defaults, none of the lenders to this point have pursued their legal remedies. The Company continues to accrue interest at the listed rates, and plans to seek their conversion or payoff within the next twelve months.

NOTE 9 – DERIVATIVE LIABILITIES

As of April 30, 2022 and January 31, 2022, the Company had derivative liabilities of $1,991,793 and $1,263,442, respectively. During the three months ended April 30, 2022 and 2021, the Company recorded a loss of $337,737 and a gain of $4,187, respectively, from the change in the fair value of derivative liabilities. Any liabilities resulting from the warrants outstanding are immaterial.

The derivative liabilities are valued as a level 3 input for valuing financial instruments.

The following table presents changes in Level 3 liabilities measured at fair value for the three months ended April 30, 2022. Both observable and unobservable inputs were used to determine the fair value of positions that the Company has classified within the Level 3 category. Unrealized gains and losses associated with liabilities within the Level 3 category include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long- dated volatilities) inputs.

Level 3
Derivatives
Balance, January 31, 2022	$1,263,442
Changes Due to Issuance of New Convertible Notes	394,203
Settlement Due to Repayment of Debt	(3,589)
Mark to Market Change in Derivatives	337,737
Balance, April 30, 2022	$1,991,793

The derivatives arise from convertible debt where the debt is convertible into common stock at variable conversion prices which are linked to the trading and/or bid prices of the Company’s common stock as traded on the OTC market.

The fair value of the derivative liability is determined using the lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the expected term, and the risk-free interest rate. A summary of the weighted average (in aggregate) significant unobservable inputs (Level 3 inputs) used in measuring the Company’s warrant liabilities and embedded conversion feature that are categorized within Level 3 of the fair value hierarchy as of April 30, 2022 is as follows:

Embedded Derivative Liability As of April 30, 2022
Strike price	5.40 - 10.00
Contractual term (years)	0.28 - 0.79 years
Volatility (annual)	137.1% - 201.8
Underlying fair market value	10.00
Risk-free rate	7.38% -8.46
Dividend yield (per share)	0

NOTE 10 – STOCKHOLDERS’ DEFICIT

Preferred Stock:

The Series A Preferred Stock has an automatic forced conversion into common stock upon the completion of the repurchase or extinguishing of all “toxic” debt (notes having conversion features tied to the Company’s common stock), the extinguishing of all other existing dilutive debt or equity structures, and total recapitalization of the Company. As of both April 30, 2022, and January 31, 2022 the Company had 0 shares of Series A Preferred issued and outstanding and 330,000 authorized with a par value of $0.001 per share.

At both April 30, 2022 and January 31, 2022, there were 20,000 and 20,000 Series B preferred shares outstanding, respectively. The Series B Preferred Stock have voting rights equal to 51% of the total voting rights at any time. There are no conversion rights granted holders of Series B Preferred shares, they are not entitled to dividends, and the Company does not have the right of redemption. Currently, there are 20,000 Series B preferred shares authorized and issued of the Series B Preferred Stock with a par-value of $0.001 per share.

At both April 30, 2022 and January 31, 2022, there were 0 and 7,250 Series C preferred shares outstanding, respectively. The Series C Preferred Stock have the right to convert into the common stock of the Company by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date. The holders of Series C Preferred shares are not entitled to dividends, and the Company does not have the right of redemption. On February 1, 2022 the 7,250 Series C Preferred stockholders converted all of their outstanding shares for 905,110 shares of common stock. Currently, there are 0 Series C preferred shares authorized and issued with a par-value of $0.001 per share.

At both April 30, 2022 and January 31, 2022, there were 870 Series D preferred shares authorized and outstanding, respectively which with a par value $0.001. All shares of Series D Preferred Stock will rank subordinate and junior to all shares of Series A, B and C of Preferred Stock of the Corporation and pari passu with any of the Corporation’s preferred stock hereafter created as to distributions of assets upon dissolution or winding up of the Corporation, whether voluntary or involuntary. These shares are non-voting, do not receive dividends and are redeemable according to the terms set out as follows:

OPTIONAL REDEMPTION.

(1)  At any time, either the Corporation or the holder may redeem for cash out of funds legally available therefor, any or all of the outstanding Series D Preferred Stock (“Optional Redemption”) at $1,000 per share.

(2)  Should the Corporation exercise the right of Optional Redemption it shall provide each holder of Preferred Stock with at least 30 days’ notice of any proposed optional redemption pursuant this Section VI (an “Optional Redemption Notice”). Any optional redemption pursuant to this Section VI shall be made ratably among holders in proportion to the Liquidation Value of Preferred Stock then outstanding and held by such holders. The Optional Redemption Notice shall state the Liquidation Value of Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the Corporation to the holders at the address of such holder appearing on the register of the Corporation for the Preferred Stock. Within seven (7) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holders, and (B) the holders will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding. Notwithstanding anything to the contrary in this Designation, each holder may continue to convert Preferred Stock in accordance with the terms hereof until the date such Preferred Stock is actually redeemed pursuant to an Optional Redemption.

(3)  Should the holder exercise the right of Optional Redemption it shall provide the Corporation with at least 30 days’ notice of any proposed optional redemption pursuant this Section VI (an “Optional Redemption Notice”). The Optional Redemption Notice shall state the value of the Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the holder to the Corporation at the address of the Corporation for the Preferred Stock. Within seven (7) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holder, and (B) the holder will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding. Notwithstanding anything to the contrary in this Designation, each holder may continue to convert Preferred Stock in accordance with the terms hereof until the date such Preferred Stock is actually redeemed pursuant to an Optional Redemption.

The Series D Preferred Stock is not entitled to any pre-emptive or subscription rights in respect of any securities of the Corporation.

Neither the Company nor any Series D preferred stockholders has given notice to exercise the redemption as of April 30, 2022 on the date of the financial statements.

Because the holders of the Series D preferred stock have the right to demand cash redemption, the cumulative amount of the redemption feature is included in Temporary Equity as of April 30, 2022 and January 31, 2022.

Common Stock

The Company is authorized to issue 75,000,000 common shares at a par value of $0.000001 per share. These shares have full voting rights. The Company undertook a 10-1 reverse stock split on April 28, 2022. The share capital has been retrospectively adjusted accordingly to reflect these reverse stock splits. At April 30, 2022 and January 31, 2022 there were 1,500,362 and 341,023 shares outstanding and issuable, respectively.  No dividends were paid in the three months ended April 30, 2022 or 2021. The Company’s articles of incorporation include a provision that the Company is not allowed to issue fractional shares.

The Company issued the following shares of common stock in the three months ended April 30, 2022:

The Company issued 905,110 shares upon conversion of 7,250 Series C preferred shares. Along with associated debt, the Company issued 254,141 shares and warrants to purchase 265,000 shares all with a relative fair value of $1,064,965.

Options and Warrants:

The Company has 75,000 options outstanding as of both April 30, 2022 and or January 31, 2022.

The Company recorded option and warrant expense of $0 and $0 for the three months ended April 30, 2022 and 2021, respectively.

For the quarter ended April 30, 2022 the Company issued warrants to purchase 265,000 common shares along with debt to various lenders as well as warrants to acquire 45,000 common shares as penalty interest. The table below provides the significant estimates used that resulted in the Company determining the relative fair value of the 265,000 warrants at $1,064,965, which has been recorded as a debt discount and the 45,000 warrants at $315,150 which has been recorded as interest both with corresponding adjustments to paid-in capital.

Expected volatility	1,686-2,186%
Exercise price	$5.50 -$15.00
Stock price	$5.40-$9.49
Expected life	3-5 years
Risk-free interest rate	1.76%-2.94%
Dividend yield	0%

The Company had the following fully vested warrants outstanding at April 30,2022:

Issued To	# Warrants	Dated	Expire	Strike Price	Expired	Exercised
Lender	95,000	08/28/2020	08/28/2023	$4.00 per share	N	N
Broker	250	10/11/2020	10/11/2025	$45.00 per share	N	N
Broker	300	11/25/2020	11/25/2025	$30.00 per share	N	N
Triton	30,000	07/27/2021	07/27/2024	$21.10 per share	N	N
Consultant	25,000	08/26/2021	08/26/2024	$15.00 per share	N	N
Lender	90,000	11/12/2021	11/12/2026	$15.00 per share	N	N
Lender	90,000*	11/12/2021	11/12/2026	$15.00 per share	N	N
Lender	30,000	1/27/2022	1/27/2025	$15.00 per share	N	N
Lender	120,000	2/14/2022	2/14/2027	$15.00 per share	N	N
Lender	35,000	2/25/2022	2/25/2027	$15.00 per share	N	N
Lender	15,000	2/25/2022	2/25/2027	$15.00 per share	N	N
Lender	20,000	3/9/2022	3/9/2027	$15.00 per share	N	N
Lender	20,000	3/9/2022	3/9/2027	$15.00 per share	N	N
Lender	11,000	4/22/2022	4/22/2027	$15.00 per share	N	N
Lender	44,000	4/22/2022	4/22/2027	$15.00 per share	N	N
Lender	15,000	2/26/2022	2/26/2025	$5.40 per share	N	N
Lender	15,000	3/28/2022	3/28/2025	$7.50 per share	N	N
Lender	15,000	4/27/2022	4/27/2025	$6.99 per share	N	N

__________

*	These warrants are extinguished if Company repays note by 11/12/2022 maturity.

The Company had the following fully vested options outstanding at April 30, 2022:

Issued To	# Options	Dated	Expire	Strike Price	Expired	Exercised
T. Armes	50,000	10/14/2021	10/14/2023	$15.00 per share	N	N

The following table summarizes the activity of options and warrants issued and outstanding as of and for the three months ended

April 30, 2022:

	Options	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding at January 31, 2022	75,000	$15.00	360,550	$12.64
Granted	—	—	310,000	15.00
Exercised	—	—	—	—
Forfeited and canceled	—	—	—	—
Outstanding at April 30, 2022	75,000	$15.00	670,550	$13.17

NOTE 11 – RELATED PARTY TRANSACTIONS

As of April 30, 2022 and January 31, 2021, the Company had $46,273 and $46,173, respectively of related party accrued expenses related to accrued compensation for employees and consultants.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

On August 30, 2016, the Company entered into a 60-month lease agreement for its 3,554 sf warehouse facility starting in December 2016 with a minimum base rent of $2,132 and estimated monthly CAM charges of $1,017 per month. This lease is with a shareholder.

On July 1, 2018, the Company entered into a 60-month lease agreement with its minority shareholder for its 8,800 sf warehouse facility with a minimum base rent of $6,400 per month.

In October 2019 the Company entered into an operating lease for a vehicle with an annual cost of $9,067 and a three year term. The company paid initial fees of $17,744 and will pay fees on lease termination of $395. On a straight-line basis these costs amount to $1,259 per month.

Maturity of Lease Liabilities	Operating Leases
April 30 2023	$113,100
April 30, 2024	42,803
April 30, 2025	30,003
April 30, 2026	30,003
April 30, 2027	17,503
Total lease payments	233,412
Less: Interest	(22,217)
Present value of lease liabilities	$211,195

The Company had total operating lease and rent expense of $30,479 and $30,479 for the three months ended April 30, 2022 and 2021 respectively.

NOTE 13 – EARNINGS (LOSS) PER SHARE

The net income (loss) per common share amounts were determined as follows:

	For the Three Months Ended
	April 30,
	2022	2021
Numerator:
Net income (loss) available to common shareholders	$(2,594,158)	$(567,557)

Denominator:
Weighted average shares – basic	1,342,433	194,010

Net income (loss) per share – basic	$(1.93)	$(2.93)

Effect of common stock equivalents
Add: interest expense on convertible debt	112,742	34,652
Add: amortization of debt discount	725,280	128,528
Less: gain on settlement of debt on convertible notes	—	—
Add (Less): loss (gain) on change of derivative liabilities	337,737	(4,187)
Net income (loss) adjusted for common stock equivalents	(1,418,399)	(408,564)
Dilutive effect of common stock equivalents:
Convertible notes and accrued interest	—	—
Convertible Class C Preferred shares	—	—
Warrants and options	—	—

Denominator:
Weighted average shares – diluted	1,342,433	194,010

Net income (loss) per share – diluted	$(1.93)	$(2.93)

The anti-dilutive shares of common stock equivalents for the three months ended April 30, 2022 and April 30, 2021 were as follows:

	For the Three Months Ended
	April 30,
	2022	2021

Convertible notes and accrued interest	701,281	35,437
Convertible Class C Preferred shares	—	677,071
Options	75,000	—
Warrants	670,550	95,550
Total	1,446,831	808,058

NOTE 14 – SUBSEQUENT EVENTS

Subsequent to April 30, 2022 through to June 10, 2022:

• The Company issued 2,587 rounding shares due to 10:1 reverse split on April 28, 2022

• On May 19, 2022 the Company entered into a new convertible note for $400,000 with a one year maturity, interest rate of 12%, with a warrant to purchase 33,333 common shares with a five year maturity and an exercise price of $15.00, and 41,500 common shares. The Company received $325,000 in cash proceeds, recorded an original issue discount of $20,000 and transaction fees of $12,000. The discount is amortized over the term of the loan. The note has certain default provisions such as failure to pay any principal or interest when due and failure to issue shares upon conversion. In the event of these or any other default provisions, the note becomes due and payable at 125%.

Subsequent to June 10, 2022 through to August 29, 2022:

On June 27, 2022 the Company entered into a new convertible note for $275,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 100,000 common shares with a five year maturity and an exercise price of $15.00, and 40,000 restricted common stock shares. The Company received cash proceeds of $250,000, with an original issue discount of $ 25,000. The note has conversion privileges upon default at a conversion price lower of i) lowest price 20 days prior to Issuance ii) lowest price 20 days prior to conversion.

On August 11, 2022 the Company replaced a $220,000 note maturing August 11, 2022 with a new convertible note for $275,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 100,000 common shares with a five year maturity and an exercise price of $15.00, and 40,000 restricted common stock shares. The Company received additional cash proceeds of $50,000 on June 6, 2022 , with a corresponding original issue discount of $ 5,000. The accrued interest from the previous note now matures with the new note. The note has conversion privileges upon default at a conversion price lower of i) lowest price 20 days prior to Issuance ii) lowest price 20 days prior to conversion.

On July 5, 2022 the Company entered into a new convertible note for $250,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 100,000 common shares with a five year maturity and an exercise price of $15.00, and 40,000 restricted common stock shares. The Company received cash proceeds of $200,000, with an original issue discount of $25,000 and issuance costs of $25,000. The note has conversion privileges upon default at a conversion price lower of i) lowest price 20 days prior to Issuance ii) lowest price 20 days prior to conversion.

On July 6, 2022 the Company entered into a new convertible note for $125,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 50,000 common shares with a five year maturity and an exercise price of $15.00, and 20,000 restricted common stock shares. The Company received cash proceeds of $102,500, with an original issue discount of $12,000 and issuance costs of $10,000. The note has conversion privileges upon default at a conversion price lower of i) lowest price 20 days prior to Issuance ii) lowest price 20 days prior to conversion.

On July 6, 2022 the Company entered into another new convertible note for $125,000 with a six month maturity, interest rate of 12%, with a warrant to purchase 50,000 common shares with a five year maturity and an exercise price of $15.00, and 20,000 restricted common stock shares. The Company received cash proceeds of $102,500, with an original issue discount of $12,000 and issuance costs of $10,000. The note has conversion privileges upon default at a conversion price lower of i) lowest price 20 days prior to Issuance ii) lowest price 20 days prior to conversion.

On July 11, 2022 the Company entered into a new convertible note for $138,890 with a six month maturity, interest rate of 12%, with a warrant to purchase 50,000 restricted common stock shares with a five year maturity and an exercise price of $15.00, and 20,000 common shares. The company received cash proceeds of $116,668, with an original issue discount of $13,889 and issuance costs of $8,333. The note has conversion privileges upon default at a conversion price lower of i) lowest price 20 days prior to Issuance ii) lowest price 20 days prior to conversion.

On July 11, 2022, we issued 250,000 Options to our Chief Executive Officer on July 11, 2022 at $4.00 per share with a 5 year exercise period.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Auto Parts 4Less Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Auto Parts 4Less Group, Inc. (the “Company”) as of January 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two years ended January 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two years ended January 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully explained in Note 2, which includes management’s plans in regards to this uncertainty, the Company has a negative working capital of approximately $8.3 million and an accumulated deficit of approximately $28.5 million and stockholders’ deficit of approximately $9.0 million as of the year ended January 31, 2022, and therefore there is substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Critical Audit Matter Description – Revenue Recognition

Revenue Recognition under ASC 606 is based on the core principle of the revenue standard that a company should recognize revenue when control is transferred over the promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for goods or services.

Critical Audit Matter Determination

As discussed in Note 1, the Company recognizes revenue when its performance obligations are satisfied at a point in time, when the products are received by the customer, which is when the customer has title to the goods and obtained the significant risks and rewards of ownership.

Critical Audit Matter Audit Procedures

The audit procedures we performed to address this critical audit matter included the following: (1) obtaining an understanding of the design and operating effectiveness of controls related to identifying when performance obligations were satisfied and determining the timing of revenue recognition, and the (2) selection of a sample of orders and testing that the amount of revenue recorded was proper and delivery occurred in the proper period.

Critical Audit Matter Description – Embedded Conversion Feature

The Company has numerous notes payable from prior years which were settled or converted, and several new notes in the current year with conversions rates that are determined by the closing bid price on the day preceding the conversion date. This and other factors require the embedded conversion feature to be bifurcated and the fair value of the feature to be remeasured at each reporting period.  Calculations and accounting for the notes payable and embedded conversion features require management’s judgments related to initial and subsequent recognition of the debt and related conversions features, use of a valuation model, and determination of the appropriate inputs used in the selected valuation model.

Critical Audit Matter Determination

The embedded conversion features and resulting derivative liability is a highly complex area of accounting with significant impact on the liabilities, additional paid in capital and statement of operations of the Company.  It takes a high degree of training to understand and recognize the accounting implications of the conversion features and to understand the assumptions and impact of the specific assumptions on the valuation model used in the calculation of the derivative liability.

Critical Audit Matter Audit Procedures

Our audit procedures related to evaluating the Company’s accounting for the convertible note payables with embedded derivatives, warrants issued with the debt, accrued interest and the related derivative liability were as follows:

-	We read the various instruments, identified the embedded conversion feature, confirmed the amount of the outstanding debt, and recalculated the accrued interest.

-	We assessed the credentials and reputation of the outside firm retained by the Company who performed the calculation of the derivative liabilities.

-	We reviewed the assumptions used to calculate the derivative liabilities at the balance sheet date and various conversion and settlement dates and the related accounting entries.

-	We performed independent calculations on a test basis of specific derivatives to evaluate the model used in calculating the derivatives at various measurement dates.

Critical Audit Matter Relevant Financial Statement Disclosures

-	We read the Company’s disclosures related to the derivative liabilities and changes during the year as a result of mark to market, conversion of debt and settlement of debt activity to ensure the changes were properly accounted for and fully disclosed in the financial statements.

Critical Audit Matter Description – Going Concern

As discussed in both Note 2 to the consolidated financial statements and above, the Company has incurred significant losses since inception, and has an accumulated deficit of approximately $28.5 million and a working capital deficit of $8.3 million as of January 31, 2022.

Critical Audit Matter Determination

The following items were considered in determining that a going concern was a critical audit matter.

-	Significant losses and negative working capital and lack of liquidity

-	We also took into consideration the Company’s need to raise additional debt and equity financing over the next twelve months

Critical Audit Matter Audit Procedures

We reviewed the Company’s negative cash flows from operations.

We noted the negative working capital and continued losses.

We noted subsequent events and proceeds from debt financing in the amount of approximately $1.6 million dollars as of the date of our opinion.

Critical Audit Matter Relevant Financial Statement Disclosures

We reviewed the completeness of the Company’s Going Concern footnote and the details of the Company’s plans to continue operations for the next twelve months and management’s disclosure as noted above that there is substantial doubt about the Company’s ability to continue as a going concern.

/s/ L J Soldinger Associates, LLC

We have served as the Company’s auditor since 2019.

Deer Park, Illinois

May 9, 2022

PCAOB Audit ID # 00318

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4 LESS GROUP, INC

Consolidated Balance Sheets

January 31, 2022 and 2021

	January 31, 2022	January 31, 2021
Assets
Current Assets
Cash and Cash Equivalents	$77,498	$277,664
Share proceeds receivable	—	100,000
Inventory	432,583	323,411
Prepaid Expenses	16,065	11,859
Deferred Offering Costs	23,000	—
Other Current Assets	15,469	2,149
Total Current Assets	564,615	715,083
Operating Lease Assets	242,583	344,413
Property and Equipment, net of accumulated depreciation of $122,469 and $88,823	221,336	80,027

Total Assets	$1,028,534	$1,139,523

Liabilities and Stockholders’ Deficit
Current Liabilities
Bank Overdraft	$11,055	$—
Accounts Payable	1,228,039	869,765
Accrued Expenses	796,397	1,382,839
Accrued Expenses – Related Party	46,173	106,173
Customer Deposits	530,900	188,385
Deferred Revenue	665,143	687,766
Short-Term Debt	3,454,133	716,142
Current Operating Lease Liability	100,001	90,286
Short-Term Convertible Debt, net of debt discount of $2,131,034 and $309,317	647,966	336,683
Derivative Liabilities	1,263,442	213,741
PPP Loan-current portion	—	43,294
Shareholder Loans Payable	119,476	—
Current Portion – Long-Term Debt	27,737	424,064
Total Current Liabilities	8,890,462	5,059,138

Non-Current Lease Liability	138,551	244,049
PPP Loan -long term portion	—	166,153
Long-Term Debt	115,900	890,373

Total Liabilities	9,144,913	6,359,713

Commitments and Contingencies

Redeemable Preferred Stock
Series D Preferred Stock, $0.001 par value, 870 shares authorized, 870 and 870 shares issued and outstanding	870,000	870,000

Stockholders’ Deficit
Preferred Stock – Series A, $0.001 par value, 330,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Preferred Stock – Series B, $0.001 par value, 20,000 shares authorized, 20,000 and 20,000 shares issued and outstanding	20	20
Preferred Stock – Series C, $0.001 par value, 7,250 shares authorized, 7,250 and 7,250 shares issued and outstanding	7	7
Common Stock, $0.000001 par value, 75,000,000 shares authorized, 341,023 and 142,716 shares issued, issuable and outstanding	—	—
Additional Paid In Capital	19,465,327	14,291,760
Accumulated Deficit	(28,451,733)	(20,381,977)
Total Stockholders’ Deficit	(8,986,379)	(6,090,190)

Total Liabilities and Stockholders’ Deficit	$1,028,534	$1,139,523

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4 LESS GROUP, INC

Consolidated Statements of Operations

For the Years Ended January 31, 2022 and 2021

	2022	2021
Revenue, net	$11,018,751	$8,171,355

Cost of Revenue	9,471,304	6,710,727

Gross Profit	1,547,447	1,460,628

Operating Expenses:
Depreciation	48,931	25,196
Postage, Shipping and Freight	531,954	498,370
Marketing and Advertising	2,430,905	112,531
E Commerce Services, Commissions and Fees	1,569,825	887,274
Operating lease cost	121,917	121,917
Personnel Costs	1,482,448	1,128,652
PPP Loan Forgiveness	(209,447)	—
General and Administrative	3,028,906	828,522
Total Operating Expenses	9,005,439	3,602,462

Net Operating Loss	(7,457,992)	(2,141,834)

Other Income (Expense)
Gain (loss) on Sale of Property and Equipment	20,345	464
Gain (Loss) on Change in Fair Value of Derivatives	235,703	(828,614)
Gain on Settlement of Debt	1,410,113	5,060,704
Amortization of Debt Discount	(918,463)	(335,004)
Interest Expense	(1,359,462)	(568,540)
Total Other Income (Expense)	(611,764)	3,329,010

Net Income (Loss)	$(8,069,756)	$1,187,176

Basic Weighted Average Shares Outstanding	279,745	108,432
Basic Income (Loss) per Share	$(28.85)	$10.95
Diluted Weighted Average Shares Outstanding	279,745	607,003
Diluted (Loss) per Share	$(28.85)	$(3.65)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Consolidated Statements of Shareholder’s Deficit

For the Years Ended January 31, 2022 and 2021

	Preferred Series A		Preferred Series B		Preferred Series C		Common Stock		Paid in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total
January 31, 2020	—	$—	20,000	$20	6,750	$7	53,846	$—	$13,449,337	$(21,569,153)	$(8,119,789)
Conversion of Notes Payable and Accrued Interest to Common Stock	—	—	—	—	—	—	62,485	—	44,736	—	44,736
Derivative Liability Reclassified as Equity Upon Conversion of notes	—	—	—	—	—	—	—	—	20,185	—	20,185
Issuance of Class C Shares In Exchange of Debt	—	—	—	—	250	—	—	—	9,105	—	9,105
Issuance of Class C Shares to Repay Accrued Expenses Related Party	—	—	—	—	100	—	—	—	11,177	—	11,177
Issuance of Class C Shares as Part of Debt Settlement	—	—	—	—	150	—	—	—	20,290	—	20,290
Issuance of Common Shares in Reg A Offering	—	—	—	—	—	—	17,500	—	350,000	—	350,000
Issuance of Common Shares as fees for loans	—	—	—	—	—	—	4,385	—	35,060	—	35,060
Issuance of 5500 Warrants for Broker’s fees	—	—	—	—	—	—	—	—	13,470	—	13,470
Issuance of Common Shares to Repay Accrued Expenses Related Party	—	—	—	—	—	—	4,500	—	18,900	—	18,900
Issuance of 950,000 Warrants as Part of Debt Settlement	—	—	—	—	—	—	—	—	351,500	—	351,500
Legal costs of Reg A subscription	—	—	—	—	—	—	—	—	(32,000)	—	(32,000)
Net (Loss)	—	—	—	—	—	—	—	—	—	1,187,176	1,187,176

January 31, 2021	—	$—	20,000	$20	7,250	$7	142,716	$—	$14,291,760	$(20,381,977)	$(6,090,190)

	Preferred Series A		Preferred Series B		Preferred Series C			Common Stock		Paid in	Retained
	Shares	Amount	Shares	Amount	Shares		Amount	Shares	Amount	Capital	Earnings	Total
January 31, 2021	—	$—	20,000	$20	7,250		$7	142,716	$—	$14,291,760	$(20,381,977)	$(6,090,190)
Issuance of Shares as Fees	—	—	—	—	—		—	6,301	—	137,555	—	137,555
Issuance of Shares Pursuant to REG A Subscription,Net of Issuance costs of $41,444	—	—	—	—		—	—	121,300	—	2,384,556	—	2,384,556
Issuance of shares	—	—	—	—		—	—	10,000	—	191,000	—	191,000
Share Issuances, Net of Issuance Costs of $530,370	—	—	—	—		—	—	41,000	—	—	—	—
Conversion of Notes Payable to Common Stock	—	—	—	—	—		—	8,977	—	161,441	—	161,441
Derivative Liability Reclassified as Equity Upon Conversion of notes	—	—	—	—	—		—	—	—	76,144	—	76,144
Equity Reinstated from Derivative Liability	—	—	—	—	—		—	—	—	15,134	—	15,134
Relative Fair Value of Equity Issued with Debt	—	—	—	—	—		—	10,729	—	234,237	—	234,237
Issuance of Warrants	—	—	—	—	—		—	—	—	876,000	—	876,000
Share Based Compensation on Warrants for Fees	—	—	—	—	—		—	—	—	512,500	—	512,500
Share Based Compensation on Options Issued to CEO	—	—	—	—	—		—	—	—	585,000	—	585,000
Net (Loss)	—	—	—	—	—		—	—	—	—	(8,069,756)	(8,069,756)

January 31, 2022	—	$—	20,000	$20	7,250		$7	341,023	$—	$19,465,327	$(28,451,733)	$(8,986,379)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Consolidated Statements of Cash Flows

For the Years Ended January 31, 2022 and 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(8,069,756)	$1,187,176
Adjustments to reconcile net income (loss) to cash used by operating activities:
Depreciation	48,931	25,196
Reduction of Right of Use Asset	95,784	87,702
Accretion of Lease Liability	26,133	34,215
Loss (Gain ) in Fair Value on Derivative Liabilities	(235,703)	828,614
Amortization of Debt Discount	918,463	335,004
Interest Expense Related to Excess of Deferred offering Cost Over Share Proceeds	69,630	—
Loan Penalties Capitalized to Loan	28,000	3,394
Original Issue Discount on Short-Term Convertible Notes Expensed to Interest	20,000	55,000
Stock Based Compensation	1,401,055	13,470
Interest expense related to warrants issued for debt extension	276,000	—
Gain on Settlement of Debt	(1,410,113)	(5,060,704)
PPP Loan Forgiveness	(209,447)	—
Gain on sale of Property	(20,345)	(464)
Change in Operating Assets and Liabilities:
Decrease (Increase) in Inventory	(109,173)	48,484
Decrease in Prepaid Rent and Expenses	1,841	2,743
(Increase) in Other Current Assets	(13,320)	(1,091)
Increase in Bank Overdraft	11,055	—
Increase in Accounts Payable	365,649	344,175
Increase in Accrued Expenses	266,873	483,031
Operating Lease Liability Payments	(121,917)	(121,917)
Increase (Decrease) in Customer Deposits	342,515	188,385
Increase (Decrease) in Deferred Revenue	(22,623)	687,766
CASH FLOWS (USED IN) OPERATING ACTIVITIES	(6,340,468)	(859,821)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(43,628)	—
Disposal of Property and Equipment	25,060	9,750
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	(18,568)	9,750

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuances of Common Shares, net of Issuance Costs	3,039,925	250,000
Proceeds from Short Term Debt	1,968,472	635,000
Payments on Short Term Debt	(547,821)	(471,920)
Proceeds on PPP Loan	—	209,447
Payments on Long Term Debt	(21,582)	(3,837)
Proceeds on Shareholder Loans Payable	119,476	—
Payments on Accrued Expenses -Related Party	(60,000)	(19,500)
Legal Costs of Reg A Subscription	—	(32,000)
Proceeds from Convertible Notes Payable	2,865,525	432,750
Payments on Convertible Notes Payable	(1,205,125)	(34,329)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	6,158,870	965,611

NET INCREASE IN CASH	(200,166)	115,540

CASH AT BEGINNING OF PERIOD	277,664	162,124

CASH AT END OF PERIOD	$77,498	$277,664

Supplemental Disclosure of Cash Flows Information:
Cash Paid for Interest	$649,234	$74,244
Derivative Debt Discount	$1,933,343	$264,487
Convertible Notes Interest and Derivatives Converted to Common Stock	$237,085	$64,921
Issuance of Warrants to Deferred Offering Costs	$600,000	$—
Deferred Offering Costs Against Share Proceeds	$530,370	$—
Fixed Assets financed through vehicle loans	$152,950	$—
Stock Issued to Related Party in Payment of Accrued Expenses	$—	$30,077
Issuance of Common Shares for Subscription Receivable	$—	$100,000
Original Issue Discount	$20,000	$52,000
Allocated Value of Common Shares Issued As Fees for Loans	$—	$35,060
Operating Lease Asset to Operating Lease Liability	$—	$39,494

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

AUTO PARTS 4LESS GROUP, INC.

FORMERLY THE 4LESS GROUP, INC.

Notes to Consolidated Financial Statements

January 31, 2021 and 2020

Note 1 – Description of Business and Summary of Significant Accounting Policies

Nature of Business – Auto Parts 4Less Group, Inc. formerly The 4LESS Group, Inc., (the “Company”), was incorporated under the laws of the State of Nevada on December 5, 2007. The Company, under the name MedCareers Group, Inc. (“MCGI” ) formally operated a website for nurses, nursing schools and nurses’ organizations designed for better communication between nurses and the nursing profession.

On November 29, 2018, the Company entered into a transaction (the “Share Exchange”), pursuant to which the Company acquired 100% of the issued and outstanding equity securities of The 4LESS Corp. (“4LESS”), in exchange for the issuance of (i) nineteen thousand (19,000) shares of Series B Preferred Stock, (ii) six thousand seven hundred fifty (6,750) shares of Series C Preferred Stock, and (iii) 870 shares of Series D Preferred Stock. The Series C Preferred Shares have a right to convert into common stock of the Company by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date. The Share Exchange closed on November 29, 2018.  As a result of the Share Exchange, the former shareholders of 4LESS became the controlling shareholders of the Company. The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein 4LESS is considered the acquirer for accounting and financial reporting purposes. The capital, share price, and earnings per share amount in these consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the shares issued as a result of the reverse merger except otherwise noted.

4LESS was formed as Vegas Suspension & Offroad, LLC on October 24, 2013 as a Nevada limited liability company and converted to a Nevada corporation with the same name on May 8, 2017. On April 2, 2018, the Company changed its name to The 4LESS Corp. The Corporation had S Corporation status. The Corporation operates as an e-commerce auto and truck parts sales company. As a result of the share exchange, the Company is now a holding company operating through 4LESS and offers products including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks. On December 30, 2019 4LESS changed its name to Auto Parts 4Less, Inc. On April 28, 2022 The 4Less Group , Inc changed its name to Auto Parts 4less Group, Inc.

The financial statements have been adjusted to reflect a 10-1 reverse stock split effective April 28, 2022.

Significant Accounting Policies

The Company’s management selects accounting principles generally accepted in the United States of America (“U.S. GAAP”) and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

Basis of Presentation

The Company prepares its financial statements on the accrual basis of accounting in conformity with U.S. GAAP.

Principles of Consolidation

The financial statements include the accounts of Auto Parts 4Less Group, Inc. (formerly The 4Less Group, Inc.) as well as Auto Parts 4Less, Inc. (formerly The 4LESS Corp.) and JBJ Wholesale LLC.  All significant inter-company transactions have been eliminated.  All amounts are presented in U.S. Dollars unless otherwise stated.

Use of Estimates

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgments and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based.  The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to estimate deferred revenue and customer deposits and value derivative liabilities, options and warrants.

Reclassifications

Certain amounts in the Company’s consolidated financial statements for prior periods have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.  At times, cash balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  The carrying amount of cash and cash equivalents approximates fair market value.

Inventory Valuation

Inventories are stated at the lower of cost or net realizable value. Inventories are valued on a first-in, first-out (FIFO) basis. Inventory is comprised of finished goods.

Concentrations

Cost of Goods Sold

For the year ended January 31, 2022 the Company purchased approximately 54% of its inventory and items available for sale from third parties from three vendors. As of January 31, 2021, the net amount due to the vendors included in accounts payable was $349,839.  For the year ended January 31, 2021 the Company purchased approximately 57% of its inventory and items available for sale from third parties from three vendors. As of January 31, 2021, the net amount due to the vendors included in accounts payable was $599,072.   The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

Leases

We adopted ASU No. 2016-02—Leases (Topic 842), as amended, as of February 1, 2019, using the full retrospective approach. The full retrospective approach provides a method for recording existing leases at adoption and in comparative periods. In addition, we elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification.

In addition, we elected the hindsight practical expedient to determine the lease term for existing leases. Our election of the hindsight practical expedient resulted in the shortening of lease terms for certain existing leases and the useful lives of corresponding leasehold improvements. In our application of hindsight, we evaluated the performance of the leased stores and the associated markets in relation to our overall real estate strategies, which resulted in the determination that most renewal options would not be reasonably certain in determining the expected lease term.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the tax return. Deferred tax assets arise when expenses are recognized in the financial statements before the tax returns or when income items are recognized in the tax return prior to the financial statements. Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years. Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable, advances and notes payable.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments. Derivatives are recorded at fair value at each period end. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date.

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

As of January 31, 2022 and 2021, the Company’s derivative liabilities were measured at fair value using Level 3 inputs.  See Note 10.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of January 31, 2022 and January 31, 2021:

	January 31, 2022	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative Liabilities – embedded redemption feature	$1,263,442	$—	$—	$1,263,442
Totals	$1,263,442	$—	$—	$1,263,442

	January 31, 2021	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative Liabilities – embedded redemption feature	$213,741	$—	$—	$213,741
Totals	$213,741	$—	$—	$213,741

Related Party Transactions

The Company has a verbal policy that includes procedures intended to ensure compliance with the related party provisions in common practice for public companies. For purposes of the policy, a “related party transaction” is a transaction in which the Company or any one of its subsidiaries participates and in which a related party has a direct or indirect material interest, other than ordinary course, arms-length transactions of less than 1% of the revenue of the counterparty. Any transaction exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a director’s independence, must be approved by the CEO. Any related party transaction in which an executive officer or a Director has a personal interest, or which could present a possible conflict under the Guide to Ethical Conduct, must be approved by Board of Directors, following appropriate disclosure of all material aspects of the transaction.

Derivative Liability

The derivative liabilities are valued as a level 3 input under the fair value hierarchy for valuing financial instruments. The derivatives arise from convertible debt where the debt and accrued interest is convertible into common stock at variable conversion prices. As the price of the common stock varies, it triggers a gain or loss based upon the discount to market assuming the debt was converted at the balance sheet date. When evaluating the effect of the issuance of new equity-linked or equity-settled instruments on previously issued instruments, the Company uses first-in, first-out method (“FIFO”) where authorized and unused shares would first be used to satisfy the earliest issued equity-linked instruments.

The fair value of the derivative liability is determined using a lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, historical stock price volatility, the expected term, and both high risk and the risk-free interest rate. The most sensitive inputs to the model are for expected time for the holder to convert or be repaid and the estimated historical volatility of the Company’s common stock.  However, because the historical volatility of the Company’s common stock is so high (see Note 10), the sensitivity required to change the liability by 1% as of January 31, 2022 is greater than 25% change in historical volatility as of that date.  The other inputs, such as risk free rate, high yield cash rate and stock price all have a sensitivity for a 1% change in the input variable results in a significantly less than 1% change in the calculated derivative liability.

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue when control is transferred over the promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Because the Company’s sales agreements generally have an expected duration of one year or less, the Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose information about its remaining performance obligations.

Disaggregation of Revenue: Channel Revenue

The following table shows revenue split between proprietary and third party website revenue for the years ended January 31, 2022 and 2021:

			Change
	2022	2021	$	%
Proprietary website revenue	$7,576,068	$4,200,624	$3,375,444	80%
Third party website revenue	3,442,683	3,970,731	(528,048)	(13%	)
Total Revenue	$11,018,751	$8,171,355	$2,847,396	35%

The Company’s performance obligations are satisfied at the point in time when products are received by the customer, which is when the customer has title and obtained the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (delivery of product). The Company primarily receives fixed consideration for sales of product with variability entering into consideration due to returns on shipped products. Shipping and handling amounts paid by customers are primarily for online orders and are included in revenue. Sales tax and other similar taxes are excluded from revenue.

Revenue is recorded net of provisions for discounts and promotion allowances, which are typically agreed to upfront with the customer and do not represent variable consideration. Discounts and promotional allowances vary the consideration the Company is entitled to in exchange for the sale of products to customers. The Company recognizes these discounts and promotional allowances in the same period that the revenue is recognized for products sales to customers. The amount of revenue recognized represents the amount that will not be subject to a significant future reversal of revenue. The customer pays the Company by credit card prior to delivery.

The Company offers a 30 day satisfaction guaranteed return policy however the customer must pay for the return shipment. The return must be previously authorized, cannot be either damaged or previously installed and must be in saleable condition. In the Company’s experience this amount is immaterial and therefore no provision has been recorded on the Company’s books. Any defective merchandise falls under the manufacturer’s limited warranty and is subject to the manufacturer’s inspection. The manufacturer has the option to repair or replace the item.

Stock-Based Compensation

The Company accounts for stock options at fair value. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model and provides for expense recognition over the service period, if any, of the stock option.

Earnings (Loss) per Common Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used to determine the number of shares assumed to be purchased from the exercise of stock options and/or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

Recently Issued Accounting Standards

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) which simplifies goodwill impairment testing by requiring that such periodic testing be performed by comparing the fair value of a reporting unit with its carrying amount and recognizing an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The policy is effective for fiscal years, including interim periods, beginning after December 15, 2019. We adopted on February 1, 2020 and the adoption had no impact.

Fair Value Measurement: In 2018, the FASB issued amended guidance to remove, modify and add disclosure requirements for fair value measurements. This amendment is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosure requirements. Transition is on a prospective basis for the new and modified disclosures, and on a retrospective basis for disclosures that have been eliminated. The adoption of this guidance on February 1, 2020 did not have a material impact on our consolidated financial statements.

In addition to the above, the Company has reviewed all other recently issued, but not yet effective, accounting pronouncements, and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

 In December 2019, the Financial Accounting Standards Board (FASB) issued amended guidance on the accounting and reporting of income taxes. The guidance is intended to simplify the accounting for income taxes by removing exceptions related to certain intra-period tax allocations and deferred tax liabilities; clarifying guidance primarily related to evaluating the step-up tax basis for goodwill in a business combination; and reflecting enacted changes in tax laws or rates in the annual effective tax rate. The Company adopted the new guidance effective February 1, 2021. There was no impact to the Company’s consolidated financial statements upon adoption.

In January 2020, the FASB issued new guidance intended to clarify certain interactions between accounting standards related to equity securities, equity method investments and certain derivatives. The guidance addresses accounting for the transition into and out of the equity method of accounting and measuring certain purchased options and forward contracts to acquire investments. The Company adopted the new guidance effective February 1, 2021. There was no impact to the Company’s consolidated financial statements upon adoption.

In August 2020, the FASB issued amended guidance on the accounting for convertible instruments and contracts in an entity’s own equity. The guidance removes the separation model for convertible debt instruments and preferred stock, amends requirements for conversion options to be classified in equity as well as amends diluted earnings per share (EPS) calculations for certain convertible debt instruments. The amended guidance is effective for interim and annual periods in 2022. The application of the amendments in the new guidance are to be applied either on a modified retrospective or a retrospective basis. We are currently assessing the effect that the adoption of this standard will have on the Company’s consolidated financial statements upon adoption.

Recently Issued Accounting Standards Not Yet Adopted

In March 2020, the FASB issued optional guidance to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting and subsequently issued clarifying amendments. The guidance provides optional expedients and exceptions for accounting for contracts, hedging relationships, and other transactions that reference the London Interbank Offered Rate (LIBOR) or another reference rate expected to be discontinued because of reference rate reform. The optional guidance is effective upon issuance and can be applied on a prospective basis at any time between January 1, 2020 through December 31, 2022. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

In October 2021, the FASB issued amended guidance that requires acquiring entities to recognize and measure contract assets and liabilities in a business combination in accordance with existing revenue recognition guidance. The amended guidance is effective for interim and annual periods in 2023 and is to be applied prospectively. Early adoption is permitted on a retrospective basis to the beginning of the fiscal year of adoption. The adoption of this guidance will not have a material impact on the Company’s consolidated financial statements for prior acquisitions; however, the impact in future periods will be dependent upon the contract assets and contract liabilities acquired in future business combinations.

In November 2021, the FASB issued new guidance to increase the transparency of transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy. The guidance requires annual disclosures of such transactions to include the nature of the transactions and the significant terms and conditions, the accounting treatment and the impact to the company’s financial statements. The guidance is effective for annual periods beginning in 2022 and is to be applied on either a prospective or retrospective basis. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – GOING CONCERN AND FINANCIAL POSITION

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $28,451,733 as of January 31, 2022 and has a working capital deficit at January 31, 2022 of $8,325,847. As of January 31, 2022, the Company only had cash and cash equivalents of $77,498 and approximately $571,000 of short-term debt in default. The short-term debt agreements provide legal remedies for satisfaction of defaults, none of the lenders to this point have pursued their legal remedies. While the Company has continued to grow its revenues, at this time, our current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

Management’s plan is to raise additional funds in the form of debt or equity in order to continue to fund losses until such time as revenues can sustain the Company. However, there is no assurance that management will be successful in being able to continue to obtain additional funding. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – PROPERTY

The Company capitalizes all property purchases over $1,000 and depreciates the assets on a straight-line basis over their useful lives of 3 years for computers and 7 years for all other assets. Property consists of the following at January 31, 2022 and 2021:

	2022	2021
Office furniture, fixtures and equipment	$94,041	$85,413
Shop equipment	43,004	43,004
Vehicles	206,760	40,433
Sub-total	343,805	168,850
Less: Accumulated depreciation	(122,469)	(88,823)
Total Property	$221,336	$80,027

Additions to fixed assets for the year ended January 31, 2022 were $196,578 with $35,000 paid in cash and $152,950 financed through vehicle loans for vehicles and an additional $8,628 acquired in equipment. Additions to fixed assets were $0 for the year ended January 31, 2021.

For the year ended January 31, 2022, vehicles having a cost of $20,000 and a net book value of $4,715 was disposed of. Proceeds received of $25,060 and a gain on sale of property and equipment of $20,345 were recorded. Office equipment having a cost of $9,750 and a net book value of $9,286 was disposed of during the year ended January 31, 2021. Proceeds received of $9,750 and a gain on sale of property and equipment of $464 were recorded.

Depreciation expense was $48,931 and $25,196 for the twelve months ended January 31, 2022 and January 2021, respectively.

NOTE 4 – LEASES

We lease certain warehouses, vehicles and office space. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. For lease agreements entered into or reassessed after the adoption of Topic 842, we did not combine lease and non-lease components.

Most leases include one or more options to renew, with renewal terms that can extend the lease term from one to 17 years or more. The exercise of lease renewal options is at our sole discretion. The depreciable life of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

Below is a summary of our lease assets and liabilities at January 31, 2022 and January 31, 2021.

Leases	Classification	January 31, 2022	January 31, 2021
Assets
Operating	Operating Lease Assets	$242,583	$344,413
Liabilities
Current
Operating	Current Operating Lease Liability	$100,001	$90,286
Noncurrent
Operating	Noncurrent Operating Lease Liabilities	138,551	244,049
Total lease liabilities		$238,552	$334,335

Note: As most of our leases do not provide an implicit rate, we use our incremental borrowing rate of 8% based on the information available at commencement date in determining the present value of lease payments. We compare against loans we obtain to acquire physical assets and not loans we obtain for financing. The loans we obtain for financing are generally at significantly higher rates and we believe that physical space or vehicle rental agreements are in line with physical asset financing agreements. CAM charges were not included in operating lease expense and were expensed in general and administrative expenses as incurred.

Effective February 29 ,2020 the Company and landlord terminated the September 2019 lease with an annual rent of $15,480, a 3 year term an 1 year renewal. There were no costs associated with the termination. The Company eliminated the operating lease asset and operating lease liability at termination which was $45,032. (see Note 13)

Operating lease cost was $121,917 and $121,917 for both the twelve months ended January 31, 2022 and January 31, 2021, respectively.

NOTE 5 – CUSTOMER DEPOSITS

The Company receives payments from customers on orders prior to shipment. At January 31, 2022 the Company had received $530,900 (January 31, 2021- $188,385) in customer deposits for orders that were unfulfilled at January 31, 2022 and either canceled subsequent to year end or still awaiting shipment. The deposits on cancelled orders were either returned to the customers subsequent to January 31, 2022 or will remain as deposits until the item is either delivered and recorded as revenue or cancelled and refunded.

NOTE 6 – DEFERRED REVENUE

The Company receives payments from customers on orders prior to shipment. At January 31, 2022 the Company had received $665,143 (January 31, 2021- $687,766) in customer payments for orders that were unfulfilled at January 31, 2022 and delivered subsequent to year end. The orders were unfulfilled at January 31, 2022 because of both normal order processing and fulfillment requirements, and back orders.

NOTE 7 – PPP LOAN

On May 2, 2020 the Company entered into a Paycheck Protection Promissory (PPP) Note Agreement whereby the lender would advance proceeds of $209,447 at a fixed rate of 1% per annum and a May 2, 2022 maturity. The loan was repayable in monthly installments of $8,818 commencing September 2, 2021 and continuing on the second day of every month thereafter until maturity when any remaining principal and interest are due and payable. On September 22, 2021 the loan was forgiven and $209,447 was recorded as a gain and is included in operating expenses.

NOTE 8 – SHORT-TERM AND LONG-TERM DEBT

The components of the Company’s short-term and long term debt as of January 31, 2022 and 2021 were as follows:

	January 31, 2022		January 31, 2021
Loan dated October 8, 2019, and revised February 29, 2020 and November 10, 2020 repayable June 30, 2022 with an additional interest payment of $20,000(3)	$97,340	*	$102,168
SFS Funding Loan, original loan of $389,980 January 8, 2020, 24% interest, weekly payments of $6,006, maturing July 28, 2021(2), fully repaid	—		161,227
Forklift Note Payable, original note of $20,433 Sept 26, 2018, 6.23% interest, 60 monthly payments of $39,454 ending August 2023(1)	8,183	#	12,269
Vehicle loan original loan of $93,239 February 16, 2021, 2.90 % interest. 72 monthly payments of $1,414 beginning on April 2, 2021 and ending on March 2, 2027. Secured by vehicle having net book value of $94,316.	81,346	#
Vehicle loan original loan of $59,711 March 20,2021, 7.89% interest. 72 monthly payments of $1,048 beginning on May 4 , 2021 and ending on April 4, 2027 . Secured by vehicle having net book value of $76,164.	54,108	#
Working Capital Note Payable - $700,000, dated October 29, 2021, repayment of $17,904 per week until Oct 29, 2022, interest rate of approximately 31%(2,4,7)	635,831	*
Working Capital Note Payable - $650,000, dated October 25, 2021, repayment of $15,875 per week until October 25, 2022, interest rate of approximately 26%(2,4,8)	596,047	*
Demand loan - $5,000 dated February 1, 2020, 15% interest, 5% fee on outstanding balance	5,000	*	5,000
Demand loan - $2,500, dated March 8, 2019, 25% interest, 5% fee on outstanding balance	2,500	*	2,500
Demand loan - $65,500 dated February 27, 2019, 25% interest, 5% fee on outstanding balance, Secured by the general assets of the Company	12,415	*	12,415
Promissory note - $60,000 dated September 18, 2020 maturing April 30, 2022(10), including $5,000 original issue discount, 15% compounded interest payable monthly	60,000	*	60,000
Promissory note - $425,000 dated August 28, 2020, including $50,000 original issue discount, 15% compounded interest payable monthly. This note matures when the Company receives proceeds through a financing event of $825,000 plus accrued interest on the note. (5)	425,000	*	425,000
Promissory note - $1,200,000 dated August 28, 2020, maturing August 28, 2022, 12% interest payable monthly with the first six months interest deferred until the 6th month and added to principal .(6)	1,200,000	*	1,200,000
Promissory note - $420,000 dated December 27, 2021, including $20,000 original issue discount, maturing January 27, 2022, non-interest bearing (9)†	420,000	*
Promissory note - $50,000 dated August 31, 2020, maturing February 28, 2021, 10% interest payable accrued monthly payable at maturity Fully repaid at April 30, 2021	—		50,000
Total	$3,597,770		$2,030,579

	January 31, 2022	January 31, 2021
Short-Term Debt	$3,454,133	$716,142
Current Portion of Long-Term Debt	27,737	424,064
Long-Term Debt	115,900	890,373
Total	$3,597,770	$2,030,579

__________

†	In default
*	Short-term loans
#	Long-term loans of $8,183 including current portion of $4,325
$54,108 including current portion $8,632
$81,346 including current portion $14,780
(1)	Secured by equipment having a net book value of $10,242
(2)	The amounts due under the note are personally guaranteed by an officer or a director of the Company.
(3)	On November 10, 2020 the Company amended the agreement extending the maturity to June 30, 2022 from April 8, 2021 and changing monthly payments to $0 from $5,705 and interest rate from 13% to a $20,000 lump sum payable at maturity.
(4)	The Company has pledged a security interest on all accounts receivable and banks accounts of the Company.
(5)	Financing event would be a sale or issuance of assets, debt, shares or any means of raising capital. As the Company has entered into such a transaction the loan has reached maturity and is treated as current. An extension was granted on December 13, 2021 amending the maturity date to April 30, 2022. The April 30, 2022 payment has not been made and the Company is working on another extension with the lender.
(6)	Secured by all assets of the Company. Loan payable in 2 instalments, $445,200 payable August 28, 2021 and $826,800 payable August 28, 2022. On December 13, 2021 the parties amended the maturity date for the first instalment to be April 30, 2022 with ethe second instalment date unchanged. The April 30, 2022 payment has not been made and the Company is working on another extension with the lender.
(7)	This loan replaces $500,000 loan dated June 4, 2021, $422,009 proceeds were used to repay this loan , net cash received was $253,491 after payment of $26,500 in fees.
(8)	This loan replaces $500,000 loan dated June 4, 2021, $359,919 proceeds were used to repay this loan , net cash received was $267,606 after payment of $22,475 in fees.
(9)	Penalty of 10% of principal amount and 30,000 3 year warrants with an exercise price of $15.00 on initial default and 2% of principal amount and 15,000 3 year warrants with an exercise price of $15.00 for every 30 day default period thereafter. Initial default has been recorded at January 31, 2022 with an interest charge of $42,000 and another $276,000 which was the fair value of the warrants (see Note 11). The Company has defaulted on the March 2, 2022, April 1, 2022 and will issue an additional 15,000 warrants for each of those defaults.
(10)	The April 30, 2022 payment has not been made and the Company is working on another extension with the lender.

The following are the minimum amounts due on the notes as of January 31, 2022:

Year Ended	Amount
January 31, 2023	$3,481,870
January 31, 2024	28,427
January 31, 2025	25,798
January 31, 2026	27,107
January 31, 2027	28,498
January 31, 2028	6,070
Total	$3,597,770

NOTE 9 – SHORT-TERM CONVERTIBLE DEBT

The components of the Company’s convertible debt as of January 31, 2022 and 2021 were as follows:

	Interest	Default Interest	Conversion	Outstanding Principal at
Maturity Date	Rate	Rate	Price	January 31, 2022	January 31, 2021
Nov 4, 2013*	12%	12%	$1,800,000	$100,000	$100,000
Jan 31, 2014*	12%	18%	$2,400,000	16,000	16,000
July 31, 2013*	12%	12%	$1,440,000	5,000	5,000
Jan 31, 2014*	12%	12%	$2,400,000	30,000	30,000
Oct. 12, 2021	12%	16%	(3)	—	230,000
Nov. 16, 2021	12%	16%	(3)	—	100,000
Nov. 23, 2021	12%	16%	(3)	—	165,000
Nov 12, 2022	8%	12%	(1)	2,400,000	—
Jan. 13, 2023	12%	22%	(2)	228,000	—
Sub-total				2,779,000	646,000
Debt Discount				(2,131,034)	(309,317)
				$647,966	$336,683

__________

*	In default
(1)	lesser of $ 1.25 or 75 % of offering price if there is an uplisting to a national securities exchange.
(2)	75% of closing bid price on day preceding conversion date in event of default
(3)	closing bid price on the day preceding the conversion date in the event of default

The Company had accrued interest payable of $231,412 and $240,713 on the notes at January 31, 2022 and January 31, 2021, respectively.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that certain features in some instruments should be classified as liabilities due to there being a variable number of shares to be delivered upon settlement of the above conversion options. The derivative features are measured at fair value at the end of each reporting period or termination of the instrument with the change in fair value recorded to earnings. The fair value of the embedded conversion option and attached warrants resulted in a discount to the note on the debt modification date. For the years ended January 31, 2022 and 2021, the Company recorded amortization expense of $918,463 and $335,004, respectively. See more information in Note 8.

During the years ended January 31, 2022 and 2021 the Company added $28,000 and $3,394 in penalty interest to the loans, respectively.

On July 7, 2021 the Company entered into a convertible note for $231,000 with a one year maturity, interest rate of 12%, the Company received $199,500 in cash proceeds, recorded an original issue discount of $21,000, a derivative discount of $39,261 related to a conversion feature, and transaction fees of $10,500. As part of the loan the Company issued 3.096 shares as a commitment fee and recognized $31,005 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital. The discount is amortized over the term of the loan. The loan has been fully repaid.

On July 12, 2021 the Company entered into a convertible note for $355,000 with a one year maturity, interest rate of 12%, the Company received $300,025 in cash proceeds, recorded an original issue discount of $35,500, a derivative discount of $171,250 related to a conversion feature, and transaction fees of $19,475. As part of the loan the Company issued 6,085 shares as a commitment fee and recognized $28,795 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital. The discount is amortized over the term of the loan. The loan has been fully repaid.

On July 20, 2021 the Company entered into a new convertible note for $224,125 with a one year maturity, interest rate of 10%, the Company received $200,000 in cash proceeds, recorded an original issue discount of $20,375, a derivative discount of $106,364 related to a conversion feature, and transaction fees of $3,750. The discount is amortized over the term of the loan. The loan has been fully repaid.

On November 12, 2021 the Company entered into a new convertible note for $2,400,000 with a one year maturity, interest rate of 8%, with a warrant (Warrant 1) to purchase 90,000 common shares with a five year maturity and an exercise price of $15.00, and an additional warrant (Warrant 2) to purchase 90,000 common shares with a five year maturity and an exercise price of $15.00 to be cancelled and extinguished if the note is repaid on or prior to maturity. The Company received $1,966,000 in cash proceeds, recorded an original issue discount of $240,000, a derivative discount of $1,589,617 for the conversion feature, recognized $174,436 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital for the attached warrants, and transaction fees of $194,000. The discount is amortized over the term of the loan. The note is repayable in six monthly instalments of $432,000 commencing on June 10, 2022. This note is senior to all existing and future indebtedness of the Company. The Company has pledged a security interest on all the assets of the Company. The note has certain default provisions such as failure to pay any principal or interest when due, failure to uplist to a national stock exchange by May 12, 2022, and failure to issue shares upon conversion. In the event of these or any other default provisions, the note becomes due and payable at 125% and Warrant 2 is no longer cancellable for any circumstance.

On January 13, 2021 the Company entered into an unsecured convertible note for $228,000 with a one year maturity, interest rate of 12%, the Company received $200,000 in cash proceeds, recorded an original issue discount of $24,250 and a derivative discount of $26,843, and transaction fees of $3,750. The discount is amortized over the term of the loan. The note is repayable in 10 monthly instalments of $25,536 commencing March 1, 2022. The March, April and May instalments have been paid. The note has certain default provisions such as failure to pay any principal or interest when due, and if the Company is in default of any of its other agreements. In the event of these or any other default provisions, the note becomes due and payable at 150%.

During the year ended January 31, 2022, the Company converted a total of $125,000 of the convertible notes, $27,691 of accrued interest and $8,750 of fees into 89,771 common shares.

As of January 31, 2022, the Company had $151,000 of aggregate debt in default. The agreements provide legal remedies for satisfaction of defaults, none of the lenders to this point have pursued their legal remedies. The Company continues to accrue interest at the listed rates, and plans to seek their conversion or payoff within the next twelve months.

NOTE 10 – DERIVATIVE LIABILITIES

As of January 31, 2022 and January 31, 2021, the Company had derivative liabilities of $1,263,442 and $213,741, respectively. During the years ended January 31, 2022 and 2021 the Company recorded a gain of $235,703 and a loss of $828,614 from the change in the fair value of derivative liabilities, respectively.

The derivative liabilities are valued as a level 3 input for valuing financial instruments.

The following table presents changes in Level 3 liabilities measured at fair value for the years ended January 31, 2022 and January 31, 2021. Both observable and unobservable inputs were used to determine the fair value of positions that the Company has classified within the Level 3 category. Unrealized gains and losses associated with liabilities within the Level 3 category include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long- dated volatilities) inputs (in thousands).

Level 3
Derivatives
Balance, January 31, 2020	$2,611,125
Changes due to Issuance of New Convertible Notes	264,487
Reduction of derivative due to extinguishment or repayment	(3,470,300)
Changes due to Conversion of Notes Payable	(20,185)
Mark to Market Change in Derivatives	828,614

Balance, January 31, 2021	213,741
Changes due to Issuance of New Convertible Notes	1,933,343
Reduction of derivative due to extinguishment or repayment	(556,661)
Reinstatement of Derivative to Equity	(15,134)
Changes due to Conversion of Notes Payable	(76,144)
Mark to Market Change in Derivatives	(235,703)
Balance, January 31, 2022	$1,263,442

The derivatives arise from convertible debt where the debt is convertible into common stock at variable conversion prices which are linked to the trading and/or bid prices of the Company’s common stock as traded on the OTC market.

As the price of the common stock varies it triggers a gain or loss based upon the discount to market assuming the debt was converted at the balance sheet date.

The fair value of the derivative liability is determined using the lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the expected term, and the risk-free interest rate. A summary of the weighted average (in aggregate) significant unobservable inputs (Level 3 inputs) used in measuring the Company’s embedded conversion features that are categorized within Level 3 of the fair value hierarchy as of January 31, 2022 is as follows:

Embedded
Derivative Liability
As of January 31, 2022
Strike price	$9.00 - $17.80
Contractual term (years)	0.24 - 1.0 years
Volatility (annual)	99.70% - 126.9%
High yield cash rate	17.3% - 27.63%
Underlying fair market value	0.85
Risk-free rate	0.41% - 0.72%
Dividend yield (per share)	0%

NOTE 11 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 20,000,000 shares of Preferred Stock, having a par value of $0.001 per share.

Series A Preferred Stock

The Series A Preferred Stock has an automatic forced conversion into common stock upon the completion of the repurchase or extinguishing of all “toxic” debt (notes having conversion features tied to the Company’s common stock), the extinguishing of all other existing dilutive debt or equity structures, and total recapitalization of the Company. As of both January 31, 2022, and January 31, 2021 the Company had 0 shares of Series A Preferred issued and outstanding and 330,000 authorized with a par value of $0.001 per share.

At both January 31, 2022 and January 31, 2021, respectively, there were 20,000 and 20,000 Series B preferred shares outstanding. The Series B Preferred Stock have voting rights equal to 66.7% of the total voting rights at any time. There are no conversion rights granted holders of Series B Preferred shares, they are not entitled to dividends, and the Company does not have the right of redemption. Currently, there are 20,000 Series B preferred shares authorized and issued of the Series B Preferred Stock with a par-value of $0.001 per share.

At both January 31, 2022 and January 31, 2021, there were 7,250 and 7,250 Series C preferred shares outstanding, respectively. The Series C Preferred Stock have the right to convert into the common stock of the Company by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date. The holders of Series C Preferred shares are not entitled to dividends, and the Company does not have the right of redemption. Currently, there are 7,250 Series C preferred shares authorized and 7,250 shares issued with a par-value of $0.001 per share. The Series C Preferred Stock will convert before December 31, 2022.

At both January 31, 2022 and January 31, 2021, there were 870 Series D preferred shares authorized and outstanding, respectively which with a par value $.001. All shares of Series D Preferred Stock will rank subordinate and junior to all shares of Series A, B and C of Preferred Stock of the Corporation and pari passu with any of the Corporation’s preferred stock hereafter created as to distributions of assets upon dissolution or winding up of the Corporation, whether voluntary or involuntary. These shares are non-voting, do not receive dividends and are redeemable according to the terms set out below:

OPTIONAL REDEMPTION.

(1)  At any time, either the Corporation or the holder may redeem for cash out of funds legally available therefore, any or all of the outstanding Series D Preferred Stock (“Optional Redemption”) at $1,000 per share.

(2)  Should the Corporation exercise the right of Optional Redemption it shall provide each holder of Preferred Stock with at least 30 days’ notice of any proposed optional redemption pursuant this Section VI (an “Optional Redemption Notice”). Any optional redemption pursuant to this Section VI shall be made ratably among holders in proportion to the Liquidation Value of Preferred Stock then outstanding and held by such holders. The Optional Redemption Notice shall state the Liquidation Value of Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the Corporation to the holders at the address of such holder appearing on the register of the Corporation for the Preferred Stock. Within seven (7) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holders, and (B) the holders will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding. Notwithstanding anything to the contrary in this Designation, each holder may continue to convert Preferred Stock in accordance with the terms hereof until the date such Preferred Stock is actually redeemed pursuant to an Optional Redemption.

(3)  Should the holder exercise the right of Optional Redemption it shall provide the Corporation with at least 30 days’ notice of any proposed optional redemption pursuant this Section VI (an “Optional Redemption Notice”). The Optional Redemption Notice shall state the value of the Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the holder to the Corporation at the address of the Corporation for the Preferred Stock. Within seven (7) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holder, and (B) the holder will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding. Notwithstanding anything to the contrary in this Designation, each holder may continue to convert Preferred Stock in accordance with the terms hereof until the date such Preferred Stock is actually redeemed pursuant to an Optional Redemption.

The Series D Preferred Stock is not entitled to any pre-emptive or subscription rights in respect of any securities of the Corporation.

Neither the Company nor any Series D preferred stockholders has given notice to exercise the redemption as of January 31, 2022  or by the date  the financial statements were issued.

Because the holders of the Series D preferred stock have the right to demand cash redemption, the cumulative amount of the redemption feature is included in Temporary Equity as of January 31, 2022 and 2021.

Common Stock

The Company is authorized to issue 75,000,000 common shares at a par value of $0.000001 per share. These shares have full voting rights. The Company undertook a 10-1 reverse stock split on April 28, 2022. The share capital has been retrospectively adjusted accordingly to reflect these reverse stock splits. At January 31, 2022 and January 31, 2021 there were 341,023 and 142,716 shares outstanding and issuable, respectively.  No dividends were paid in the years ended January 31, 2022 or 2021. The Company’s articles of incorporation include a provision that the Company is not allowed to issue fractional shares. Included in the shares outstanding at January 31, 2022 are 1,875 issuable shares.

The Company issued the following shares of common stock in the year ended January 31, 2022:

● Conversion of $125,000 notes payable, $27,691 accrued interest, $8,750 of fees and $76,144 of derivative liability to 8,977 shares of common stock.

● The Company issued 172,300 shares for gross proceeds $3,039,925.

● The Company issued 6,301 shares with a fair value of $137,555 as payment for fees to consultants.

● The Company issued 10,729 shares to lenders as commitment fee with a relative fair value of $234,237.

The Company issued the following shares of common stock in the year ended January 31, 2021:

● Conversion of $24,803 notes payable, $19,933 accrued interest and $20,185 of derivative liability to 62,485 shares of common stock.

● The Company issued 17,500 shares for $350,000 as part of Regulation A filing. The company received $250,000 in cash proceeds with the remaining $100,000 recorded as share proceeds receivable.

● The Company issued 4,500 shares for fair value of $18,900 to repay accrued expenses related party.

● The Company issued 4,385 shares to various lenders for fees with a $35,060 charge to debt discount and a corresponding charge to paid-in capital.

Options and Warrants:

The Company has 75,000 options outstanding as of January 31, 2022 and nil as of January 31, 2021.

The Company recorded option and warrant expense of $1,263,500 and $0 for the years ended January 31, 2022 and January 31, 2021, respectively.

For the year ended January 31 ,2021 the Company issued the following warrants:

On July 27, 2021, the Company issued a warrant to Triton Funds LP (“Triton”) to acquire 30,000 shares of the Company’s common stock as part of the Common Stock Purchase Agreement with Triton which allows Triton to purchase shares of our common stock and which was included in the Registration Statement on Form S-1 the Company filed on August 5, 2021 and which went effective on August 18, 2021. The table A below provides the significant estimates used that resulted in the Company determining the fair value of the warrant at $600,000, which has been recorded as a deferred offering cost. At January 31,2022 the Company recorded $530,370 of the deferred offering costs against the total net proceeds received in paid -in capital, with the remaining $69,630 charged as interest expense.

At January 31, 2022 deferred offering cost are $23,000, related to an upcoming registration statement.

Table A

Expected volatility	2181%
Exercise price	$21.10
Stock price	$20.00
Expected life	3 years
Risk-free interest rate	0.37%
Dividend yield	0%

On August 26, 2021, the Company issued an option to a consultant to acquire 25,000 shares of the Company’s common stock. The table B-1 below provides the significant estimates used that resulted in the Company determining the fair value of the option at $512,500, which has been recorded as consulting fees.

Table B-1

Expected volatility	2,174%
Exercise price	$15.00
Stock price	$20.50
Expected life	3 years
Risk-free interest rate	0.46%
Dividend yield	0%

On October 14, 2021, the Company issued an option to the CEO to acquire 50,000 shares of the Company’s common stock. The table B-2 below provides the significant estimates used that resulted in the Company determining the fair value of the option at $585,000, which has been recorded as consulting fees.

Table B-2

Expected volatility	2,644%
Exercise price	$15.00
Stock price	$11.70
Expected life	2 years
Risk-free interest rate	0.36%
Dividend yield	0%

On January 27,2022, the Company issued a warrant to a lender to acquire 30,000 shares of the Company’s common stock. The table C below provides the significant estimates used that resulted in the Company determining the fair value of the warrant at $276,000, which has been recorded as interest.

Table C

Expected volatility	1,885%
Exercise price	$15.00
Stock price	$9.20
Expected life	3 years
Risk-free interest rate	1.43%
Dividend yield	0%

On November 12, 2021 as part of a loan agreement referred to in Note 9 issued warrant to purchase 90,000 common shares with a five year maturity and an exercise price of $15.00, and an additional warrant to purchase 90,000 common shares with a five year maturity and an exercise price of $15.00 to be cancelled and extinguished if the note is repaid on or prior to maturity.

The table D below provides the significant estimates used that resulted in the Company determining the fair value of the warrant at $2,073,053.

Table D

Expected volatility	304% - 311%
Exercise price	$15.00
Stock price	$9.00 - $18.80
Expected life	5 years
Risk-free interest rate	1.43%
Dividend yield	0%

For the year ended January 31 ,2021 the Company issued the following warrants:

● a warrant to acquire 95,000 shares of stock as part of a debt settlement transaction. The Warrant gives the holder the right to cash settle the warrants if a fundamental transaction as defined in the warrants occurs. However, a member of management and shareholder of the Company who controls approximately 60% of all voting shares would decide if a fundamental transaction would occur. The Company currently is not considering any fundamental transactions. Based on the above the Company used a Black Scholes model to record the value of the warrant. The warrants having a fair value of $351,500 was included as part of the consideration in the above mentioned debt settlement transaction with a corresponding increase in additional paid-in capital valued using the Black-Scholes option pricing model according to the following assumptions in the Table A below:

● warrants to a broker to acquire 550 common shares for a fair value of $13,470 recorded as general and administrative expenses with a corresponding increase in additional paid-in capital valued using the Black-Scholes option pricing model according to the following assumptions in the Table A below:

Table A

Expected volatility	415.5% - 506.8%
Exercise price	$4.00 - $45.00
Stock price	$3.70 - $27.00
Expected life	3 - 5 years
Risk-free interest rate	0.19% - 0.39%
Dividend yield	0%

The Company had the following options and warrants outstanding at January 31, 2022:

Issued To	# Warrants	Dated	Expire	Strike Price	Expired	Exercised
Lender	95,000	08/28/2020	08/28/2023	$4.00 per share	N	N
Broker	250	10/11/2020	10/11/2025	$45.00 per share	N	N
Broker	300	11/25/2020	11/25/2025	$30.00 per share	N	N
Triton	30,000	07/27/2021	07/27/2024	$21.10 per share	N	N
Consultant	25,000	08/26/2021	08/26/2024	$15.00 per share	N	N
Lender	90,000	11/12/2021	11/12/2026	$15.00 per share	N	N
Lender	90,000*	11/12/2021	11/12/2026	$15.00 per share	N	N
Lender	30,000	1/27/2022	1/27/2025	$15.00 per share	N	N
*	These warrants are extinguished if Company repays note by 11/12/2022 maturity.

The Company had the following fully vested options outstanding at January 31, 2022:

Issued To	# Options	Dated	Expire	Strike Price	Expired	Exercised
Consultant	25,000	8/26/2021	8/26/2024	$15.00 per share	N	N
T. Armes	50,000	10/14/2021	10/14/2023	$15.00 per share	N	N

The following table summarizes the activity of options and warrants issued and outstanding as of and for the year ended January 31, 2022 and 2021:

	Options	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding at January 31, 2020	—	$—	0.14	$2252.200
Granted	—	—	95,550	4.20
Exercised	—	—	—	—
Forfeited and canceled	—	—	(0.14)	(2252.200)
Outstanding at January 31, 2021	—	$—	95,550	$4.20
Granted	75,000	15.00	265,000	15.70
Exercised	—	—	—	—
Forfeited and canceled	—	—	—	—
Outstanding at January 31, 2022	75,000	$15.00	360,550	$12.64

NOTE 12 – INCOME TAXES

The Company has adopted ASC 740-10, “Income Taxes”, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset).  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The income tax expense (benefit) consisted of the following for the fiscal year ended January 31, 2022 and 2021:

	January 31, 2022	January 31, 2021
Total current	$—	$—
Total deferred	—	—
Income tax expense (benefit)	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following is a reconciliation of the expected statutory federal income tax provision to the actual income tax benefit for the fiscal year ended January 31, 2022(in thousands):

January 31, 2022
Federal statutory (benefit)	$(1,694,649)
Permanent timing differences	533,949
Other	239,700
Change in valuation allowance	921,000
Total	$—

For the year ended January 31, 2022, the expected tax benefit is calculated at the 2019 statutory rate of 21%.

For the year ended January 31, 2021, the expected tax benefit, temporary timing differences and long-term timing differences are calculated at the 21% statutory rate.

Significant components of the Company’s deferred tax assets and liabilities were as follows for the fiscal year ended January 31, 2022 and 2021:

	January 31, 2021	January 31, 2021
Deferred tax assets:
Net operating loss carryforwards	$1,860,000	$939,000
Total deferred tax assets	1,860,000	939,000

Deferred tax liabilities:
Depreciation	—	—
Deferred revenue	—	—
Total deferred tax liabilities	—	—

Net deferred tax assets:
Less valuation allowance	(1,860,000)	(939,000)
Net deferred tax assets (liabilities)	$—	$—

The Company has incurred losses since inception, therefore, the Company has no federal tax liability.  Additionally there are limitations imposed by certain transactions which are deemed to be ownership changes which occurred in the Company on November 29, 2018.  The net deferred tax asset generated by the loss carryforward has been fully reserved.  The cumulative net operating loss carryforward was approximately $8,860,000 at January 31, 2022.  The net operating loss carryforward that is available for carryforward for federal income tax purposes and begin to expire in 2039.

Although the Company has tax loss carry-forwards, there is uncertainty as to utilization prior to their expiration.  Accordingly, the future income tax asset amounts have been fully reserved by a valuation allowance.

The Company has maintained a full valuation allowance against its deferred tax assets at January 31, 2022 and 2021. A valuation allowance is required to be recorded when it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Since the Company cannot be assured of realizing the net deferred tax asset, a full valuation allowance has been provided.

The Company does not have any uncertain tax positions at January 31, 2022 and 2021 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Because the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available. If and when applicable, the Company will recognize interest and penalties as part of income tax expense.

During the fiscal year ended January 31, 2022 and 2021, the Company recognized no amounts related to tax interest or penalties related to uncertain tax positions. The Company is subject to taxation in the United States and various state jurisdictions. The Company currently has no years under examination by any jurisdiction.

On November 29, 2018, the Company consummated a share exchange agreement whereby there was a change of control and any net operating losses up to the date of the transaction were forfeited.

The Company’s tax returns for the years ended January 31, 2022, 2021, and 2020 are open for examination under Federal statute of limitations.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

On June 1, 2015, the Company entered into a 36-month lease agreement for its 2,590 sf office facility with a minimum base rent of $2,720 per month. The Company paid base rent and their share of maintenance expense of $0 and $43,200 related to this lease for the periods ended January 31, 2022 and 2021, respectively. The lease was on a month to month basis since the lease has not been renewed and the Company records the payments as rent expense. This lease has been terminated on December 31, 2020

On August 30, 2016, the Company entered into a 60-month lease agreement for its 3,554 sf warehouse facility starting in December 2016 with a minimum base rent of $2,132 and estimated monthly CAM charges of $1,017 per month. This lease is with a shareholder.

On July 1, 2018, the Company entered into a 60-month lease agreement with its minority shareholder for its 8,800 sf warehouse facility with a minimum base rent of $6,400 per month.

In September 2019 the Company entered into an operating lease for premises with an annual rent of $15,480, a three year term commencing September 1, 2019 to August 31, 2022 and a one year renewal option. On October 23, 2020 the Company and landlord terminated this lease effective February 29, 2020. There were no costs associated with the termination. The Company eliminated the operating lease asset and operating lease liability at termination which was $45,032.

In October 2019 the Company entered into an operating lease for a vehicle with an annual cost of $9,067 and a three year term. The company paid initial fees of $17,744 and will pay fees on lease termination of $395. On a straight-line basis these costs amount to $1,259 per month.

Maturity of Lease Liabilities	Operating Leases
January 31, 2023	$116,879
January 31, 2024	62,003
January 31, 2025	30,003
January 31, 2026	30,003
January 31, 2027	25,003
After January 31, 2027	—
Total lease payments	263,891
Less: Interest	(25,339)
Present value of lease liabilities	$238,552

The Company had total rent expense and operating lease cost of $133,562 and $164,095 for the years ended January 31, 2022 and 2021, respectively.

NOTE 14 – EARNINGS (LOSS) PER SHARE

The net income (loss) per common share amounts for the years ended January 31, 2022 and January 31, 2021 were determined as follows:

	For the Years Ended
	January 31,
	2022	2021
Numerator:
Net income (loss) available to common shareholders	$(8,069,756)	$1,187,176

Denominator:
Weighted average shares – basic	279,745	108,432

Net income (loss) per share – basic	$(28.85)	$10.95

Effect of common stock equivalents
Add: interest expense on convertible debt	83,502	259,086
Add: amortization of debt discount	918,462	326,238
Less: gain on settlement of debt on convertible notes	(556,661)	(4,835,429)
Add (Less): loss (gain) on change of derivative liabilities	(235,703)	845,586
Net income (loss) adjusted for common stock equivalents	(7,860,156)	(2,217,343)

Dilutive effect of common stock equivalents:
Convertible notes and accrued interest	—	40,417
Convertible Class C Preferred shares	—	363,154
Warrants and options	—	95,000

Denominator:
Weighted average shares – diluted	279,745	607,003

Net income (loss) per share – diluted	$(28.85)	$(3.65)

The anti-dilutive shares of common stock equivalents for the years ended January 31, 2022 and January 31, 2021 were as follows:

	For the Years Ended
	January 31,
	2022	2021
Convertible notes and accrued interest	290,374	—
Convertible Class C Preferred shares	896,892	—
Options	75,000	—
Warrants	320,550	—
Total	1,582,816	—

NOTE 15 – RELATED PARTY TRANSACTIONS

As of January 31, 2022 and 2021, the Company had $46,173 and $106,173, respectively, of related party accrued expenses related to accrued compensation for employees and consultants. During the year ended January 31, 2022 shareholders loaned $119,476 to the Company. The loans are non-interest-bearing and have no specified repayment terms. During the year ended January 31, 2021 the Company issued 4,500 shares of common stock for a fair value of $18,900 and 100 Class C preferred share at a fair value of $11,177 to repay Accrued Expenses- Related Party.

NOTE 16 – SUBSEQUENT EVENTS

Subsequent to January 31, 2022 through to May 9, 2022 the Company entered into the following transactions:

●	On February 1, 2022, Series C Preferred shareholders converted all of the outstanding Series C Preferred shares totaling 7,250 Series C Preferred shares in exchange for 905,111 common shares. The conversion is based on 2.63 multiplied by the outstanding shares per the transfer agent at the conversion date.

●	On February 14, 2022, the Company issued a convertible note for $,200,000, maturing August 14, 2022 an interest rate of 12%. The Company received $979,000 in cash proceeds, recorded an original issue discount of $120,000 and transaction fees of $101,000. As part of the loan, the Company issued 115,000 shares with a fair value of $782,000 and with a warrant to purchase 120,000 restricted common stock shares with a five year exercise period maturity and an exercise price of $15.00, having a fair value of $816,000. The discount will be amortized over the term of the loan. The note is convertible only in the event of default, including if the loan is not repaid at maturity. The conversion price is the lower of the lowest trading price i) previous 20 trading days before issuance date or ii) previous 20 trading days before conversion date. The loan maturity may be extended by an additional six months at the Company’s option. If the loan is not extended, then 60,000 out of the 115,000 shares issued will be cancelled.

●	On February 25, 2022, the Company issued a convertible note for $350,000, maturing August 25, 2022 an interest rate of 12%. The Company received $294,000 in cash proceeds, recorded an original issue discount of $35,000 and transaction fees of $21,000. As part of the loan the Company issued 33,542 restricted common stock shares with a fair value of $181,125 and with a warrant to purchase 35,000 common shares with a five year exercise period and an exercise price of $15.00, having a fair value of $189,000. The discount will be amortized over the term of the loan. The note is convertible only in the event of default, including if the loan is not repaid at maturity. The conversion price is the lower of the lowest trading price i) previous 20 trading days before issuance date or ii) previous 20 trading days before conversion date. The loan maturity may be extended by an additional six months at the Company’s option. If the loan is not extended, then 17,500 out of the 33,542 shares issued will be cancelled.

●	On February 25, 2022, the Company issued a convertible note for $150,000, maturing August 25, 2022 an interest rate of 12%. The Company received $119,250 in cash proceeds, recorded an original issue discount of $15,000 and transaction fees of $15,750. As part of the loan the Company issued 14,400 restricted common stock shares with a fair value of $77,760 and with a warrant to purchase 15,000 common shares with a five year exercise period and an exercise price of $15.00, having a fair value of $81,000. The discount will be amortized over the term of the loan. The note is convertible only in the event of default, including if the loan is not repaid at maturity. The conversion price is the lower of the lowest trading price i) previous 20 trading days before issuance date or ii) previous 20 trading days before conversion date. The loan maturity may be extended by an additional six months at the Company’s option. If the loan is not extended, then 7,500 out of the 14,400 shares issued will be cancelled.

●	On March 9, 2022, the Company issued a convertible note for $200,000, maturing October 9, 2022 an interest rate of 12%. The Company received $168,000 in cash proceeds, recorded an original issue discount of $20,000 and transaction fees of $12,000. As part of the loan the Company issued restricted common stock 19,200 shares with a fair value of $138,240 and with a warrant to purchase 20,000 common shares with a five year exercise period and an exercise price of $15.00, having a fair value of $144,000. The discount will be amortized over the term of the loan. The note is convertible only in the event of default, including if the loan is not repaid at maturity. The conversion price is the lower of the lowest trading price i) previous 20 trading days before issuance date or ii) previous 20 trading days before conversion date. The loan maturity may be extended by an additional six months at the Company’s option. If the loan is not extended, then 10,000 out of the 19,200 shares issued will be cancelled.

●	On March 9, 2022, the Company issued another convertible note for $200,000, maturing October 9, 2022 an interest rate of 12%. The Company received $168,000 in cash proceeds, recorded an original issue discount of $20,000 and transaction fees of $12,000. As part of the loan the Company issued 19,200 restricted common stock shares with a fair value of $138,240 and with a warrant to purchase 20,000 common shares with a five year exercise period and an exercise price of $15.00, having a fair value of $144,000. The discount will be amortized over the term of the loan. The note is convertible only in the event of default, including if the loan is not repaid at maturity. The conversion price is the lower of the lowest trading price i) previous 20 trading days before issuance date or ii) previous 20 trading days before conversion date. The loan maturity may be extended by an additional six months at the Company’s option. If the loan is not extended, then 10,000 out of the 19,200 shares issued will be cancelled.

The Company changed its name to Auto Parts 4Less Group, Inc. and has done a reverse stock split exchanging 10 common shares for 1 common share, both effective April 28, 2022.

The 4Less Group, Inc.

PROSPECTUS

______________ Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Sole Book-Running Manager

Maxim Group LLC

_______________, 2022

Through and including _______________, 2022 (the 25th day after the date of this prospectus), ____________ all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

- prospectus cover page -

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee and the FINRA filing fee.

Securities and Exchange Commission registration fee	$2,665
Nasdaq listing fees	$50,000
FINRA filing fee	$10,000
Accounting and auditor fees and expenses	$50,000
Legal Fees	$26,000
Expenses of Underwriter	$100,000
Miscellaneous	$10,000
Total	$248,665

Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

None.

Exhibits and Financial Statement Schedules

Exhibit #	Description
1.1	Form of Underwriting Agreement **
3.1	Articles of Incorporation dated November 27, 2007, filed with the State of Nevada on December 5, 2007 (previously filed with the SEC on July 22, 2008 as Exhibit 3.1 to Form S-1 dated July 21, 2008)
3.2	Certificate of Amendment to Articles of Incorporation effective date January 15, 2010, filed with the State of Nevada on December 16, 2009 (previously filed with the SEC on January 7, 2010 as Exhibit 3.1 to Form 8-K dated January 7, 2010)
3.3	Certificate of Correction dated January 4, 2010, filed with the State of Nevada on January 4, 2010 (previously filed with the SEC on January 7, 2010 as Exhibit 3.2 to Form 8-K dated January 7, 2010)
3.4	Bylaws of the Company dated November 27, 2007, filed with the State of Nevada on December 5, 2007 (previously filed with the SEC on July 22, 2008 as Exhibit 3.2 to Form S-1 dated July 21, 2008)
3.5	Certificate of Amendment to Articles of Incorporation **
4.1	Amended and Restated and Restated Certificate – Preferred C Stock (previously filed with the SEC on July 15, 2021 on Form 8-K as Exhibit 4.1)
4.2	Certificate of Rights and Preferences – Preferred A Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.1)
4.3	Certificate of Rights and Preferences – Preferred B Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.2)
4.4	Certificate of Rights and Preferences – Preferred C Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.3)
4.5	Certificate of Rights and Preferences – Preferred D Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.4)
4.6	Form of Common Stock Purchase Warrant **
4.7	Form of Warrant Agent Agreement **
4.8	Form of Representative’s Warrant **
5.1	Opinion of Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. dated August 29, 2022 *
14	Code of Ethics *
21	List of Subsidiaries (previously filed with the SEC as Exhibit 21 to Form S-1 dated September 5, 2021)
23.1	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1)
23.2	Consent of LJ Soldinger dated August 29, 2022 *
99.1	Consent of Sheldon Reinhart *
99.2	Consent of Roger P. Schrum *
99.3	Consent of Danny Johnson, Jr. *
99.4	Consent of Ken Kaufman *
99.5	Audit Committee Charter *
99.6	Nominating Committee Charter *
99.7	Compensation Committee Charter *
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document. *
101.SCH	Inline XBRL Taxonomy Extension Schema Document *
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document *
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document *
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document *
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101) *
107	Calculation of Filing Fee Tables *

__________

* Filed herein

** To be filed by amendment

Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offerings made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) if the issuer is relying on Rule 430B:

(i) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on August 29, 2022.

By:	/s/ Tim Armes
Tim Armes Chief Executive Officer Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the date indicated above.

By:	/s/ Tim Armes
Tim Armes, Director

By:	/s/ Tim Armes
Tim Armes Chief Executive Officer Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)